UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FirstEnergy Corp.

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Preliminary Copy

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that FirstEnergy Corp. intends to release definitive copies of this Proxy Statement to security holders on [April 1], 2019.

2019 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ANNUAL MEETING DATE MAY 21, 2019 FIRST ENER

Our mission we are a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our community stronger. our core values what matters to us: safety customers diversity & Inclusion Innovation Performance Social Responsibility Teamwork Behaviors How employees contribute to our success: Courage Integrity Openness Ownership Trust

Message to Our Shareholders

[April 1, 2019]

Dear Fellow Shareholders:

On behalf of the FirstEnergy Board of Directors and management, we thank you for your continued investment in FirstEnergy and for the confidence you have in your Board to oversee our shareholders’ interests in our business.

Last year in this letter, we talked about your Board’s composition, our commitment to ongoing shareholder outreach and engagement, and our strong corporate governance practices.  We also talked about the implementation of our regulated strategy, which is designed to transform your Company into a high-performing, fully regulated utility with well-defined growth opportunities.  Your Board and management remain highly engaged in this important work and are optimistic about the future.

In the accompanying proxy statement, we address the recent developments at your Company that demonstrate our ongoing commitment to strong corporate governance, including:

•	Shareholder Outreach and Engagement

Your Board listens to our shareholders and considers their views when making decisions in the boardroom. We accomplish this primarily through a robust, year-round shareholder outreach and engagement program in partnership with your Company’s management. Please refer to page [4] of the accompanying proxy statement for a discussion of this program.

•	Board Oversight of Corporate Social Responsibility

Our approach to environmental, social and governance (“ESG”) and sustainability is rooted in our mission statement, our core values and our behaviors.  Our commitment extends beyond our products and services to include addressing economic, social, and environmental-related initiatives in our service area.

Recently, your Board’s Corporate Governance Committee enhanced its charter to include oversight of sustainability and corporate responsibility.  Pursuant to its charter, the Committee reviews and provides guidance on your Company’s corporate citizenship practices, including sustainability, environmental and corporate social responsibility initiatives. Please refer to page [2] of the accompanying proxy statement for a further discussion of your Board’s focus on this important area.

Further, the Compensation Committee has emphasized social responsibility at your Company, enhancing the safety-related incentive goals, reaffirming the environmental compliance goals, and introducing goals related to diversity and inclusion. As outlined in the executive compensation section of the attached proxy statement, a majority of our operational goals in the short-term incentive compensation program are linked to environmental, social and governance factors.

•	Our Path Forward

Your Company is focused on completing its transformation into a premier, customer-focused, pure-play regulated utility. Your Board provides strategic oversight to help FirstEnergy implement its long-term, sustainable growth platform, fulfill its mission to make customers’ lives brighter, the environment better and communities stronger, and offer a competitive dividend to shareholders. Your Board continues to have strong confidence in our talented management team and the objectives to implement this regulated growth strategy, which is discussed further in our 2018 Annual Report to Shareholders. We encourage you to read more about your Board, our corporate governance practices, and our executive compensation programs in the accompanying proxy statement. We are grateful for your support of your Company and your Board and thank you in advance for voting promptly.

Sincerely,
Charles E. Jones President and Chief Executive Officer	Donald T. Misheff Board Chairman

 Notice of Annual Meeting of Shareholders

Date and Time	Location	Record Date
Tuesday, May 21, 2019 8:00 a.m. ET	John S. Knight Center 77 E. Mill Street Akron, OH 44308	March 22, 2019

Agenda

•

Elect the 11 nominees named in the accompanying proxy statement to the Board of Directors to hold office until the 2020 Annual Meeting of Shareholders and until their successors shall have been elected;

•	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019;
•	Approve, on an advisory basis, named executive officer compensation;
•

Approve a management proposal to amend the Company’s Amended Articles of Incorporation, as amended (the “Amended Articles of Incorporation”) and Amended Code of Regulations, as amended (the “Amended Code of Regulations”) to replace existing supermajority voting requirements with a majority voting power threshold;

•	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections;
•	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access;
•	Vote on one shareholder proposal, if properly presented at the Annual Meeting; and
•	Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

Please carefully review this notice, the Company’s Annual Report to Shareholders for the year ended December 31, 2018 (the “2018 Annual Report”) and the accompanying proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form or Notice of Internet Availability of Proxy Materials to ensure your representation at the Annual Meeting. Only shareholders of record as of the close of business on March 22, 2019, or their proxy holders, may vote at the Annual Meeting. If you plan to attend the Annual Meeting, you must register in advance. See the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the accompanying proxy statement for instructions on how to register.

On behalf of the Board of Directors, Ebony L. Yeboah-Amankwah Vice President, Deputy General Counsel, Corporate Secretary & Chief Ethics Officer Akron, Ohio

This notice and accompanying proxy statement are being mailed or made available to shareholders on or about [April 1], 2019.

Important Notice Regarding Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 21, 2019. The accompanying proxy statement and the 2018 Annual Report are available at www.ReadMaterial.com/FE.

Important Note Regarding Voter Participation. Please take time to vote your shares!

Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting of Shareholders except for the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Your broker does not have the discretion to vote your shares on any other matters without specific instruction from you to do so.

  Appendices

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations Relating to the Replacement of Existing Supermajority Voting Requirements with a Majority Voting Power Threshold as Permitted under Ohio Law

A-1

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations to Implement Majority Voting for Uncontested Director Elections	B-1

Proposed Amendment to Amended Code of Regulations to Implement Proxy Access	C-1

Proxy Statement Summary

2019 Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”)

•	Time and Date: 8:00 a.m., Eastern time, on Tuesday, May 21, 2019
•	Location: John S. Knight Center, 77 E. Mill Street, Akron, Ohio
•	Record Date: March 22, 2019
•

Voting: Shareholders of record of FirstEnergy Corp. (“FirstEnergy”, the “Company”, “we”, “us” or “our”) common stock as of the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and they or their proxy holders may vote their shares at the Annual Meeting.

•

Admission: If you plan to attend the Annual Meeting, you must register in advance. For instructions on how to register, see the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below.

Voting Matters

Item 1	Elect the 11 nominees named in this proxy statement to the Board of Directors. Refer to page [24] for more detail. ✓Your Board recommends you vote FOR this item.	Item 2

Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019. Refer to page [25] for more detail.

✓Your Board recommends you vote FOR this item.

Item 3	Approve, on an advisory basis, named executive officer compensation. Refer to page [26] for more detail. ✓Your Board recommends you vote FOR this item.	Item 4	Approve a management proposal to implement a majority voting power threshold. Refer to page [27] for more detail. ✓Your Board recommends you vote FOR this item.

Item 5	Approve a management proposal to implement majority voting for uncontested director elections. Refer to page [29] for more detail. ✓Your Board recommends you vote FOR this item.	Item 6	Approve a management proposal to implement proxy access. Refer to page [31] for more detail. ✓Your Board recommends you vote FOR this item.

Item 7	Shareholder Proposal. Refer to page [33] for more detail. X Your Board recommends you vote AGAINST this shareholder proposal.

i

How to Cast Your Vote

Your vote is important! Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

Do you hold shares directly with FirstEnergy or in the FirstEnergy Corp. Savings Plan?
Use the internet at www.cesvote.com	Call toll-free at 1-888-693-8683	Mail by returning your proxy card/ voting instruction form(1)
Do you hold shares through a bank, broker or other institution (beneficial ownership)? (2)
Use the internet at www.proxyvote.com	Call toll-free at 1-800-454-8683	Mail by returning your proxy card/ voting instruction form

(1)  If your envelope is misplaced, send your proxy card to Corporate Election Services, Inc., your Company’s independent proxy tabulator and
    Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

(2) Not all beneficial owners may be able vote at the web address and phone number provided above. If your control number is not recognized, please refer to your voting instruction form for specific voting instructions.

Please follow the instructions provided on your proxy card/voting instruction form (the “proxy card”), Notice of Internet Availability of Proxy Materials, or electronic or other communications included with your proxy materials. Also refer to the “How You Can Vote” section of the “Questions and Answers about the Annual Meeting” on Page [89] for more details. All shareholders of record may vote in person at the annual meeting. Beneficial owners may vote in person at the meeting as described in response to Question [13] on Page [93].

You may have multiple accounts and therefore receive more than one proxy card or voting instruction form and related materials. Please vote each proxy card and voting instruction form that you receive.

Board Nominees

The following table provides summary information about each member of your Board of Directors (your “Board”) standing for election to your Board. Each member stands for election annually.

				Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Corporate Governance, Sustainability and Corporate Responsibility	Finance[1]	Nuclear	Number of Other Public Company Boards[2]

Michael J. Anderson	67	2007	Yes			Chair	●		1

Steven J. Demetriou	60	2017	Yes		●		●		1

Julia L. Johnson	56	2011[3]	Yes			●		●	3

Charles E. Jones	63	2015	No						0

Donald T. Misheff	62	2012	Yes	●		●			2

Thomas N. Mitchell	63	2016	Yes			●		Chair	0

James F. O’Neil III	60	2017	Yes	Chair				●	3

Christopher D. Pappas	63	2011[3]	Yes		Chair		●		2

Sandra Pianalto	64	2018	Yes		●		●		3

Luis A. Reyes	67	2013	Yes			●		●	0

Leslie M. Turner	61	2018	Yes	●	●				0

[1]

Mr. Paul Addison is the Finance Committee Chair who will retire from your Board as of the 2019 Annual Meeting.  It is anticipated that your Board will appoint a new Finance Committee Chair at its scheduled May Organizational meeting.

[2]	As defined under New York Stock Exchange Listed Company Manual Section 303A Corporate Governance Standards Frequently Asked Questions.
[3]	Ms. Johnson and Mr. Pappas were previously directors of Allegheny Energy Inc. (“Allegheny Energy”), which merged with your Company in 2011.

As previously disclosed, Mr. Paul Addison and Dr. Jerry Sue Thornton will retire from your Board as of the 2019 Annual Meeting in accordance with the mandatory retirement age provisions of our Corporate Governance Policies and were not nominated by your Board for election at the Annual Meeting. The size of your Board, which is currently set at 13, will be reduced to 11 as of the Annual Meeting.

Key Facts About Your Board

We seek to maintain a well-rounded and diverse Board representing a wide breadth of experience and perspectives that balances the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. Below are highlights regarding our 11 director nominees standing for election to your Board and our Board meetings held in 2018.

[1] Service with your Company does not include service by Ms. Johnson and Mr. Pappas as directors of Allegheny Energy, which merged with your Company in 2011.

Corporate Governance Highlights

Your Company is committed to strong corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Highlights include:

Independent Oversight	Board and Committee Oversight

•  Separate Board Chairman and Chief Executive Officer (our “CEO”)

•  Independent Board Chairman

•  All directors are independent, other than the CEO

•  Board committees are comprised entirely of independent directors

•  Independent directors regularly hold executive sessions without management at Board and committee meetings

•  Enterprise risk oversight by full Board and its committees

•  Corporate Governance, Sustainability and Corporate Responsibility Committee oversees corporate citizenship practices including environmental, social and governance (“ESG”) and sustainability initiatives

•  Audit Committee oversees risks related to cybersecurity, among other matters including financial statements and compliance

•  Compensation Committee ensures alignment between pay and performance

Shareholder Rights and Accountability	Board Practices

•  Annual election of all directors

•  Shareholders of 25 percent or more shares outstanding and entitled to vote may call a special meeting

•  Clear, effective process for shareholders to raise concerns to your Board

•  Director Resignation Policy requiring any director nominee in an uncontested director election who receives a majority of withheld votes to tender his or her resignation

•  Direct investor relations and governance engagement and outreach to shareholders

•  Advisory vote on named executive officer compensation is held on an annual basis, consistent with the shareholder advisory vote on frequency

•  Consideration of your Board’s ethnic and gender diversity, age, experience and skills and other attributes when evaluating nominees for your Board

•  A robust annual evaluation process: full Board evaluation including third-party interviews, Board committee evaluations and individual director evaluations

•  Mandatory director retirement age of 72 pursuant to our Corporate Governance Policies

•  Policy to consider diversity for director candidates

•  Goal to have at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future

•  Corporate Governance, Sustainability and Corporate Responsibility Committee and full Board engage in rigorous director succession planning

•  Comprehensive director orientation and continuing education

•  Robust stock ownership guidelines

•  Anti-Hedging and Anti-Pledging Policies

•  No poison pill

Our corporate governance practices are described in greater detail in the “Corporate Governance and Board of Directors Information” section beginning on page [1].

Executive Compensation Highlights

Under our compensation design, the percentage of pay that is based on performance increases as executives’ responsibilities increase. As shown in the charts below, of base salary, STIP and LTIP, approximately 87% of the CEO’s total target pay and 74% of our NEO average target pay is variable and could be reduced to zero if performance metrics are not met.

CEO 2018 Pay Mix at Target	Other NEOs 2018 Pay Mix at Target	Mr. Schneider’s 2018 Pay Mix at Target

We believe what we do and don’t do with respect to executive compensation aligns with the long-term interests of our shareholders and with commonly viewed best practices in the market.

What We Do	What We Don’t Do

✓    Pay-for-performance

✓    Caps on short-term and long-term incentive awards

✓    Non-overlapping financial performance measures in our short- and long-term incentive plans

✓    Robust stock ownership guidelines

✓    Clawback policy

✓    Mitigate undue risk in compensation programs

✓    Annual Say-on-Pay vote

✓    Double-trigger CIC provisions

✓    Independent compensation consultant for the Compensation Committee with only independent directors

✓    Beginning in 2018, LTIP is capped at 100% if absolute TSR over the LTIP performance period is negative

    No executive hedging or pledging allowed

    No employment agreements

    No tax gross-ups for our NEOs

    No repricing of underwater stock options without shareholder approval

    No excessive perquisites

    No payment of dividends on unearned shares

    No new entrants in the Supplemental Executive
Retirement Plan (“SERP”) – SERP closed since 2014

Our executive compensation practices are described in greater detail in the “Executive Compensation” section beginning on page [35].

017 outreach focused on the top 100 outreach focused on the top 100 shareholders, representing nearly 54% of our outstanding shares at that time Extensive Fall 2017 outreach efforts included in-person discussions and phone calls with many of our top 25 shareholders, who held almost 45% of our outstanding shares (see page [x]) Based on our shareholder engagement, we have made substantial and proactive changes to our incentive compensation programs to better align pay and performance and address shareholder concerns (see page [x]) We acknowledge the overhang on our stock price as we transition away from commodity exposed generation Given that our executives met rigorous financial and operational goals, the compensation programs ending in 2017 resulted in above-target payouts to NEOs (see page [x])

Environmental, Social & Governance (“ESG”) Overview

Built upon the pillars of your Company’s Mission Statement, our ESG strategy to inform, engage and achieve results is rooted in strong corporate governance practices and policies. In 2018, FirstEnergy reinforced its focus on ESG efforts by enhancing the responsibilities of the Corporate Governance, Sustainability and Corporate Responsibility Committee, as well as forming a Sustainability Group in our Strategy Organization. In 2019, we’re focusing on additional initiatives to inform, engage and achieve our sustainability goals, and to demonstrate our commitment to delivering Energy for a Brighter Future to all of our stakeholders.

Inform

We recognize it is vitally important to keep our stakeholders informed on sustainability-related issues, including ESG activities and disclosures.  We keep stakeholders informed about your Company’s efforts through key sustainability reports and disclosures, such as:

•	[Climate Report: Energy for a Brighter Future]
•	CDP (formerly Carbon Disclosure Project) Climate and CDP Water Reports
•	Edison Electric Institute (EEI) ESG/Sustainability Template
•	Corporate Sustainability Report Update Expected in 2019

Engage

It is our responsibility to educate and engage stakeholders on sustainability initiatives and achievements, including ESG.  Through our commitment in these areas, we have opportunities to reinforce the FirstEnergy brand and build our reputation as a good corporate citizen.  This is accomplished through:

•

Internal efforts centered around the pillars of our Mission Statement (employees, customers, communities and the environment), including a program that tracks our employees’ volunteer efforts as well as a waste reduction initiative.

•	Further developing our relationships with external ESG/sustainability rating and reporting groups.

Achieve

A key component of FirstEnergy’s success is our ability to measure the progress and impact of our efforts and initiatives through the development and tracking of internal and external sustainability goals as well as providing oversight and governance.  Developing goals and tracking our progress toward achieving those goals demonstrates our commitment to sustainability and our mission, including:

•

Continuing to make progress toward our goal of reducing carbon dioxide (CO2) emissions companywide by at least 90 percent below 2005 levels by 2045.  Through 2018, we have achieved 62 percent of that goal, primarily due to plant retirements and asset sales.

•	Incentivized our workforce to achieve ESG related goals. Many of the operational goals in our short-term incentive compensation programs are linked to ESG factors, for example:
•

Enhanced safety related goals in the short-term incentive program in 2018 by incorporating Days Away Restricted or Transferred (“DART”) Rate and Life Changing Events (“LCEs”), while also maintaining Occupational Safety and Health Administration (“OSHA”) reportable incidents as a metric.

•

Diversity & Inclusion (“D&I”) goals in the short-term incentive program in 2018 focus on diverse succession planning, diverse professional hiring, and improvement on inclusion as measured through a survey score.

•	Our Operations Index in the short-term incentive program continues to focus on quality customer service and reliability, first call resolution and environmental excursions.

Ensuring Strong ESG Corporate Governance Practices and Policies

A key driver and component of our success is a strong foundation of Corporate Governance practices and policies that promotes transparency, accountability and engagement exemplified by your Board. As further discussed earlier in the Proxy Statement Summary and in the Corporate Governance and Board of Directors Information section your Board has:

•Since 2014, elected seven new directors, six of whom are standing for re-election at the Annual Meeting, and continued to increase your Board’s ethnic and gender diversity.

•Added responsibilities to the Corporate Governance, Sustainability and Corporate Responsibility Committee to reflect efforts on sustainability and corporate responsibility, specifically including ESG topics.

•Ensured risk oversight is conducted by the full Board and its committees.

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Note About Forward-Looking Statements

Forward-Looking Statements: This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available. Unless the context requires otherwise, as used herein, references to “we,” “us,” “our,” and “FirstEnergy” refer to FirstEnergy Corp. Forward-looking statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations, and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit from commodity-based generation; the risks associated with the Chapter 11 bankruptcy proceedings involving FirstEnergy Solutions Corp. (FES), its subsidiaries, and FirstEnergy Nuclear Operating Company (FENOC) (FES Bankruptcy) that could adversely affect FirstEnergy, FirstEnergy’s liquidity or results of operations, including, without limitation, that conditions to our settlement agreement with respect to the FES Bankruptcy settlement agreement may not be met or that such settlement agreement may not be otherwise consummated, and if so, the potential for litigation and payment demands against us by FES, FENOC or their creditors; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, our strategy to operate and grow as a fully regulated business, to execute our transmission and distribution investment plans, to continue to reduce costs through FE Tomorrow, which is the FirstEnergy initiative launched in late 2016 to identify our optimal organization structure and properly align corporate costs and systems to efficiently support FirstEnergy as a fully regulated company going forward, and other initiatives, and to improve our credit metrics, strengthen our balance sheet and grow earnings; legislative and regulatory developments at the federal and state levels, including, but not limited to, matters related to rates, compliance and enforcement activity; economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers' demand for power, including, but not limited to, the impact of state and federal energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes to federal and state environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the risks associated with the decommissioning of the retired nuclear facility owned by FirstEnergy subsidiaries; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; labor disruptions by the unionized workforce of FirstEnergy subsidiaries; changes to significant accounting policies; any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, adopted December 22, 2017, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission (SEC) filings. Dividends declared from time to time on FirstEnergy’s common stock, and thereby on FirstEnergy’s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy’s SEC filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with any subsequent Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Corporate Governance and Board of Directors Information

Board Leadership Structure

The positions of CEO and Chairman of the Board are separated. Our Amended Code of Regulations and Corporate Governance Policies do not require that your Chairman of the Board and CEO positions be separate, and your Board has not adopted a specific policy or philosophy on whether the role of the CEO and Chairman of the Board should remain separate. However, having a separate Chairman of the Board and CEO has typically allowed your CEO to focus more time on our day-to-day operations and, in your Board’s judgement, is appropriate at this time.

Your Board schedules regular executive sessions for your independent directors to meet without management participation. Because an independent director is required to preside over each such executive session of independent directors, we believe it is more efficient and appropriate to have your independent Chairman of the Board preside over all such meetings.

Board Composition and Refreshment

Your Board is comprised of individuals who are highly-qualified, diverse, and independent (other than Mr. Jones, who is not considered independent because of employment with your Company). Your Board’s succession planning takes into account the importance of Board refreshment and having an appropriate balance of experience and perspectives on your Board. As further discussed in the “Director Qualifications” section of this proxy statement, your Board and the Corporate Governance, Sustainability and Corporate Responsibility Committee recognizes that the racial, ethnic and gender diversity of your Board, as well as diversity of thought, background and experiences, are an important part of its analysis as to whether your Board possesses a variety of complementary skills and experiences. Accordingly, your Board has set a goal that it will be composed of at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future.

We have regularly added directors who we believe infuse diversity, new ideas and fresh perspectives into the boardroom. Since the beginning of 2014, your Board has added seven new Board members, six of which are currently standing for election as director nominees. The result is more than half of your Board’s director nominees have tenure of five years or less. During this time, your Board added three directors, two of which are currently standing for election, that further diversified your Board. Also, in connection with our mandatory retirement age of 72 for outside directors described below, our longest tenured director will retire from your Board as of the Annual Meeting.

Board Oversight

Risk Management

Your Company faces a variety of risks and recognizes that the effective management of those risks contributes to the overall success of your Company. Your Company has implemented a process to identify, prioritize, report, monitor, manage, and mitigate its significant risks. A management Risk Policy Committee, consisting of the Chief Risk Officer and senior executive officers, provides oversight and monitoring to ensure that appropriate risk policies are established and carried out and processes are executed in accordance with selected limits and approval levels. Other management committees exist to address topical risk issues. Timely reports on significant risk issues are provided as appropriate to employees, management, senior executive officers, respective Board committees, and the full Board. The Chief Risk Officer also prepares enterprise-wide risk management reports that are presented to the Audit Committee, the Finance Committee and your Board.

Your Board administers its risk oversight function through the full Board, as well as through the various Board committees. Specifically, your Board considers risks applicable to your Company at each meeting in connection with its consideration of significant business and financial developments of your Company. Also, the Audit Committee Charter requires the Audit Committee to oversee, assess, discuss, and generally review your Company’s policies with respect to the assessment and management of risks, including risks related to the financial statements and financial reporting process of the Company, credit risk, liquidity and commodity market risks, and risks related to cybersecurity. The Audit Committee also reviews and discusses with management the steps taken to monitor, control, and mitigate such exposures. Through this oversight process, your Board obtains an understanding of significant risk issues on a timely basis, including the risks inherent in your Company’s strategy. In addition, while your Company’s Chief Risk Officer administratively reports to your Chief Financial Officer (your “CFO”), he also has full access to the Audit Committee and Finance Committee and is scheduled to attend each of their committee meetings.

1	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

In addition to the Audit Committee’s role in risk oversight, our other Board committees also play a role in risk oversight within each of their areas of responsibility. Specifically, the Compensation Committee reviews, discusses, and assesses risks related to compensation programs, including incentive compensation and equity-based plans, as well as the relationship between our risk management policies and practices and compensation. See also, “Risk Assessment of Compensation Programs” found in the “Compensation Discussion and Analysis” (the “CD&A”) section in this proxy statement. The Corporate Governance, Sustainability and Corporate Responsibility Committee considers risks related to corporate governance, including Board and committee membership, Board effectiveness, and related person transactions. The Finance Committee evaluates risks relating to financial resources and strategies, including capital structure policies, financial forecasts, budgets and financial transactions, commitments, expenditures, long and short-term debt levels, dividend policy, issuance of securities, exposure to fluctuation in interest rates, share repurchase programs and other financial matters deemed appropriate by your Board. The Nuclear Committee considers the risks associated with the safety, reliability, and quality of certain nuclear operations. Further, day-to-day risk oversight is conducted by our Corporate Risk department and our senior management and is shared with your Board or Board committees, as appropriate. We believe that your Board’s role in risk oversight is consistent with and complemented by your Board’s leadership structure. In addition, the section in this proxy statement entitled “Board Leadership Structure” provides information relating to our separation of the Chairman of the Board and CEO positions.

Cybersecurity

FirstEnergy is committed to protecting its employees, customers, facilities, and the ongoing reliability of its electric system. We work closely with state and federal agencies and our peers in the electric utility industry to identify physical and cyber security risks, exchange information, and put safeguards in place to comply with strict reliability and security standards. From a security standpoint, no other industry – including gas pipelines – is as heavily regulated as the electric utility sector. We have comprehensive cyber and physical security plans in place, but we don’t publicly disclose details about these measures that could aid those who want to harm our customers and our employees.

Your Board has identified cybersecurity as a key enterprise risk. As a result, the Audit Committee reviews our cybersecurity risk management practices and performance, primarily through reports provided by management. The Audit Committee also reviews and discusses with management the steps taken to monitor, control, and mitigate such exposure. Your Board and certain committees receive cybersecurity updates from the Chief Information Officer at least once a year, and more frequently as needed. Among other things, these reports have focused on incident response management and recent cyber risk and cybersecurity developments.

Security enhancements are also a key component of FirstEnergy’s Energizing the Future transmission investment program. Since 2014, your Company has invested heavily in layered security measures that use both technology and hard defenses to protect critical transmission facilities and our digital communications networks.

Corporate Responsibility

Corporate responsibility is a core value of your Company. Your Company is focused on delivering strong financial results and providing top-tier reliability to our customers, but we are also committed to doing so in a way that respects the communities and environments in which we operate.

We continue to reaffirm our focus on corporate responsibility issues as they relate to our business strategy, reputation and key stakeholders. For example, in 2018, the Corporate Governance Committee was renamed the Corporate Governance, Sustainability and Corporate Responsibility Committee and related responsibilities were added to the committee’s charter regarding corporate responsibility.

Public Policy and Engagement

We have a decision-making and oversight processes in place for political contributions and expenditures. Our Corporate Political Activity Policy available on our website describes the criteria for certain political contributions and ballot initiative expenditures and the process for approving such contributions and expenditures. Also, your Board’s Corporate Governance, Sustainability and Corporate Responsibility Committee periodically reviews this policy and related practices as well as dues and/or contributions to industry groups and trade associations.

Based on feedback from our shareholder engagement and outreach, we recently expanded our website disclosure to include reports on federal and state level lobbying, as well as, the lobbying portion of certain trade association dues.

2	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Evaluating Board Effectiveness

Your Board is committed to a rigorous evaluation process. Through this evaluation, your Board’s performance is reviewed, including areas where your Board feels it functions effectively and areas where your Board believes it can improve. For 2018 your Board had an annual evaluation process, as further described below, that is coordinated by the Corporate Governance, Sustainability and Corporate Responsibility Committee: a full Board evaluation that included third-party interviews; committee evaluations; and individual director evaluations.

1	Annual Process is Initiated

Your Board’s Corporate Governance, Sustainability and Corporate Responsibility Committee initiates the annual Board, committee and individual director evaluation process and presents the proposed approach to your Board for comment.

2	Board & Committee Assessment Surveys

Assessment surveys solicit each independent director’s opinion regarding your Board’s and committees’ effectiveness relating to topics such as Board and committee composition and operations, peer director evaluations, strategic direction, shareholder value and executive management.

3	Third Party Director Interviews	Your Board has engaged a third party to conduct interviews with our directors. Interviews include follow-up conversations regarding answers to Board and Committee assessment surveys.
4	Individual Director Evaluations & Director Self-Assessments

Your Board Chairman, in consultation with the Chair of the Corporate Governance, Sustainability and Corporate Responsibility Committee, reviews individual performance and qualifications of each director. In addition, prior to accepting a nomination, each director conducts a self-assessment as to whether he or she satisfies the criteria set forth in the Company’s Corporate Governance Policies and the Corporate Governance, Sustainability and Corporate Responsibility Committee Charter.

5	Presentation of Findings

Your Corporate Governance, Sustainability and Corporate Responsibility Committee presents its findings to your Board, assessing the contributions of your Board and its committees and discussing any areas in which your Board believes improvement is recommended. Input about the findings is sought from your Board.

6	Feedback Incorporated

Results requiring consideration are addressed at subsequent Board and committee meetings and reported back to the full Board, where appropriate. For example, in 2018, feedback included indications that your Board should stay focused on Board composition and diversity, and remain focused on cybersecurity and your Company’s strategic initiatives.

Your Board and each committee evaluation includes comprehensive questions designed to provide a wholistic evaluation of the performance of your Board and each committee in light of our current needs. In 2018, your Board also engaged an independent third-party to conduct one-on-one interviews with directors to obtain feedback and assessments. Also, individual director performance evaluations are tailored to each member by your Board’s Chairman, in consultation with the Chair of the Corporate Governance, Sustainability and Corporate Responsibility Committee, in order to consider and review the individual director’s performance and continued qualifications. The 2018 evaluations were shared as needed with the applicable directors, committee members, and your full Board, and led to discussions to determine which areas your Board would like to focus on during 2019 to enhance its effectiveness.

3	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Shareholder Outreach and Engagement Program

We Have a Robust Shareholder Outreach and Engagement Program

We believe it is important for us to engage regularly with our shareholders so we maintain an active shareholder outreach and engagement program. With support from your Board, your Company’s CEO and the management team, including members of the Corporate Secretary’s office and departments of Investor Relations and Human Resources, focus significant efforts on engaging our major shareholders and the broader investment community. Shareholder feedback and suggestions we receive are reported to the Compensation Committee, Corporate Governance, Sustainability and Corporate Responsibility Committee or your entire Board for its consideration. We also conduct ongoing governance reviews (e.g., assessing governance trends). This process ensures that your Board and management understand and consider the topics that matter most to our shareholders so we can address them effectively.

Outreach and Engagement Program Shareholder Feedback

As part of our commitment to continue to understand our investors’ perspectives through and as part of our corporate governance shareholder engagement program, during 2018, our engagement efforts primarily focused on discussion of governance-related issues, executive compensation and ESG matters. During these meetings, participants included members from management and your Board, where appropriate. Our outreach gave us an opportunity to discuss our continuing goal of implementing ESG and executive compensation measures that are in the best interest of our shareholders and our commitment to continue to align pay and performance.

Based on the results of our Outreach and Engagement efforts, your Board has taken the following steps:

•

Adopted Changes to our Executive Compensation Program: Incorporating the feedback we received from shareholders, your Compensation Committee implemented several changes to our executive compensation program in 2018. For further insight on our outreach related to executive compensation, see the “Shareholder Engagement and Say-on-Pay Results” section below in the CD&A.

•

Enhanced our Environmental Related Disclosures: We regularly evaluate our risk and related disclosures, recently we have [published a climate report] and anticipate updating our Sustainability Report with a focus on ESG in 2019.

•

Enhanced our Proxy Statement Disclosures: We continue to enhance our disclosures throughout this proxy statement regarding Board composition and director skills. We also expanded the use of charts and illustrations in this proxy statement to help better explain our corporate governance and executive compensation programs and objectives.

4	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

•

Included Certain Governance-Related Management Proposals in this Proxy Statement: Your Board is once again seeking shareholder approval of the following three management proposals to: replace existing supermajority voting requirements with a majority voting power threshold (Item 4), implement majority voting for uncontested director elections (Item 5) and implement proxy access (Item 6). Despite a significant effort in an attempt to secure the required shareholder support, it has been unsuccessful and this is the fourth time in recent years your Board is attempting to secure shareholder support on the subjects of simple majority vote and proxy access, and the third time in recent years for the proposal related to a majority vote in uncontested director elections. Your Board cannot unilaterally adopt the proposed amendments because a shareholder vote is necessary under our governing documents.

•

Emphasized our focus on ESG issues: Your Board also added responsibilities to the Corporate Governance, Sustainability and Corporate Responsibility Committee to reflect the committee’s focus on environmental and corporate responsibility issues, and similarly re-named it in order to reflect these important additions.

Communications with your Board of Directors

Your Board provides a process for shareholders and interested parties to send communications to your Board and non-management directors, including our Chairman of the Board. As set forth in your Company’s Corporate Governance Policies, shareholders and interested parties may send written communications to your Board or a specified individual director, including our Chairman of the Board, by mailing any such communications to the FirstEnergy Board of Directors at your Company’s principal executive office, c/o Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Our Corporate Governance Policies can be viewed by visiting our website at www.firstenergycorp.com/charters.

The Corporate Secretary or a member of her staff reviews all such communications promptly and relays them directly to a Board member or a specified individual director, provided that such communications: (i) bear relevance to your Company and the interests of the shareholder, (ii) are capable of being implemented by your Board, (iii) do not contain any obscene or offensive remarks, (iv) are of a reasonable length, and (v) are not from a shareholder who already has sent two such communications to your Board in the last year. Your Board may modify procedures for sorting shareholders’ and interested parties’ communications or adopt any additional procedures, provided they are approved by a majority of the independent directors.

Other Governance Practices and Policies

Attendance at Board Meetings, Committee Meetings and the Annual Meeting of Shareholders

Our Corporate Governance Policies provide that directors are expected to attend all scheduled Board and applicable committee meetings and your Company’s annual meetings of shareholders.  Your Board held 12 meetings during 2018. All directors attended at least 75 percent of the meetings of your Board and of the committees on which they served.  Also, 13 out of 14 of our directors who were directors at the time of the 2018 year's Annual Meeting attended the 2018 annual meeting.   During 2018, Board members also participated in site visits to your Company’s operating locations.

Non-management directors, who are all independent directors, are required to meet as a group in executive sessions without the CEO or any other non-independent director or management at least six times in each calendar year, and our independent Chairman of the Board presided over all executive sessions. During 2018, the non-management directors met 10 times in executive sessions.

Codes of Business Conduct

Your Company’s Code of Business Conduct applies to all employees, including the CEO, CFO and Chief Accounting Officer. In addition, your Board has implemented a separate Director Code of Ethics and Business Conduct. Both codes can be viewed on our website at www.firstenergycorp.com/charters. Any substantive amendments to, or waivers of, the provisions of these documents will be disclosed and made available on our website, as permitted by the SEC and as disclosed in our most recent Annual Report. Both codes are available, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890 or may be viewed on our website at www.firstenergycorp.com/charters.

5	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Corporate Governance Documents

Your Board believes that your Company’s policies and practices should enhance your Board’s ability to represent your interests as shareholders. Your Board established Corporate Governance Policies which, together with Board committee charters, serve as a framework for meeting your Board’s duties and responsibilities with respect to the governance of your Company. Our Corporate Governance Policies and Board committee charters can be viewed by visiting our website at www.firstenergycorp.com/charters. Any amendments to these documents will promptly be made available on our website.

Director Orientation and Continuing Education

Your Board recognizes the importance of its members to keep current on Company, industry and governance issues and their responsibilities as directors. All new directors participate in orientation soon after being elected to your Board. Also, your Board makes available and encourages continuing education programs for Board members, which include internal strategy meetings, third-party presentations and externally offered programs.

Other Public Company Board Membership

Our Corporate Governance Policies provide that directors will not, without your Board’s approval, serve on the board of directors of more than three other public companies. Further, without your Board’s approval, no director who serves as an executive officer of any public company may serve on a total of more than two public company boards of directors.

Committees of your Board

Your Board established the standing committees listed below. All committees are comprised solely of independent directors as determined by your Board in accordance with our Corporate Governance Policies, which incorporate the New York Stock Exchange (“NYSE”) listing standards and applicable Securities and Exchange Commission (“SEC”) rules. All members of the Audit Committee, Compensation Committee and the Corporate Governance, Sustainability and Corporate Responsibility Committee are independent based on the definition applicable to such committee in the NYSE listing standards and SEC rules. Mr. Jones, your only director who is not considered independent because of his employment with your Company, does not serve on any Board committee.

Audit Committee	8 meetings in fiscal year 2018

James F. O’Neil III (Chair) * Paul T. Addison * Donald T. Misheff * Leslie M. Turner * Financial Experts

The Audit Committee is primarily responsible for assisting your Board with oversight of the integrity of the Company’s:

•     financial statements;

•     compliance with legal, risk management and regulatory requirements;

•     independent auditor’s qualifications and independence;

•     performance of the Company’s internal audit function and independent auditor;

•     systems of internal control with respect to the accuracy of financial records, adherence to Company policies and compliance with legal and regulatory requirements; and

•     oversee major financial risk exposures, including risks related to cybersecurity.

The Audit Committee is also directly responsible for the appointment, compensation and retention of, and the oversight of the work and pre-approval of all services provided by your Company’s independent registered public accounting firm.  For a complete list of responsibilities and other information, please refer to the Audit Committee Charter available on our website at www.firstenergycorp.com/charters.

Your Board appoints at least one member of the Audit Committee who, in your Board’s business judgment, is an “Audit Committee Financial Expert,” as such term is defined by the SEC. Your Board determined that Messrs. Addison, Misheff and O’Neil meet this definition. All members of the Audit Committee are financially literate. As required by the applicable NYSE listing standards, to the extent any member of your Company’s Audit Committee simultaneously serves on the audit committee of more than three public companies, your Company will disclose on its website (www.firstenergycorp.com under the tab “Investors”, “Corporate Governance” and “Board of Directors”) your Board’s determination whether such simultaneous service impairs the ability of that individual to serve effectively on your Company’s Audit Committee. See the Audit Committee Report in this proxy statement beginning on page [9] for additional information regarding the Audit Committee.

6	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Mr. O’Neil was appointed as chair of the Audit Committee in May 2018. Ms. Turner was appointed to the Audit Committee in September 2018. Mr. Addison will retire from your Board at the Annual Meeting in May 2019 in accordance with your Board’s mandatory retirement age and therefore will no longer serve on the Audit Committee.

Compensation Committee	5 meetings in fiscal year 2018

Christopher D. Pappas (Chair) Steven J. Demetriou Sandra Pianalto Dr. Jerry Sue Thornton Leslie M. Turner

The Compensation Committee is primarily responsible for:

•     discharging the responsibilities of your Board relating to compensation of certain executive officers of your Company, including our CEO;

•     endorsing a compensation philosophy and objectives that support competitive pay for performance and are consistent with our corporate strategy;

•     establishing the appropriate incentive compensation and equity-based plans for our senior-level officers;

•     producing the Compensation Committee Report to be included in your Company’s Annual Report on Form 10-K and this proxy statement; and

•     reviewing and discussing with our management the disclosures in the Compensation Discussion and Analysis below and making a recommend to your Board whether these disclosures should be included in your Company’s Annual Report on Form 10-K and this proxy statement.

The Compensation Committee also reviews and, if appropriate, makes recommendations to your Board regarding the compensation and benefits of our non-employee directors. To the extent permitted under NYSE listing standards and applicable law, the Compensation Committee is authorized to delegate to one or more subcommittees. For information regarding the role of executive officers and our independent compensation consultant in determining or recommending the amount or form of executive and director compensation, see the Compensation Discussion and Analysis (“CD&A”) section below. For a complete list of responsibilities and other information, refer to the Compensation Committee Charter available on our website at www.firstenergycorp.com/charters.

Mr. Misheff transitioned off the Compensation Committee in May 2018 and Ms. Turner was appointed to the Compensation Committee in September 2018. Dr. Thornton will retire from your Board in May 2019 in accordance with your Board’s mandatory retirement age and therefore will no longer serve on the Compensation Committee.

Corporate Governance, Sustainability and Corporate Responsibility Committee	5 meetings in fiscal year 2018
Michael J. Anderson (Chair) Julia L. Johnson Donald T. Misheff Thomas N. Mitchell Luis A. Reyes

The Corporate Governance, Sustainability and Corporate Responsibility Committee is primarily responsible for:

•     Board succession, including ensuring the appropriate balance of diversity of attributes, experience, skills, ethnicity and gender of our directors;

•     recommending Director nominees (also refer to the “Director Qualifications” section below for more details); and

•     developing and periodically reviewing our corporate governance policies.

The Committee is also directly responsible for oversight of our (i) political activities and practices and (ii) our corporate citizenship practices, including sustainability, environmental and corporate social responsibility initiatives.  For a complete list of responsibilities and other information, refer to the Corporate Governance, Sustainability and Corporate Responsibility Committee Charter available on our website at www.firstenergycorp.com/charters.

Mr. Misheff was appointed to the Corporate Governance, Sustainability and Corporate Responsibility Committee in May 2018.

7	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Finance Committee	6 meetings in fiscal year 2018
Paul T. Addison (Chair) Michael J. Anderson Steven J. Demetriou Christopher D. Pappas Sandra Pianalto Dr. Jerry Sue Thornton

The Finance Committee is primarily responsible for monitoring and overseeing your Company’s financial resources and strategies, with emphasis on those issues that are long-term in nature. For a complete list of responsibilities and other information, refer to the Finance Committee Charter available on website at www.firstenergycorp.com/charters.

Dr. Thornton and Mr. Addison will retire from your Board in May 2019 in accordance with your Board’s mandatory retirement age and therefore will no longer serve on the Finance Committee. It is anticipated that your Board will appoint a new Finance Committee Chair at its scheduled May Organizational meeting.

Nuclear Committee	5 meetings in fiscal year 2018
Nuclear Committee Thomas N. Mitchell (Chair) Julia L. Johnson James F. O’Neil III Luis A. Reyes

The Nuclear Committee is primarily responsible for monitoring the activities of the nuclear units owned by FirstEnergy Nuclear Generation, LLC, during the period of restructuring through its conclusion as those units progress through their restructuring, decommissioning or sale, and also to monitor and oversee the retired nuclear unit owned by GPU Nuclear, Inc. For a complete list of responsibilities and other information, refer to the Nuclear Committee Charter available on our website at www.firstenergycorp.com/charters.

8	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

 Audit Committee Report

The Audit Committee of your Board is charged with assisting your full Board in fulfilling its oversight responsibility with respect to the quality and integrity of the accounting, auditing, and financial reporting practices of your Company. The Audit Committee acts under a written charter that is reviewed annually, revised as necessary, and is approved by your Board. The charter specifies that the Audit Committee is directly responsible for the appointment, compensation and retention of, and the oversight of the work and pre-approval of all services provided by your Company’s independent registered public accounting firm, which was PricewaterhouseCoopers LLP during 2018. In connection with the Audit Committee’s approval of any non-audit services, the Audit Committee considers whether the independent registered public accounting firm’s performance of any non-audit services is compatible with the independent auditor’s independence.

As part of the Audit Committee’s auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. The Audit Committee also participates in the selection of and ensures the regular rotation of the lead audit partner and concurring partner of the Company’s independent registered public accounting firm every five years. PricewaterhouseCoopers LLP has been the Company’s independent auditor since 2002. The Audit Committee currently believes that there are benefits to having an independent auditor with an extensive history with the Company. The benefits include: quality audit work and accounting advice due to PricewaterhouseCoopers LLP’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework; knowledge of the utility industry; and operational efficiencies and a resulting lower fee structure because of PricewaterhouseCoopers LLP’s history and familiarity with our business.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2018. In performing its review, the Audit Committee discussed the propriety of the application of accounting principles by your Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with your Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, their opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. This discussion covered the matters required by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, including its judgments as to the propriety of the application of accounting principles by your Company.

The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm regarding their independence from your Company as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm such firm’s independence.

The Audit Committee discussed with your Company’s internal auditors and independent registered public accounting firm the overall scope, plans, and results of their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of your Company’s internal controls, and the overall quality of your Company’s financial reporting process.

Based on the above reviews and discussions, the Audit Committee recommended to your Board that the audited financial statements be included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Audit Committee Members: James F. O’Neil III (chair), Paul T. Addison, Donald T. Misheff and Leslie M. Turner.

9	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Matters Relating to the

Independent Registered Public Accounting Firm

Audit Fees

The following is a summary of the fees paid by your Company to its independent registered public accounting firm, PricewaterhouseCoopers LLP, for services provided to your Company and its reporting subsidiaries during the years 2018 and 2017.

PricewaterhouseCoopers LLP billed your Company an aggregate of in $7,634,500 in 2018 and $9,001,500 in 2017 in fees for professional services rendered for the audit of your Company’s annual financial statements and the review of the financial statements included in each of your Company’s Quarterly Reports on Form 10-Q, services that are normally provided in connection with statutory and regulatory filings or engagements, audit-related services and non-audit-related services as noted below.

	Fees for Audit Year 2018	Fees for Audit Year 2017

Audit Fees(1)	$7,345,000	$8,460,000

Audit Related Fees(2)	$163,200	$502,000

Tax Fees(3)	$120,000	- 0 -

All Other Fees(4)	$6,300	$39,500

Total	$7,634,500	$9,001,500

(1)

Professional services rendered for the audits of your Company’s and certain of its subsidiaries’ annual financial statements and reviews of unaudited financial statements included in your Company’s and its SEC reporting subsidiary’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters, agreed upon procedures and consents for financings and filings made with the SEC. 2017 audit fees include approximately $1.6 million in audit fees for FES’ audit in 2017.

(2)	Professional services rendered in 2018 related to the attestation of the Penn Power Company’s Net Earnings certificate and professional services rendered in 2017 related to SEC Regulation AB.
(3)	Professional services rendered in connection with the Foreign Investment in Real Property Tax Act.
(4)	Non-audit-related software subscription fees to PricewaterhouseCoopers LLP.

The Audit Committee has considered whether any non-audit services rendered by the independent registered public accounting firm are compatible with maintaining its independence. The Audit Committee, in accordance with its charter and in compliance with all applicable legal and regulatory requirements promulgated from time to time by the NYSE and SEC, has a policy under which the independent registered public accounting firm cannot be engaged to perform non-audit services that are prohibited by these requirements. The charter further states that any engagement of the independent registered public accounting firm to perform other audit-related or any non-audit services must have approval in advance by the Chair of the Audit Committee upon the recommendation of the Vice President, Controller and Chief Accounting Officer. Such approved engagement is then presented to the Audit Committee at its next regularly scheduled meeting. All audit and non-audit services provided by PricewaterhouseCoopers LLP in 2018 and 2017 were pre-approved.

10	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Director Compensation in Fiscal Year 2018

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Paul T. Addison	$110,000	$134,898	$3,569	$0	$248,467

Michael J. Anderson	$110,000	$134,898	$2,303	$7,000	$254,201

William T. Cottle(6)	$35,495	$50,417	$15,284	$0	$101,196

Steven J. Demetriou	$95,000	$134,898	$0	$0	$229,898

Julia L. Johnson	$95,000	$134,898	$0	$0	$229,898

Donald T. Misheff	$196,580	$134,898	$0	$0	$331,478

Thomas N. Mitchell	$112,823	$134,898	$681	$0	$248,402

James F. O’Neil III	$110,582	$134,898	$0	$0	$245,480

Christopher D. Pappas	$110,000	$134,898	$0	$2,500	$247,398

Sandra Pianalto(7)	$81,806	$116,134	$0	$0	$197,940

Luis A. Reyes	$97,979	$134,898	$0	$0	$232,877

George M. Smart(6)	$91,332	$50,417	$17,444	$16,755	$175,948

Dr. Jerry Sue Thornton	$94,928	$134,898	$0	$5,000	$234,826

Leslie M. Turner(8)	$26,848	$38,090	$0	$0	$64,938

(1)

Charles E. Jones, President and CEO, is not included in this table because during 2018 he was an employee of your Company and therefore received no compensation for his service as director. The compensation received by Mr. Jones is shown in the 2018 Summary Compensation Table (“SCT”) below.

(2)

The amounts set forth in the Fees Earned or Paid in Cash column consists of fees earned in cash whether paid in cash, deferred into the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors (“DDCP”) or elected to be received in stock.

(3)

The amounts set forth in the Stock Awards column represents the equity retainer received under the FirstEnergy Corp. 2015 Incentive Compensation Plan (“2015 Incentive Plan”) in the form of shares of common stock. Each amount constitutes the aggregate grant date fair value of stock awards for fiscal 2018 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The equity retainer is typically paid in quarterly installments. The fair value on the grant dates for each director listed in the table was $33,742 on February 26, 2018; $33,725 on April 26, 2018; $33,714 on August 6, 2018; and $33,717 on October 30, 2018. Share amounts are rounded down. There were no option awards or stock awards outstanding as of December 31, 2018.

(4)

The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect only the above-market earnings on nonqualified deferred compensation. There are no pension values for directors. The formula used to determine the above market earnings equals 2018 total interest multiplied by the difference between 120 percent of the Applicable Federal Rate for long-term rates (AFR) and the plan rate and divided by the plan rate.

(5)

The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. Charitable matching contributions made on behalf of our directors represent the entire amount in the column, other than for Mr. Smart.  Charitable matching contributions were $7,000 ($2,000 of which was a 2017 match processed in 2018) for Mr. Anderson, $2,500 for Mr. Pappas and $5,000 for Dr. Thornton. Personal use of corporate aircraft was $14,142 for Mr. Smart. Gifts were $2,613 for Mr. Smart. The FirstEnergy Foundation supports the charitable matching contributions under its Matching Gifts Program.

(6)	Messrs. Cottle and Smart retired effective May 15, 2018.
(7)	Ms. Pianalto was elected to your Board effective February 20, 2018. The amounts paid to Ms. Pianalto for 2018 were prorated based on her election date.
(8)	Ms. Turner was elected to your Board effective September 19, 2018. The amounts paid to Ms. Turner for 2018 were prorated based on her election date.

11	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Compensation of Directors

We use a combination of cash and equity-based incentive compensation in order to attract and retain qualified candidates to serve on your Board. Equity compensation provides incentives to directors linking their personal interests to our long-term financial success and to increases in shareholder value. In setting director compensation, we take into consideration the significant amount of time that directors spend in fulfilling their duties to us as well as the skill level required of members of your Board. Only non-employee directors receive the compensation described below for their service on your Board. Since Mr. Jones was an employee, he was not eligible to receive any additional compensation for his service on your Board in 2018.

Fee Structure

In 2018, each non-employee director received a cash retainer of $95,000 and an equity retainer valued at approximately $135,000 and paid in the form of our common stock. The Chairs of the Corporate Governance, Sustainability and Corporate Responsibility, Compensation, Finance, and Nuclear Committees each received an additional $15,000 cash retainer in 2018 for serving as a committee chairperson, and the Chair of the Audit Committee received an additional $20,000 cash retainer in 2018. The amounts paid to directors for 2018 were prorated accordingly based on the duration of their service. Directors are also paid meeting fees of $1,500, but only for in-person committee meetings and/or site visits held off-cycle. Mr. Misheff, the non-executive Chairman of the Board, received an additional $94,162 cash retainer prorated in 2018 for serving in that capacity beginning in May 2018. Mr. Smart, who retired as non-executive Chairman of the Board received an additional $55,838 cash retainer in 2018 for serving in the capacity until his retirement in May 2018. Ms. Turner currently directs the Company to pay her cash retainer to her wholly owned limited liability company, and as such, her cash retainer is not eligible for deferral as described below. Effective January 1, 2019, the cash and equity retainers were increased to $100,000 and $150,000 respectively; the cash retainer for the Chair of the Audit Committee was increased to $25,000; the cash retainer for the Chair of the Compensation Committee was increased to $20,000; and individual meeting fees were eliminated.

Equity and cash retainers and chairperson retainers were paid in quarterly installments. Any equity compensation and any compensation deferred into equity was granted under the 2015 Incentive Plan. Directors are responsible for paying all taxes associated with cash and equity retainers. We do not gross up equity grants to directors to cover tax obligations.

We believe it is critical that the interests of directors and shareholders be clearly aligned. As such, similar to the NEOs identified in the CD&A, directors are also subject to share ownership guidelines. Within 90 days of their election to your Board, a director must beneficially own a minimum of 100 shares of our common stock. Within five years of joining your Board, each director is required to own shares of our common stock with an aggregate value of at least six times the annual cash retainer (currently $570,000 in common stock). Each director has either attained the required share ownership guideline or is expected to attain the required share ownership guideline within the allotted amount of time. The share ownership guidelines are reviewed by the Compensation Committee for competitiveness on an annual basis and were last reviewed at the Compensation Committee’s July 2018 meeting.

For 2018, the following directly and indirectly held shares were included in determining whether a non-employee director met his/her ownership guidelines:

•	Shares directly or jointly owned in certificate form or in a stock investment plan;
•

Shares held individually or jointly by a broker, or, in certain circumstances, held in trust, or in an individual retirement account (“IRA”), shares held by a spouse, or other beneficially owned shares, to the extent known by the Company; and

•

All units held in the DDCP, discussed below, and units held in the Allegheny Energy, Inc. Non-Employee Director Stock Plan (“AYE Director’s Plan”) or the Allegheny Energy Inc. Amended and Restated Revised Plan for Deferral of Compensation of Directors (“AYE DCD”), which units are payable in shares.

Deferred Compensation Plan for Outside Directors

The DDCP is a nonqualified deferred compensation plan that provides directors the opportunity to defer compensation. Directors may defer up to 100 percent of their cash retainer into cash or stock accounts. Deferrals into the cash account can be invested in one of nine funds, similar to the investment funds available to all of our employees through the FirstEnergy Corp. Savings Plan, or in a Company-paid annually adjusted fixed income account. The Company paid interest at an annual rate of 7.13% on funds deferred into cash accounts prior to 2013 and 5.13% on funds deferred into cash accounts beginning in 2013. The interest rate received by the directors is the same rate received by the NEOs under the FirstEnergy Corp. Amended and Restated Executive Deferred Compensation Plan (“EDCP”). In 2018, the Compensation Committee approved a third amendment to the DDCP in order to comply with Department of Labor (DOL) regulations under the Employment Retirement Income Security Act (ERISA), which amends the claims procedure requirements for disability benefits.

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1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

For stock accounts, dividend equivalent units are accrued quarterly and applied to the directors’ accounts on each dividend payment date using the closing price of our common stock on that date. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014, will be paid in cash.

Other Payments or Benefits Received by Directors

The corporate aircraft is available, when appropriate, for transportation to and from Board and committee meetings and training seminars. Each of Messrs. Misheff and Smart had the use of an office and administrative support with respect to carrying out his duties as non-executive Chairman of the Board during his respective time serving in such role in 2018. We pay all fees associated with director and officer insurance and business travel insurance for our directors. In 2018, our directors were eligible to receive perquisites including limited personal use of the corporate aircraft, matching charitable contributions and gifts, the collective value of which was less than $10,000 for each director other than Mr. Smart. Directors are responsible for paying all taxes associated with perquisites and personal benefits.

It is critically important to us and our shareholders that we be able to attract and retain the most capable persons reasonably available to serve as our directors. As such, all directors have entered into written indemnification agreements, which are intended to secure the protection for our directors contemplated by our Amended Code of Regulations and Ohio law. Your Board adopted an updated form of director and officer indemnification agreement in May 2018, which replaced and superseded any prior indemnification agreement.

Each indemnification agreement provides, among other things, that we will, subject to the agreement terms, indemnify a director if by reason of their corporate status as a director, the person incurs losses, liabilities, judgments, fines, penalties, or amounts paid in settlement in connection with any threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement. As a director and officer, the agreement for Mr. Jones addresses indemnity in both roles.

13	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Director Qualifications

The Corporate Governance, Sustainability and Corporate Responsibility Committee recommends Board candidates by identifying qualified individuals in a manner that is consistent with criteria approved by your Board. In consultation with the CEO, the Chairman of the Board and the full Board, the Corporate Governance, Sustainability and Corporate Responsibility Committee searches for, recruits, screens, interviews and recommends prospective directors to provide an appropriate balance of knowledge, experience, diversity attributes and capability on your Board. Suggestions for potential Board candidates come to the Corporate Governance, Sustainability and Corporate Responsibility Committee from a number of sources, including incumbent directors, officers and others. The Corporate Governance, Sustainability and Corporate Responsibility Committee has sole authority to retain and engage a third-party search firm to identify a candidate or candidates.

The Committee has actively engaged in director succession planning and regularly evaluates the addition of a director or directors with particular attributes with an appropriate mix of long-, medium-, and short-term tenured directors in its succession planning. Your Board has been able to attract high quality diverse candidates and did not use a third party to assist with the identification of potential nominees but would consider using a third party in the future, if needed or desired. The Corporate Governance, Sustainability and Corporate Responsibility Committee considers suggestions for candidates for membership on your Board, including candidates recommended by shareholders for your Board. Provided that shareholders suggesting director candidates have complied with the procedural requirements set forth in the Corporate Governance, Sustainability and Corporate Responsibility Committee Charter and Amended Code of Regulations, the Corporate Governance, Sustainability and Corporate Responsibility Committee applies the same criteria and employs substantially similar procedures for evaluating candidates suggested by shareholders for your Board as it would for evaluating any other Board candidate. The Corporate Governance, Sustainability and Corporate Responsibility Committee will give due consideration to all recommended candidates that are submitted in writing to the Corporate Governance, Sustainability and Corporate Responsibility Committee, in care of the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890, received at least 120 days before the publication of your Company’s annual proxy statement from a shareholder or group of shareholders owning one half of one percent (0.5 percent) or more of your Company’s voting stock for at least one year, and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on your Board.

Attributes, Experience, Qualifications and Skills of your Board

In recruiting and selecting Board candidates, the Corporate Governance, Sustainability and Corporate Responsibility Committee takes into account the size of your Board and considers a “skills matrix” to determine whether those skills and/or other attributes qualify candidates for service on your Board. The attributes, experiences, qualifications and skills considered in accordance with Corporate Governance Policies and the Corporate Governance, Sustainability and Corporate Responsibility Committee charter for each director nominee led your Board to conclude that the nominee is qualified to serve on your Board.

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1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

The high-level overview below depicts some of the attributes, experiences, qualifications and skills of our director nominees the committee takes into account. It is not intended to be an exhaustive list of each director nominee’s skills or contributions to your Board. Also, additional biographical information and qualifications for each nominee is provided in the “Biographical Information and Qualifications of Nominees for Election as Directors” section below and contains information regarding the person’s service as a director, principal occupation, business experience along with key attributes, experience and skills.

	Anderson	Demetriou	Johnson	Jones	Misheff	Mitchell	O'Neil	Pappas	Pianalto	Reyes	Turner
CEO or senior leadership experience	x	x	x	x	x	x	x	x	x	x	x
Electric utility or nuclear power industry			x	x		x	x			x
Regulatory environment familiarity			x	x	x	x	x	x	x	x	x
Engineering, innovation or technology		x	x	x		x	x	x		x
Accounting or finance	x	x		x	x	x	x	x	x		x
Risk oversight or risk management	x	x		x	x	x	x	x	x		x
Environmental, Social, or Governance (ESG)	x		x	x	x	x		x		x	x
Other Public Company Directorship	x	x	x		x		x	x	x
Independent	x	x	x		x	x	x	x	x	x	x
Diverse (Female)			x						x		x
Diverse (Race/Ethnicity)			x							x	x

The Corporate Governance, Sustainability and Corporate Responsibility Committee regularly assesses the size and composition of your Board in light of the current operating requirements of your Company and the current needs of your Board. Each of the nominees brings a strong and unique background and skill set to your Board, giving your Board, as a whole, competence and experience in a wide variety of areas necessary to oversee the operations of your Company.

Your Company is committed to a policy of inclusiveness and believes that well assembled boards consist of a diverse group of individuals who possess a variety of complementary skills and experiences.  Your Board and the Corporate Governance, Sustainability and Corporate Responsibility Committee is also committed to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experience, to include in the pool from which Board nominees are chosen. Accordingly, your Board has set a goal that it will be composed of at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future.  The Corporate Governance, Sustainability and Corporate Responsibility Committee also considers differences in point of view, professional experience, education, and other individual skills, qualities, and attributes that contribute to the optimal functioning of your Board as a whole. Also, our Corporate Governance Policies provide that your Board will not nominate for election a non-employee director following his or her 72nd birthday.

Director Independence

Your Board annually reviews the independence of each of its members to make the affirmative determination of independence that is called for by our Corporate Governance Policies and required by the SEC and NYSE listing standards, including certain independence requirements of Board members serving on the Audit Committee, the Compensation Committee and the Corporate Governance, Sustainability and Corporate Responsibility Committee.

Your Board adheres to the definition of an “independent” director as established by the NYSE and the SEC. The definition used by your Board to determine independence is included in our Corporate Governance Policies and can be viewed by visiting our website at www.firstenergycorp.com/charters.

Each year, our directors complete a questionnaire to assist your Board in assessing whether each director meets the NYSE’s independence standards and the related provisions in your Company’s Corporate Governance Policies. Your Company facilitates this review by examining its financial records to determine if amounts paid to or received from entities in which each non-employee director or immediate family member has a relationship based on responses to the questionnaires. Subject to the categorical standards approved by your Board and described below, a list of the entities and the amounts the Company paid to or received from those entities is provided to the Corporate Governance, Sustainability and Corporate Responsibility Committee. Utilizing this information, the Corporate Governance, Sustainability and Corporate Responsibility Committee presents to your

15	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Board (i) an evaluation, with regard to each director, whether the director has any material relationship with the Company or any of its subsidiaries; (ii) a recommendation of whether the amount of any payments between the Company and relevant entities could interfere with a director’s ability to exercise independent judgment; and (iii) a review of any other relevant facts and circumstances regarding the nature of these relationships, to determine whether other factors, regardless of the categorical standards your Board has adopted or under the NYSE’s independence standards, might impede a director’s independence. Based on a review of information concerning each of its non-employee directors and the recommendation of the Corporate Governance, Sustainability and Corporate Responsibility Committee, your Board will affirmatively determine whether a director may be considered “independent.”

Additionally, your Board recognizes that in the ordinary course of business, relationships and transactions may occur between your Company and its subsidiaries and entities with which some of our directors are or have been affiliated. Accordingly, our Corporate Governance Policies provide categorical standards to assist your Board in determining what does not constitute a material relationship for purposes of determining a director’s independence. The following commercial and charitable relationships will not be considered to be a material relationship that would impair a director’s independence: (i) if the director, an immediate family member or a person or organization with which the director has an affiliation purchases electricity or related products or services from the Company or its subsidiaries in the ordinary course of business and the rates or charges involved in the transaction are fixed in conformity with law or governmental authority or otherwise meet the requirements of Regulation S-K Item 404(a) Instruction 7, and (ii) the aggregate charitable contributions made by the Company to an organization with which a director, an immediate family member or a person or organization with which the director has an affiliation were less than $100,000 in each of the last three fiscal years. Notwithstanding the foregoing, your Board will not treat a director’s relationship with the Company as categorically immaterial if the relationship otherwise conflicts with the NYSE corporate governance listing standards or is required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.

In making such determinations, your Board considered the fact that certain directors are executive officers of companies with which we conducted business. In addition, many of our directors are or were directors, trustees, or similar advisors of entities with which we conducted business or of non-profit organizations with which we conducted business and/or made contributions. Outside of their service as a Company director, none of your Company’s independent directors currently provide professional or other services to your Company, its affiliates or any officer of your Company and none of your Company’s directors are related to any executive officer of your Company.

Specifically, your Board considered the following relationships and transactions, which occurred in the ordinary course of business, between your Company and its subsidiaries and certain entities some of our directors have been affiliated with that existed or occurred during the preceding three years:

•	Regulated electric services and related products and services purchased from your Company (by a university where Ms. Pianalto serves as an executive in residence);
•

Non-regulated electric services and related non-electric products and services purchased from your Company (by companies where Ms. Pianalto and Messrs. Anderson and Pappas serve as directors, by a company where family members of Mr. Anderson are employed, by a university where Ms. Pianalto serves as an executive in residence, by a community college where Dr. Thornton is a president emeritus, and by a company where Mr. Reyes serves as a chairman of a nuclear safety review board);

•

Purchases by your Company of electric distribution and power generation related products and services (from companies where Dr. Thornton, Ms. Pianalto, and Messrs. Anderson, O’Neil and Pappas serve as directors, from a company where a family member of Mr. Anderson is employed and from a company where Mr. Reyes serves as a chairman of a nuclear safety review board);

•	Purchases by your Company of non-audit related services (from an accounting firm that is not our independent accountant where a family member of Mr. Misheff is employed);
•	Purchases by your Company for information technology related services and office-related products and services (from a company where Ms. Pianalto serves as a director); and
•

Payments by your Company relating to charitable contributions and sponsorships, membership fees/dues, tuition for employee training and related expenses (to a university where Ms. Pianalto serves as an executive in residence, to an organization where Mr. Reyes serves as a training and accreditation board member and to a community college where Dr. Thornton is a president emeritus).

16	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

In all cases, your Board determined that the nature of the business conducted and any interest of the applicable director in that business were immaterial both to your Company and to the director. Pursuant to your Company’s Corporate Governance Policies, your Board also determined that the amounts paid to or received from the other entity affiliated with the applicable director in connection with the applicable transactions in each of the last three years did not exceed the greater of $1 million or two percent of the consolidated gross revenue of that entity, which is the threshold set forth in the NYSE listing standards and our Corporate Governance Policies. The Corporate Governance, Sustainability and Corporate Responsibility Committee determined that none of the relationships described above constituted a related person transaction requiring disclosure under the heading “Certain Relationships and Related Person Transactions” in this proxy statement. Also, in each case where the director is a current executive officer of another company, any transactions constituted less than one percent of your Company’s and the other company’s consolidated gross revenues in each of the last three completed fiscal years.

Based on the February 2019 independence review, your Board affirmatively determined that all non-employee director nominees – Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes and Leslie M. Turner – are independent pursuant to our Corporate Governance Polices, the rules and regulations of the SEC and the listing standards of the NYSE. Additionally, Mr. Paul T. Addison and Dr. Jerry Sue Thornton, who were not nominated for election to your Board at the Meeting pursuant to your Board’s mandatory retirement age policy, were considered independent directors. Mr. Jones is not considered an independent director because of his employment with your Company.

17	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Biographical Information and

Qualifications of Nominees for Election as Directors

The following provides information about each director nominee as of the date of this proxy statement. The information presented below includes each nominee’s specific experiences, qualifications, attributes, and skills that led the Corporate Governance, Sustainability and Corporate Responsibility Committee and your Board to the conclusion that he/she should serve as a director of your Company.

Michael J. Anderson

Position, Principal Occupation and Business Experience: Chairman of the board of directors of The Andersons, Inc., a diversified public company with interests in the grain, ethanol and plant nutrient sectors of U.S. agriculture, as well as in railcar leasing and repair and turf products production, since 2016.  He also served as CEO and chairman of the board of directors from 2009 to 2015 and chief executive officer from 1999 to 2015, of The Andersons, Inc.  Director of your Company since 2007.

Key Attributes, Experience and Skills: Mr. Anderson received an M.B.A. in Finance and Accounting from the Northwestern University Kellogg Graduate School of Management and was a Certified Public Accountant. He participated in the Harvard Advanced Management Program. Mr. Anderson was an auditor for Arthur Young & Co. In 1996, he became president and chief operating officer of The Andersons, Inc., and he is currently that company’s chairman. Mr. Anderson’s experience in the accounting and executive management areas are invaluable assets for your Board.

Age 67 Committees: Corporate Governance, Sustainability and Corporate Responsibility (Chair); Finance

Steven J. Demetriou

Position, Principal Occupation and Business Experience: Chairman, chief executive officer and director of Jacobs Engineering Group Inc., a provider of technical professional and construction services, since August 2015. Chairman and chief executive officer (from 2004 to 2015) of Aleris Corporation (“Aleris”), a manufacturer of aluminum rolled products. Mr. Demetriou was chairman and chief executive officer of Aleris when it filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in 2009 and when it successfully emerged from those proceedings in June 2010. He served as a director (from 2008 to 2014) and non-executive chairman (from 2011 to 2014) of Foster-Wheeler AG; director of the OM Group (from 2005 to 2015); and director of Kraton Corporation (from 2009 to 2017). Director of your Company since January 2017.

Key Attributes, Experience and Skills: Mr. Demetriou received his Bachelor of Science degree in chemical engineering from Tufts University. His experience extensive leadership and senior management roles, including the role of chief executive officer. In addition, he brings experience in a variety of industries, including engineering, construction and oil and gas. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. This experience qualifies him to serve as a member of your Board.

Age 60 Committees: Compensation; Finance

18	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Julia L. Johnson

Position, Principal Occupation and Business Experience: President of NetCommunications, LLC, a national regulatory and public affairs firm focusing primarily on energy, telecommunications and broadcast regulation, since 2000. She serves as a director of the following three other public companies: American Water Works Company, Inc., MasTec, Inc., and NorthWestern Corporation. Director of your Company since 2011.

Key Attributes, Experience and Skills: Ms. Johnson received her law degree from the University of Florida College of Law after graduating from the University of Florida with a Bachelor of Science in business administration. She is a former chairman and commissioner of the Florida Public Service Commission, which provides her with valuable insight into the electric utility industry. In her current position as president of NetCommunications, LLC, she develops strategies for achieving objectives through advocacy directed at critical decision makers. She previously served as senior vice president of Communications and Marketing at Milcom Technologies and also has additional public company board experience. Ms. Johnson’s extensive regulatory background, legal experience and additional board experience qualify her to serve as a member of your Board.

Age 56 Committees: Corporate Governance, Sustainability and Corporate Responsibility; Nuclear

Charles E. Jones

Position, Principal Occupation and Business Experience: President, CEO and director of your Company since January 1, 2015. He was Executive Vice President and President, FirstEnergy Utilities throughout 2014, Senior Vice President and President, FirstEnergy Utilities from 2010 to 2011, and also served as President of your Company’s utility subsidiaries from 2010 through 2014. He also serves as a director of many other subsidiaries of your Company, and served as a director and executive officer of FirstEnergy Solutions Corp. (“FES”) and certain of its subsidiaries from 2015 to 2016. From 2015 to 2017, Mr. Jones was chief executive officer of FirstEnergy Nuclear Operating Company (“FENOC”). FES, its subsidiaries and FENOC filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in March 2018.

Key Attributes, Experience and Skills: Mr. Jones received an undergraduate degree in electrical engineering from The University of Akron. He also attended the United States Naval Academy and was a member of the Institute of Electrical and Electronics Engineers. He completed the Reactor Technology Course for Utility Executives at the Massachusetts Institute of Technology and the Public Utility Executive Program at the University of Michigan. He has had an extensive career, at Ohio Edison Company and later FirstEnergy Corp., and has held various executive leadership positions, most recently Executive Vice President and President of FirstEnergy Utilities, and currently President and CEO. With this vast experience, Mr. Jones brings to your Board an extraordinary understanding of the inner workings of the public utilities industry and FirstEnergy.

Age 63

19	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Donald T. Misheff

Position, Principal Occupation and Business Experience: Non-executive Chairman of the Board since May 2018. Retired in 2011 as managing partner (position held since 2003) of the Northeast Ohio offices of Ernst & Young LLP, a public accounting firm. He serves as a director of the following two other public companies: TimkenSteel Corp. and Trinseo S.A. Director of your Company since 2012.

Key Attributes, Experience and Skills: Mr. Misheff graduated from The University of Akron with a major in accounting and is a Certified Public Accountant. As the managing partner of the Northeast Ohio offices of Ernst & Young LLP from 2003 until his retirement in 2011, he advised many of the region’s largest companies on financial and corporate governance issues. He began his career with Ernst & Young LLP in 1978 as part of the audit staff and later joined the tax practice, specializing in accounting/financial reporting for income taxes, purchase accounting, and mergers and acquisitions. He has extensive experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies. Mr. Misheff’s vast financial and corporate governance experience, together with his extensive experience with a wide range of public companies provides an excellent background for his current position as our non-executive Chairman of the Board.

Age 62 Committees: Audit, Corporate Governance; Sustainability and Corporate Responsibility

Thomas N. Mitchell

Position, Principal Occupation and Business Experience: Chairman of the World Association of Nuclear Operators since March 2019. Retired in 2015 as the president, chief executive officer and director (positions held since 2009) of Ontario Power Generation Inc. (“OPG”), an Ontario-based electricity generation company. He is also a former director and member of the leadership and compensation committee of the Electric Power Research Institute. Director of your Company since 2016.

Key Attributes, Experience and Skills: Mr. Mitchell received his undergraduate degree in Engineering (Nuclear and Thermal Sciences) from Cornell University, his Master of Science degree in Mechanical Engineering from George Washington University and his LLD (Hon) from University of Ontario Institute of Technology, which is an honorary degree. He has extensive experience in the nuclear industry and as a senior executive. Prior to his most recent executive position at OPG, he held progressively more responsible leadership roles before being named the site vice president at the Peach Bottom Atomic Power Station, where he directed the day-to-day operations of the station. He also served as a vice president for the Institute of Nuclear Power Operations and as a Lieutenant (Naval Reactors) in the US Navy. Mr. Mitchell’s industry experience, along with his broad leadership and business skills, are essential to your Board.

Age 63 Committee: Nuclear (Chair), Corporate Governance; Sustainability and Corporate Responsibility

James F. O’Neil III

Position, Principal Occupation and Business Experience: Principal owner of Forefront Solutions, LLC, which provides consulting services primarily to the energy infrastructure industry, since October 2017. Former president, chief executive officer and director of Quanta Services, Inc., a provider of specialty contracting services to the electric power and oil and gas industries (from 2011 to 2016). He serves as a director of the following three other public companies: Hennessey Capital Partners IV, NRC Group Holdings and Spark Power Group Inc. Director of your Company since January 2017.

Key Attributes, Experience and Skills: Mr. O’Neil received his Bachelor of Science degree in civil engineering from Tulane University. His has extensive leadership and senior management experience, including the role of chief executive officer, chief operating officer and senior vice president of operations integration and audit. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. O’Neil’s audit, general corporate decision-making and engineering experience makes him a valuable member to your Board.

Age 60 Committees: Audit (chair); Nuclear

20	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Christopher D. Pappas

Position, Principal Occupation and Business Experience: Retired in March 2019 as president and chief executive officer (positions held since 2010) of Trinseo S.A., a producer of plastics, latex and rubber. Mr. Pappas transitioned to the role of special adviser at Trinseo S.A., effective March 4, 2019.  He also serves as a director of two public companies: Trinseo S.A. and Univar Inc., a chemical distributor and provider. Director of your Company since 2011. He was a director of Allegheny Energy from 2008 to 2011, and he became a director of your Company approximately seven months after Allegheny Energy’s merger with your Company.

Key Attributes, Experience and Skills: Mr. Pappas received an M.B.A. from the Wharton School, University of Pennsylvania and an undergraduate degree in Civil Engineering from the Georgia Institute of Technology. He served in various leadership capacities at NOVA Chemicals Corporation, Dow Chemical, and DuPont Dow Elastomers. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. Pappas’ general corporate decision-making and senior executive experience with a commodity-based business provides a useful background for understanding the operations of your Company.

Other Information: Mr. Pappas serves as a special adviser at Trinseo S.A, as well as a director of Univar Inc. and your Company. He manages the demands on his time effectively in many ways: complementary committee memberships on Univar and your Company have enhanced performance in serving these companies effectively; Mr. Pappas is a seasoned director with almost 11 years’ service on your Company’s and Allegheny Energy’s Board; he also has extensive executive experience, and his specialized knowledge of the industry in which both Trinseo S.A. and Univar Inc. operate creates efficiencies for Mr. Pappas in fulfilling his roles with those companies; and differences in the number and duration of board meetings at the three companies facilitates his attendance and performance as further discussed below.

Mr. Pappas is a highly engaged member of your Board that actively participates in Board and committee matters. In 2018, he attended 100% of your Company’s Board and committee meetings. He also has participated in engagement calls with certain investors. Since becoming a director of your Company in 2011, Mr. Pappas has attended approximately 98% of regularly scheduled Board and respective committee meetings. Mr. Pappas is always well prepared for your Board and committee meetings and is widely respected by fellow Board members for making informed and meaningful contributions to the decision-making process at these meetings.

Age 63 Committees: Compensation (Chair); Finance

21	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Sandra Pianalto

Position, Principal Occupation and Business Experience: Ms. Pianalto retired in May 2014 as president and chief executive officer of the Federal Reserve Bank of Cleveland, a position she held since 2003. Prior to retiring, Ms. Pianalto also chaired the Federal Reserve’s Financial Services Policy Committee, which is a committee of senior Federal Reserve Bank officials responsible for overall direction of financial services and related support functions for the Federal Reserve Banks and for leadership in the evolving U.S. payment system. Ms. Pianalto is an executive in residence at the University of Akron. She also serves as a director of the following three other public companies: Eaton Corporation plc, Prudential Financial, Inc. and The J.M. Smucker Company. Director of your Company since February 2018.

Key Attributes, Experience and Skills: Ms. Pianalto received a master’s degree in economics from The George Washington University and a bachelor’s degree in economics from the University of Akron.  She is also a graduate of the Advanced Management Program at Duke University’s Fuqua School of Business.  Ms. Pianalto has extensive experience in monetary policy and financial services, and brings wide-ranging leadership and operating skills through her former roles with the Federal Reserve Bank of Cleveland and experience serving as a director of other public companies. Ms. Pianalto joined the Federal Reserve Bank of Cleveland in 1983 as an economist in the research department and held progressively more responsible leadership roles before being named president and chief executive officer. As president and chief executive officer of the Federal Reserve Bank of Cleveland, she developed expertise in economic research, supervision of financial institutions, and payment services to banks and the U.S. Treasury. In this role, Ms. Pianalto also managed approximately 950 employees. Ms. Pianalto’s comprehensive experience qualifies her to provide substantial guidance and oversight to your Board, particularly in overseeing the Company’s finances.

Age 64 Committees: Compensation; Finance

Luis A. Reyes

Position, Principal Occupation and Business Experience: Retired in 2011 as a Regional Administrator (position held since 2008) of the U.S. Nuclear Regulatory Commission (the “NRC”), a federal regulatory agency. Director of your Company since 2013.

Key Attributes, Experience and Skills: Mr. Reyes received his undergraduate degree in Electrical Engineering and his Master of Science degree in Nuclear Engineering from the University of Puerto Rico. He has extensive experience in the nuclear field and has held senior leadership positions with the NRC. He joined the NRC in 1978 where he held progressively more responsible leadership roles before being named executive director of operations in 2004, where he managed the day-to-day operations of the agency. He also served as regional administrator for NRC Region II, overseeing all new commercial nuclear power plant construction in the country as well as operating plant inspections in the southeast United States. Mr. Reyes retired from the NRC in 2011 with 33 years of service. Mr. Reyes’ engineering and industry experience is essential to your Board.

Age 67 Committees: Corporate Governance, Sustainability and Corporate Responsibility; Nuclear

22	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Leslie M. Turner

Position, Principal Occupation and Business Experience: Retired in March 2018 as senior vice president, general counsel and corporate secretary (positions held since 2012) of The Hershey Company, a global confectionery company. Director of your Company since September 2018.

Key Attributes, Experience and Skills: Ms. Turner received her law degree from the Georgetown University Law Center after graduating from the New York University with a Bachelor of Science degree.  She also received a Master of Laws in Law and Government from the American University, Washington College of Law. Ms. Turner has extensive and wide-ranging leadership, legal, governance and corporate strategy skills through her former roles with The Hershey Company and

The Coca-Cola Company. Ms. Turner served as senior vice president, general counsel, and corporate secretary of The Hershey Company from 2012 until her retirement in March 2018. In this role, Ms. Turner was the leader of Hershey’s legal, government relations, corporate secretary, and corporate security functions. She also advised Hershey on M&A opportunities and other stakeholder considerations facing publicly traded companies. Prior to joining Hershey, Ms. Turner’s career included progressively more responsible leadership roles at Coca-Cola North America, Akin Gump Hauer & Feld, LLP and the senior executive service level of the federal government. Ms. Turner’s legal experience and additional regulatory experience qualify her to serve as a member of your Board.

Age 61 Committees: Audit; Compensation

23	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Items to Be Voted On

Item 1	Election of Directors ✓ Your Board recommends that you vote FOR All Nominees.

You are being asked to vote for the following 11 nominees to serve on your Board for a term expiring at the annual meeting of shareholders in 2019 and until their successors shall have been elected: Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Charles E. Jones, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes and Leslie M. Turner. Ms. Turner was elected to your Board effective September 19, 2018 and is a nominee for election by shareholders at the Annual Meeting. Ms. Turner was recommended as a director by the members of our Corporate Governance, Sustainability and Corporate Responsibility Committee.

The “Biographical Information and Qualifications of Nominees for Election as Directors” section of this proxy statement provides information for all nominees for election at the Meeting. The “Director Qualifications” section of this proxy statement provides information relating to your Board’s and Corporate Governance, Sustainability and Corporate Responsibility Committee’s review of nominees. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason, shares represented by the appointed proxies will be voted either for a lesser number of directors or for another person selected by your Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed proxies will be voted for that person who, if elected, will serve when able to do so.

Pursuant to your Company’s Amended Code of Regulations, at any election of directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled; abstentions and broker non-votes will have no effect. However, our Corporate Governance Policies also provide that in an uncontested election of directors (i.e., an election where the only nominees are those recommended by your Board), any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation to the Corporate Governance, Sustainability and Corporate Responsibility Committee following certification of the shareholder vote. The Corporate Governance, Sustainability and Corporate Responsibility Committee will promptly consider the tendered resignation and will recommend to your Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to recommend acceptance or rejection of the tendered resignation, the Corporate Governance, Sustainability and Corporate Responsibility Committee will consider factors deemed relevant by the committee members, including the director’s length of service, the director’s particular qualifications and contributions to your Company, the reasons underlying the majority withheld vote, if known, and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Policies. In considering the Corporate Governance, Sustainability and Corporate Responsibility Committee’s recommendation, your Board will consider the factors considered by the Corporate Governance, Sustainability and Corporate Responsibility Committee and any such additional information and factors your Board believes to be relevant. Your Board will act on the Corporate Governance, Sustainability and Corporate Responsibility Committee’s recommendation no later than at its next regularly scheduled board meeting.

Your Board Recommends That You Vote “For” All Nominees in Item 1. ✓

24	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Item 2	Ratification of the Appointment of the Independent Registered Public Accounting Firm ✓ Your Board recommends that you vote FOR Item 2.

You are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as your Company’s independent registered public accounting firm to examine the books and accounts of your Company for the fiscal year ending December 31, 2019. While our Amended Code of Regulations does not require shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, we are submitting the proposal for ratification as a matter of good corporate governance. However, if shareholders do not ratify the appointment, the Audit Committee will reconsider retaining PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of your Company and its shareholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and will be available to respond to appropriate questions and have an opportunity to make a statement if he or she wishes to do so. We refer you to the “Matters Relating to the Independent Registered Public Accounting Firm” section of this proxy statement for information regarding services performed by, and fees paid to, PricewaterhouseCoopers LLP during the years 2017 and 2018. Item 2 requires the affirmative vote of a majority of the votes cast and abstentions will have no effect.  There can be no broker non-votes on Item 2 as it is considered a “routine” matter under applicable NYSE rules.

Your Board Recommends That You Vote “For” Item 2. ✓

25	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Item 3	Approve, on an Advisory Basis, Named Executive Officer Compensation ✓ Your Board recommends that you vote FOR Item 3.

The following proposal provides shareholders the opportunity to cast an advisory, non-binding vote on compensation for the NEOs, (a “Say-on-Pay” vote) as further described in the CD&A and the related compensation tables and narrative disclosure. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934. Currently, the advisory vote is held annually. The next advisory vote on NEO compensation is scheduled to occur at your Company’s 2020 Annual Meeting of Shareholders. Your Board strongly supports your Company’s executive pay practices and asks shareholders to support its executive compensation program by adopting the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the FirstEnergy Corp. Named Executive Officers, as such compensation is disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the other related narrative executive compensation disclosure contained in the proxy statement.”

The primary objectives of your Company’s executive compensation program are to attract, motivate, retain, and reward the talented executives, including the NEOs, who we believe can provide the performance and leadership to achieve success in the highly complex energy industry. Our executive compensation program is centered on a pay-for-performance philosophy. After robust benchmarking and shareholder outreach, the Compensation Committee and your Board approved a number of key changes effective in 2018 to better align executive pay with shareholder interests. Additionally, in 2017 and 2018, there were no increases in base salary and target opportunity levels as a percent of base salary, in the aggregate, for short-term and long-term incentive compensation for any Section 16 Insiders, including the NEOs (excluding promotions).

In deciding how to vote on this proposal, we encourage you to read the CD&A for a more detailed discussion of our executive compensation programs and practices, beginning on page [35].

Your Board strongly believes that our compensation philosophy, in conjunction with continued shareholder outreach, is in the best interests of shareholders. We will continue to annually review and evaluate all compensation plans and programs with the goal of aligning such plans and programs with market practice and the best interests of our shareholders. Item 3 is an advisory proposal that requires the affirmative vote of a majority of the votes cast; abstentions and broker non-votes will have no effect.

Although this advisory vote is non-binding, your Board and the Compensation Committee value the views of our shareholders and will consider the voting results when considering future executive compensation practices.

Your Board Recommends That You Vote “For” Item 3. ✓

26	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Item 4

Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Replace Existing Supermajority Voting Requirements with a Majority Voting Power Threshold as Permitted under Ohio Law

✓ Your Board recommends that you vote FOR Item 4.

We are asking shareholders to consider amendments to your Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement a majority voting power threshold for shareholder voting. If the proposal is approved, all shareholder voting requirements in the Company’s Amended Articles of Incorporation and Amended Code of Regulations that are described below would provide for a majority voting power threshold as permitted under Ohio law.

Background and Governance Considerations

This proposal is a result of an ongoing review of corporate governance matters by your Board and its Corporate Governance, Sustainability and Corporate Responsibility Committee and input from our shareholders. In connection with this review, your Company continued to conduct shareholder outreach discussions with shareholders owning a significant aggregate ownership interest in your Company to solicit input about possible amendments to its governing documents, including a majority voting power threshold for shareholder voting.

In 2013 and 2016, your Company presented a management proposal to adopt a majority voting power threshold under certain circumstances. In 2017 and 2018, your Company presented a substantially similar management proposal to adopt a majority voting power threshold. However, these proposals did not receive the requisite percentage of the voting power to amend your Company’s Amended Articles of Incorporation and Amended Code of Regulations. Consistent with its strong commitment to monitoring evolutions in governance practices and in light of the benefits of broad shareholder consensus and input from our shareholder engagement efforts, your Board has elected to again submit to a shareholder vote a proposal on this topic as described below. Your Board cannot unilaterally adopt the following proposed amendments because a shareholder vote is necessary under our governing documents.

Proposed Amendments

Your Board is proposing that voting requirements in your Company’s Amended Articles of Incorporation and Amended Code of Regulations that require a supermajority vote to take certain actions be changed to a majority of the voting power of the Company as permitted by Ohio law. Ohio law permits a corporation to elect to use a vote standard of greater or less than two-thirds, but not less than a majority of the voting power.

Ohio law establishes a default two-thirds voting power requirement for corporations relating to the following provisions: amending the articles of incorporation; reducing or eliminating stated capital; applying capital surplus to dividend payments; authorizing share repurchases; authorizing sales of all or substantially all the Company’s assets; adopting a merger agreement or other merger-related actions; authorizing a combination or majority share acquisition; dissolving the Company; releasing pre-emptive rights; or authorizing a dividend to be paid in shares of another class. Ohio law also permits corporations to elect to be subject to not less than a majority voting power requirement with respect to such provisions. Article IX of the Amended Articles of Incorporation currently authorizes your Board to reduce this voting requirement to a majority of the voting power of the Company in its discretion. Your Board proposes to amend Article IX of the Amended Articles of Incorporation to provide for a majority of the voting power of the Company on these matters.

Article X of the Amended Articles of Incorporation establishes an 80 percent supermajority voting requirement to amend or repeal the following provisions of the Amended Articles of Incorporation: Article V — the fixing or changing of the terms of unissued or treasury shares; Article VI — the absence of cumulative voting rights in the election of directors; Article VII — the absence of preemptive rights to acquire unissued shares; Article VIII — the ability of the company to repurchase its shares and Article X — the supermajority voting requirement. Given the proposed change to Article IX, which already governs amending the Amended Articles of Incorporation, Article X would be eliminated.

27	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Similarly, Regulation 36 of the Amended Code of Regulations establishes an 80 percent supermajority voting requirement to amend or repeal certain regulations: Regulation 1 — the time and place of shareholder meetings; Regulation 3(a) — the calling of special shareholder meetings; Regulation 9 — the order of business at shareholder meetings; Regulation 11 — the number, election and term of directors; Regulation 12 — the manner of filling vacancies on the board of directors; Regulation 13 — the removal of directors; Regulation 14 — the nomination of directors and elections; Regulation 31 — the indemnification of directors and officers; and Regulation 36 — amendments to the Code of Regulations. Regulation 36 would be amended to lower the vote requirement to a majority of the voting power of the Company.

In addition, your Board proposes to change the 80 percent supermajority voting requirement in Regulations 11 and 13 of the Amended Code of Regulations. Currently, Regulation 11 of the Amended Code of Regulations enables a change in the number of directors of the Company, and Regulation 13 provides that any director or the entire Board of Directors may be removed, in each case only by the affirmative vote of the holders of at least 80 percent of the voting power of the Company, voting together as a single class. Your Board proposes to reduce this 80 percent supermajority voting requirement in both cases to a majority of the voting power.

The proposed amendments to the Amended Articles of Incorporation and Amended Code of Regulations are set forth in Appendix A, with deletions indicated by strike-throughs and additions indicated by underlining. The summary above is qualified in its entirety by reference to the full text of the proposed amendments in Appendix A.

Effectiveness and Vote Required

Your Board has adopted resolutions approving and recommending that shareholders approve the amendments to the Amended Articles of Incorporation and Amended Code of Regulations reflected in Appendix A, which are subject to the approval of the amendments by shareholders at the Annual Meeting, and authorizing the preparation and filing of any document necessary or advisable to implement such amendments. The amendments, if approved, would be expected to become effective prior to the next annual shareholder meeting. Approval of this proposal requires the affirmative vote of at least 80 percent of the voting power of the Company. Abstentions and broker non-votes will be counted and have the same effect as a vote “against” this item.

Your Board Recommends That You Vote “For” Item 4. ✓

28	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Item 5

Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Implement a Majority Voting Standard for Uncontested Director Elections

✓ Your Board recommends that you vote FOR Item 5.

We are asking shareholders to consider amendments to your Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement a majority voting standard in uncontested director elections. Our Amended Code of Regulations currently provides for the election of directors by a plurality of votes cast, and our Corporate Governance Policies include a director resignation policy. The plurality voting standard is also the default voting standard for the election of directors under Ohio law.

Background and Governance Considerations

This proposal is a result of ongoing review of corporate governance matters by your Board and its Corporate Governance, Sustainability and Corporate Responsibility Committee and input from our shareholders. Your Board and its Corporate Governance, Sustainability and Corporate Responsibility Committee has concluded that the adoption of the proposed majority voting standard in uncontested elections will give shareholders a greater voice in determining the composition of your Board by requiring support of a majority of shareholder votes cast for a candidate to obtain or retain a seat on our Board, and by giving greater effect to shareholder votes “against” a director candidate. Your Board is proposing these amendments in response to shareholder preferences and to reinforce our commitment to accountability and strong corporate governance practices.

In 2017 and 2018, your Company presented a substantially similar management proposal; however, the proposal did not receive the requisite percentage of the voting power to amend your Company’s Amended Articles of Incorporation and Amended Code of Regulations. Consistent with its strong commitment to monitoring evolutions in governance practices and in light of the benefits of broad shareholder consensus and input from our shareholder engagement efforts, your Board has elected to again submit to a shareholder vote a proposal on this topic as described below. Your Board cannot unilaterally adopt the following proposed amendments because a shareholder vote is necessary under our governing documents.

Proposed Amendments

Your Board is proposing to change director election voting requirements in your Company’s Amended Code of Regulations, which currently provide for a plurality voting standard, to provide for a majority voting standard for uncontested director elections and a plurality voting standard in contested elections and to provide for such change in your Company’s Amended Articles of Incorporation.

Under the proposed majority voting standard, for a candidate to be elected to your Board in an uncontested election, the number of votes cast “for” the candidate’s election must exceed the number of votes cast “against” his or her election and abstentions and broker non-votes would not be considered votes “for” or “against” a candidate. An “uncontested election” means an election in which the number of Director candidates does not exceed the number of Directors to be elected. In all other director elections, which we refer to as “contested elections,” a plurality voting standard would apply. If adopted by shareholders at this Annual Meeting of Shareholders, the majority voting standard would apply to all future uncontested director elections.

Your Board believes that a plurality voting standard should still apply in contested director elections. If the plurality voting standard did not apply in contested elections, it is possible that more candidates could be elected than the number of director seats up for election because the proposed majority voting standard simply compares the number of “for” votes with the number of “against” votes for each director candidate without regard to voting for other candidates. Accordingly, the proposed majority voting standard retains plurality voting in contested director elections to avoid such results.

29	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Under Ohio law and your Company’s Amended Code of Regulations, an incumbent director who is not re-elected remains in office until his or her successor is elected, continuing as a “holdover” director. If this proposal is approved, we will make conforming revisions to the existing director resignation policy (discussed on page [24]) in your Company’s Corporate Governance Policies to reflect that an incumbent director who does not receive more votes “for” than “against” his or her election in an uncontested election will promptly submit a written offer of resignation to the Corporate Governance, Sustainability and Corporate Responsibility Committee, which will make a recommendation to your Board within 60 days following the date of the election as to whether or not it should be accepted. Your Board will consider the recommendation and decide whether to accept the resignation, as described in more detail in our Corporate Governance Policies. Furthermore, if one or more directors standing for election does not receive a majority of the votes cast and his or her resignation is accepted by your Board, your Board may fill the vacancy without any further shareholder vote.

Your Company’s Amended Code of Regulations provides for a plurality voting standard in the election of directors. To implement a majority voting standard, Ohio law requires the Amended Articles of Incorporation to be amended. Additionally, your Company’s Amended Code of Regulations requires a conforming amendment. The actual text of the proposed amendment to your Company’s Amended Articles of Incorporation, including a new Article XII, and amendment to Regulation 11 of your Company’s Amended Code of Regulations, marked with underlining to indicate additions and strike-throughs to indicate deletions, are attached to this Proxy Statement as Appendix B. The amendment to the Amended Articles of Incorporation will become effective upon filing the Amendment to the Amended Articles of Incorporation with the Secretary of State of Ohio.

The above disclosure is qualified in its entirety by reference to the full text of the proposed amendments in Appendix B.

Effectiveness and Vote Required

Your Board has adopted resolutions approving and recommending that shareholders approve the amendments to the Amended Articles of Incorporation and Amended Code of Regulations reflected in Appendix B, which are subject to the approval of the amendments by shareholders at the Annual Meeting, and authorizing the preparation and filing of any document necessary or advisable to implement such amendments. The amendments, if approved, would be expected to become effective prior to the next annual shareholder meeting. Approval of this proposal requires the affirmative vote of at least 80 percent of the voting power of the Company. Abstentions and broker non-votes will be counted and have the same effect as a vote “against” this item.

Your Board Recommends That You Vote “For” Item 5. ✓

30	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Item 6	Approve a Management Proposal to Amend the Company’s Amended Code of Regulations to Implement Proxy Access ✓ Your Board recommends that you vote FOR Item 6.

We are asking shareholders to consider an amendment to your Company’s Amended Code of Regulations to implement “proxy access.” Proxy access, as further described below, allows eligible shareholders to include their own nominee or nominees for election to your Board in our proxy materials, along with your Board-nominated candidates.

Background and Governance Considerations

This proposal is a result of an ongoing review of corporate governance matters by your Board and its Corporate Governance, Sustainability and Corporate Responsibility Committee and input from our shareholders. Your Board and the Corporate Governance, Sustainability and Corporate Responsibility Committee have considered the advantages and disadvantages of providing proxy access rights to shareholders, including the view expressed by a number of our shareholders during our outreach that proxy access rights would increase the accountability of directors to shareholders and would allow shareholders to express preferences in director nominations more easily. This proxy access proposal addresses our outreach findings and is in line with market practices.

In 2016, 2017 and 2018, your Company presented substantially similar management proposals; however, these proposals did not receive the requisite percentage of the voting power to amend the Amended Code of Regulations. Consistent with its strong commitment to monitoring evolutions in governance practices and in light of the benefits of broad shareholder consensus and input from our shareholder engagement efforts, your Board has elected again to submit to a shareholder vote a proposal on this topic as described below. Your Board cannot unilaterally adopt the following proposed amendment because a shareholder vote is necessary under our governing documents.

Proposed Amendment

Your Board is proposing an amendment to your Company’s Amended Code of Regulations that permit certain shareholders to include a specified number of director nominees in our proxy materials for our annual meeting of shareholders.

The proposed amendment would permit a single shareholder, or group of up to 20 shareholders, holding full voting and investment rights and the full economic interest, that has maintained continuous ownership of at least three percent of the Company’s outstanding common stock for at least the previous three years to include a specified number of director nominees, as described below, for election to your Board in the proxy statement for the Company’s annual meeting of shareholders.

Number of Shareholder-Nominated Candidates

The maximum number of shareholder-nominated candidates would be equal to 20 percent of the directors in office as of the last day a shareholder nomination may be delivered or received or, if the 20 percent calculation does not result in a whole number, the closest whole number below 20 percent and in any event, not less than two shareholder nominated candidates. If your Board decides to reduce the size of your Board after the nomination deadline due to director retirement, resignation or otherwise, the 20 percent calculation will be applied to the reduced size of your Board, with the potential result that a shareholder-nominated candidate may be disqualified. Shareholder-nominated candidates that your Board determines to include in the proxy materials as Board-nominated candidates will be counted against the maximum.

Procedure for Selecting Candidates in the Event the Number of Nominees Exceeds the Maximum

Nominating shareholders are required to provide a list of their proposed nominees in rank order. If the number of shareholder-nominated candidates exceeds the maximum number of permitted shareholder candidates, the highest ranked nominee from the nominating shareholder or group of nominating shareholders, as the case may be, with the largest qualifying ownership will be selected for inclusion in the proxy materials first followed by the highest ranked nominee from the nominating shareholder or group of shareholders, as the case may be, with the next largest qualifying ownership, and continuing on in that manner, until the maximum number of nominees is reached.

31	FirstEnergy Corp. 2019 Proxy Statement

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Nominating Procedure

Requests to include shareholder-nominated candidates in your Company’s proxy materials must be received, under most circumstances, no earlier than 150 days and no later than 120 days before the anniversary of the date that your Company issued its proxy statement for the previous year’s annual meeting of shareholders. Each shareholder or shareholder group seeking to include a shareholder nominee in your Company’s proxy materials is required to provide certain information, including, but not limited to, the verification of share ownership, biographical information about the nominee and certain representations, as set forth in the proposed amendment attached hereto as Appendix C.

Independence and Other Qualifications of Shareholder Nominees

A shareholder nominee would not be eligible for inclusion if your Board determines that he or she is not independent under the listing standards of the principal U.S. exchange upon which the common stock of your Company is listed (which is the NYSE), any applicable rules of the SEC, or any publicly disclosed standards used by your Board in determining and disclosing the independence of your Company’s directors.

Furthermore, a shareholder nominee would not be qualified to be a director of your Company if, among other things: (i) his or her election would cause your Company to be in violation of its governing documents, the listing standards of the principal U.S. exchange upon which the common stock of your Company is listed, any applicable federal law, rule or regulation or your Company’s publicly disclosed policies and procedures; (ii) he or she has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years; (iii) he or she is a named subject of a pending criminal proceeding or has been convicted in a criminal proceeding within the past 10 years (excluding traffic violations and other minor offenses); (iv) he or she is subject to certain enforcement orders related to the regulation of securities; or (v) he or she has provided, or his or her nominating shareholder or group of nominating shareholders has provided, information to us that is not accurate, truthful and complete in all material respects, or that otherwise contravenes certain specified agreements, representations or undertakings.

The proposed amendment to the Amended Code of Regulations is set forth in Appendix C, with deletions indicated by strike-throughs and additions indicated by underlining.

The above disclosure is qualified in its entirety by reference to the full text of the proposed amendment in Appendix C.

Effectiveness and Vote Required

Your Board has adopted a resolution approving and recommending that shareholders approve the amendment to the Amended Code of Regulations reflected in Appendix C, which are subject to the approval of the amendment by shareholders at the Annual Meeting, and authorizing the preparation and filing of any documents necessary or advisable to implement such amendment. The amendment, if approved, would be expected to become effective prior to the next annual shareholder meeting. Approval of this proposal requires the affirmative vote of at least 80 percent of the voting power of the Company. Abstentions and broker non-votes will be counted and have the same effect as a vote “against” this item.

Your Board Recommends That You Vote “For” Item 6. ✓

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Shareholder Proposal

One shareholder proposal has been submitted for consideration and action by shareholders.

The shareholder resolution and proposal, for which your Company and your Board disclaim responsibility, are set forth below and are reproduced verbatim in accordance with the applicable rules and regulations. The shareholder resolution and proposal may contain assertions that we believe are factually incorrect. We have not attempted to refute all of the inaccuracies. After careful consideration, your Board recommends that you vote “AGAINST” the shareholder proposal in Item 7 for the reasons noted in your Company’s response following the shareholder proposal.

Item 7	Shareholder Proposal X Your Board recommends that you vote AGAINST Item 7.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, plans to introduce the following resolution at the Annual Meeting. We have been notified that Mr. Chevedden is the beneficial owner of no less than 90 shares of your Company’s common stock.

Proposal 7 – Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

The Board of Directors, with a fiduciary duty to shareholders, may find it necessary to adjourn the annual meeting to solicit the votes necessary for approval if the votes for approval are lacking during the annual meeting as they have been for a seemingly countless number of years on this same proposal topic at FirstEnergy. To facilitate this - adjourn appears 10-times in the FirstEnergy governing documents.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. The proponents of these proposals included Ray T. Chevedden and William Steiner. The votes would have been higher than 74% to 88% if all shareholders had equal access to independent proxy voting advice.

Currently a 1%-minority can frustrate the will of our 79% shareholder majority in an election in which 80% of shares cast ballots. In other words a 1%-minority have the power to prevent 79% of shareholders from taking important action such as eliminating 80%-voting thresholds in our governing documents.

Please vote yes:

Simple Majority Vote-Proposal 7

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1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Your Company’s Response — Item 7 — Shareholder Proposal Requesting Steps to Implement Simple Majority Voting

This non-binding shareholder proposal requests that your Board take the steps necessary so that each shareholder voting requirement in your Company’s Amended Articles of Incorporation and Amended Code of Regulations that “calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.”

We encourage you to refer to your Company’s proposal (Item 4 above), which is a binding proposal that would implement a majority voting power threshold for shareholder voting. As described in Item 4 above, Ohio law provides that certain voting requirements can be changed to a majority of the voting power of your Company, not a majority of votes cast as stated in the shareholder proposal.

Because the Company’s proposal (Item 4 above) is binding, if approved by shareholders, the proposal would be implemented. However, if this non-binding shareholder proposal is approved by shareholders, there is no obligation for the Company to implement it and the approval of both proposals could lead to confusing results. In sum, your Board believes the proposal put forth by your Company in Item 4 above more appropriately and effectively implement the policy at issue and serves the best interests of our shareholders.

Your Board recommends that you vote “AGAINST” this shareholder proposal (Item 7).	X

34	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Executive Compensation

Compensation Committee Report

The Compensation Committee reviewed and discussed the CD&A with management and, based on such review and discussions, the Compensation Committee recommended to your Board that the CD&A be included (or incorporated by reference, as applicable) in your Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and 2019 Proxy Statement.

Compensation Committee: Christopher D. Pappas (Chair), Steven J. Demetriou, Sandra Pianalto, Dr. Jerry Sue Thornton, and Leslie M. Turner.

Compensation Discussion and Analysis

Introduction

This CD&A provides an overview of your Company’s strategy and performance, shareholder engagement process, and 2018 executive compensation programs and decisions, and plans for the 2019 compensation programs. This CD&A focuses on the compensation of our NEOs for fiscal year 2018 who were as follows:

Named Executive Officer	Title
Charles E. Jones	President and CEO
Steven E. Strah	Senior Vice President and Chief Financial Officer (“CFO”)
James F. Pearson	Executive Vice President, Finance (former CFO)
Leila L. Vespoli	Executive Vice President, Corporate Strategy, Regulatory Affairs and Chief Legal Officer
Samuel L. Belcher	Senior Vice President and President, FirstEnergy Utilities
Bennett L. Gaines	Senior Vice President, Corporate Services and Chief Information Officer
Donald R. Schneider	President, FirstEnergy Solutions Corp. (“FES”) (1)
(1)

Effective March 2, 2019, Mr. Schneider will step down as President of FES and will remain the executive chairman of the board of directors of FES. He will retire as an officer effective May 1, 2019 as discussed further in this CD&A.

During 2018, Mr. Pearson, formerly Executive Vice President and Chief Financial Officer, became the Executive Vice President, Finance, Mr. Strah became Senior Vice President and CFO, and Mr. Belcher became Senior Vice President and President, FirstEnergy Utilities and was appointed as an executive officer of your Company. As a former employee and President and Chief Nuclear Officer (“CNO”) of FirstEnergy Nuclear Operating Co (“FENOC”) and due to the strategic review to exit competitive generation, Mr. Belcher did not participate in all of the same compensation programs as the other NEOs. We have outlined where there are differences to the compensation programs for Mr. Belcher in this proxy statement. Unless otherwise noted, however, all information contained in the CD&A applies to Mr. Belcher.

Beginning in February 2018, Mr. Schneider was no longer designated an executive officer of your Company due to his role at FES; however, he continued to meet disclosure requirements as a NEO. As an employee of FES, and due to the strategic review to exit competitive generation, Mr. Schneider did not participate in all of the same compensation programs as the other NEOs. The compensation programs for FES participants that applied to Mr. Schneider are described separately in this proxy statement. Unless otherwise noted, all information contained in the CD&A applies to Mr. Schneider.

35	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

CD&A Quick Reference Guide

Key Sections	Core Topics	Page
Executive Summary	• Our Fully Regulated Business Strategy • Strategic Initiatives • Shareholder Engagement and Say-on-Pay Results • Our Responses in 2018 to Shareholder Feedback	[37]
Governance of Our Compensation Programs	• Compensation Philosophy • What We Do and Don’t Do • Role of our Compensation Committee, Management and Compensation Consultant • Benchmarking	[41]
Components of Total Direct Compensation Programs

•    Key Elements of 2018 Executive Compensation

•    Compensation Mix

•    Determination of Compensation

-    2018 Target Compensation (Base Salary + Incentive Compensation)

-    2018 FE Short-term Incentive Program (“FE STIP”)

-    Long-term Incentive Compensation (“FE LTIP”) awards (for NEOs other than Mr. Schneider)

-    2018 Performance-Adjusted Restricted Stock Units (“Transition Award”) for Mr. Belcher

-    Key Employee Retention Plan (“KERP”) for Mr. Belcher

-    2018 Annual Incentive Program (“AIP”) for Mr. Schneider

•    Incentive Compensation Payouts for 2018

•    Outstanding Award Cycles (2017-2019 and 2018-2020)

•    Potential Negative Discretion for the 2016-2018 and 2017-2019 FE LTIP Cycles

•    Realized Compensation

•    2019 Incentive Plan Design and NEO Compensation

[45]
Other Compensation Policies and Practices

•    Retirement, Other Benefits and Perquisites

•    Severance and Change in Control (“CIC”) Policies

•    Share Ownership Guidelines and Prohibitions on Hedging and Pledging Shares

•    Clawback Provisions Policy

•    Risk Assessment of Compensation Programs

•    Impact of Tax Requirements on Compensation

[57]
Key Performance Indicator (“KPI”) Results and RSU Index Scores	• 2016-2018 Cycle FE LTIP Details	[62]
CD&A Glossary of Terms	• Key Terms and Definitions	[64]

36	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Executive Summary

Our Fully Regulated Business Strategy

FirstEnergy is a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger. In 2018, we made significant progress with our strategy to become a fully regulated utility company, focusing on stable and predictable earnings and cash flow from our regulated business units. The Company has made significant strides to grow regulated earnings and improve financial strength in many areas as we successfully position as a fully regulated business:

✓	Significant investment in Energizing the Future transmission program
✓	Strengthened balance sheet and restructured organization and costs to increase financial flexibility in the regulated businesses
✓	Implemented D&I initiatives to help drive financial performance

In 2018, FirstEnergy continued to successfully address these initiatives aggressively, which led the way to several major announcements. Following a $2.5 billion equity investment in your Company from several prominent investors in January, in February we announced an over $11 billion capital plan to be invested in our regulated businesses over the next several years.

Through FirstEnergy’s “FE Tomorrow” initiative, your Company implemented a cost cutting initiative to define the corporate services FirstEnergy would need to support its regulated business once the company exited competitive generation. Through the initiative, FirstEnergy sought to ensure the company has the right talent, organizational and cost structure to efficiently service customers and achieve its earnings growth targets. In support of the FE Tomorrow initiative, more than 80% of eligible employees, totaling nearly 500 people in the shared services, utility services and sustainability organizations accepted a Voluntary Enhanced Retirement Package (“VERP”) that included severance compensation and a temporary pension enhancement, with most employees having already retired. Those that accepted the VERP also included Ms. Vespoli and Mr. Pearson, pursuant to an Executive VERP (“E-VERP”), and Mr. Schneider, pursuant to a Voluntary Early Retirement Option (“FES VERO”), which both contained substantially the same terms as the VERP, and is discussed further in the CD&A.  Management expects the cost savings resulting from the FE Tomorrow initiative to support the company’s growth targets.

With respect to the voluntary petitions for relief filed under Chapter 11 of the United States Bankruptcy Code by our competitive subsidiary FES and all of its subsidiaries, as well as FENOC in March 2018 (the “FES Bankruptcy”), the U. S. Bankruptcy Court for the Northern District of Ohio (“Bankruptcy Court”), on September 26, 2018, approved the Company’s definitive settlement with the FES debtor parties. Among other terms, the settlement agreement granted a full release of all claims against FirstEnergy by the FES debtors and their creditors. However, the FES Bankruptcy settlement agreement and the releases granted therein are subject to material conditions, which primarily consist of the issuance of a final order by the Bankruptcy Court approving the plan or plans of reorganization for the FES debtor parties which are acceptable to the Company.

These developments serve as significant milestones in our transition to becoming a high-performing, fully regulated utility company as well as better position us to deliver stable, long-term value for our shareholders and customers. Your Board is pleased with the progress that has been made and management’s execution during this pivotal company transition.

Strategic Initiatives

Achievement of our strategic initiatives have strengthened our balance sheet and have achieved the financial flexibility necessary to transition to a high-performing fully regulated Company. Your Company has transformed into an organization focused on more stable and predictable earnings and cash flow from its fully regulated business units. These units are Regulated Distribution and Regulated Transmission - which focus on delivering enhanced customer service and reliability. Together, the Regulated Distribution/Regulated Transmission businesses are expected to provide stable, predictable earnings and cash flows that support FE’s dividend. To further reflect on the Company’s confidence in its long-term, sustainable growth plan, in November 2018, the Board approved a new dividend policy targeting a payout ratio of 55% to 65% of the Company’s non-GAAP earnings. As a result, your Company announced a dividend payable on March 1, 2019 of $0.38 per share, representing an increase of $0.02 per share. The growth in dividend rate will enable enhanced shareholder returns while continuing with substantial regulated investments.

The scale and diversity of our ten utility operating companies that comprise the Regulated Distribution business uniquely position this business for growth through opportunities for additional investment. Since 2015, Regulated Distribution has experienced significant growth through investments that have improved reliability and added operating flexibility to the distribution infrastructure, which provide benefits to the customers and communities those Utilities serve. The Regulated Distribution business has $6.2 - $6.7 billion in planned capital investment from 2018 through 2021.

With approximately 24,500 miles in operations, the Regulated Transmission business is the centerpiece of FirstEnergy’s regulated investment strategy with approximately 80% of its capital investments recovered under forward-looking formula

37	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

rates. Regulated Transmission has also experienced significant growth as part of its Energizing the Future transmission plan with plans to invest up to $4.8 billion from 2018 through 2021. These investments are expected to strengthen grid and cyber-security and make the transmission system more reliable, with improved operational flexibility.

•

A critical component of your Company’s success centers on delivering on our roadmap to move the D&I culture forward. Companies that are more diverse are better able to attract top talent as well as improve decision making, innovation, employee engagement and their understanding of customer needs. There is a consistent correlation between diversity and financial performance. Over the last three years, we have laid the foundation for our D&I initiatives by addressing the drivers of employee engagement and branding:

✓	Established executive leadership D&I council with full time D&I resources;
✓	Benchmarked leading utility and industry D&I programs;
✓	Companywide training for D&I imperative and unconscious bias; and,
✓	Established Employee Business Resource Groups.
•

FirstEnergy has developed an ESG/Sustainability strategy that provides opportunities to increase the diversity of our employees, make customer lives brighter, our environment better, and our communities stronger. D&I has become one of our advancing core values and is woven into the fabric of our operation and practices. Our focus now is to build and sustain a high-performing, innovative and diverse team culture through:

✓	Launching the D&I Employee Survey seeking critical feedback from employees;
✓	Process enhancements to improve our recruiting and promotion outcomes (diverse slates, diverse interviewing teams, and interview team selection discussions);
✓	Embedded accountability for D&I as a priority for managers and above; and
✓

Implemented metrics and a compensable D&I KPI for leaders to measure progress and drive improvement in the diversity of our leadership pipeline, workforce representation and overall employee inclusion.

While we are proud of our strategic and operational results, we are also encouraged by the gains in our stock price over the past year following the uncertainty associated with transitioning away from commodity exposed generation. Based on publicly available guidelines on Institutional Shareholder Services methodology, FirstEnergy generated a Total Shareholder Return (“TSR”), or stock price change plus the value of reinvested dividends, over the last three years of 10.8% and over the last year of 25.2%. Given that our executives met rigorous financial and operational goals, the compensation programs ending in 2018 resulted in above-target payouts to NEOs. The Compensation Committee determined that it would be in the best interests of the Company to pay out the incentive plans in 2018 as designed. The Board further determined that this decision was important to demonstrate its strong confidence in the executive team, while serving as a retention mechanism for our very capable executives during a critical period in your Company’s evolution.

Shareholder Engagement and Say-on-Pay Results

Based in part on shareholder engagement, we made substantial changes to our compensation plans and programs for 2018 which are described in the proxy statement. As we prepared for 2018, the Committee and management recognized pay and performance alignment concerns with our incentive programs. In 2017, the CEO voluntarily reduced his incentive compensation opportunities to levels consistent with 2015 and the Board approved an increase in his share ownership guidelines. The CEO compensation and share ownership levels were maintained for 2017, 2018 and 2019. For the second consecutive year (e.g., 2017 and 2018), there were no base salary increases and no increase in target opportunity levels as a percent of base salary, in the aggregate, for short-term and long-term incentive compensation, for the Section 16 Insiders (excluding promotions).

Our Board and management are committed to engaging our shareholders and soliciting their perspectives on key performance, compensation and governance issues. Select board members and management representatives conducted extensive outreach during 2018, focused on the top 100 shareholders, who accounted for nearly 68% of the outstanding shares at that time. Our 2018 Say-On-Pay vote successfully passed with over 95% support, which we believe was an early vote of confidence and a direct result of the substantial changes that we made to our compensation plans and programs for 2018.

38	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

We continue to engage with shareholders and gather feedback on our compensation programs to use in our annual review of our incentive programs. Our outreach efforts include in-person discussions and phone calls with many of our top 20 shareholders (holding about 52% of our outstanding shares). Although not all shareholders accept our invitation, we held meetings with shareholders representing more than 16% of our outstanding shares.

In an effort to align our compensation programs with the interests of shareholders, improve the relationship between pay and performance, better tie our executive compensation programs to our business strategies, and drive the right executive behaviors the following summary of incentive design changes were proactively made to FirstEnergy’s incentive programs beginning with awards granted in 2018.

Our Responses in 2018 to Shareholder Feedback

Shareholder Feedback	2018 Actions(1)
Shareholders want pay for performance alignment; metrics should drive Company strategy and long-term shareholder value

•  Continued the freeze on base salaries and target opportunity levels as a percentage of base salary, in the aggregate, for short-term and long-term incentive compensation for Section 16 Insiders (excluding promotions) to increase focus on performance and pay alignment.

•  With the support of the Compensation Committee and the Board, in 2017 Mr. Jones voluntarily reduced his FE STIP opportunity (120% to 115%) and FE LTIP opportunity (600% to 545%) to levels established in 2015, which reduction continued for his 2018 and 2019 compensation.

•  Linked programs to key drivers of shareholder value:

•  FE STIP tied to a funding “gate” based on Operating Earnings in 2018;

•  FE LTIP tied to Operating Earnings per Share (“EPS”) and Capital Effectiveness, both of which are strong indicators of shareholder value in the utility industry; and

•  External segment reporting is consistent with the internal financial reports to regularly assess performance of the business and allocate resources.

•  Re-designed the FE LTIP:

•  Included a Relative Total Shareholder Return (“RTSR”) modifier, which will increase or decrease the LTIP payout based on performance against companies in the S&P 500 Utilities Index to enhance link to shareholder value; and

•  Incorporated a TSR cap (if absolute TSR is negative over the three-year LTIP period, the payout will be capped at 100%).

•  In order to further align the previously awarded FE LTIP cycles for 2016-2018 and 2017-2019 with long-term shareholder value, added an absolute TSR cap for Messrs. Belcher, Jones, Pearson, Strah, and Ms. Vespoli that will limit the FE LTIP maximum possible payouts as follows:

•  Capped at 100% if the absolute TSR is negative over the respective three-year performance periods;

•  Based on a continuous function for absolute TSR growth between 0% and 8% for the 2016- 2018 cycle and 0% and 10% for the 2017-2019 cycle; and

•  Paid as earned (up to the max of 200%) if the absolute TSR growth over the performance period is greater than 8% and 10%, respectively.

•  The calculation will use the average stock price for the month of December (i.e., December 2015 and December 2018 for the 2016-2018 cycle and December 2016 and December 2019 for the 2017-2019 cycle) and will assume dividends are reinvested.

39	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Shareholder Feedback	2018 Actions(1)

•  Maintained current caps on FE STIP (maximum payout 150%, which is a more conservative position compared to the Utility peer groups), and FE LTIP (maximum payout 200%, which is in line with the Utility peer group).

Shareholders prefer performance-based vs. time-based awards	• Continued focus on 100% performance-based long-term incentives, a leading practice compared to our peer groups.
Shareholders prefer 3-year cumulative vs. successive annual performance periods for the long-term incentive plans

•  Eliminated the annual goal-setting approach in the FE LTIP and moved to establishing 3-year cumulative goals focused on an operating EPS KPI tied to Regulated Distribution, Regulated Transmission and Corporate/Other and 3-year average Capital Effectiveness.

•  Included a 3-year RTSR modifier with an absolute TSR cap.

•  Simplified the LTIP structure and eliminated the annual accumulation of points over the 3-year cycle in favor of cumulative metrics.

Goals need to be set rigorously and the process needs to be transparent

•  Maintained additional stretch-level performance measure through goal setting process. As an example, in the 2018 FE STIP, added $0.06 cents to the stretch-level KPI Operating EPS above what was communicated to investors in November 2017.

• Improved calibration of payout to performance levels to better align pay with performance

•  Enhanced the financial goal setting process with the Compensation Committee by including detailed reconciliations and conducting an independent assessment of the rigor of incentive compensation performance goals for their reasonableness and competitiveness

STIP and LTIP metrics should be relevant to the business and not overlapping

•  FE STIP incorporates a financial Operating Earnings goal, operational goals, safety goals, and D&I goals

•  Replaced the FE STIP pool funding approach with a threshold financial performance hurdle for the FE STIP ensuring that financial performance is met before operational performance is rewarded

•  FE LTIP incorporates an Operating EPS goal, Capital Effectiveness goals, and a RTSR modifier

•  Eliminated the one remaining overlapping metric – safety – in the FE LTIP, and increased the weighting on safety KPIs in FE STIP

(1)	Refer to the CD&A Glossary of Terms on page [64] for definitions.

40	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Governance of our Executive Compensation Programs

Compensation Philosophy

The primary objectives of our executive compensation programs are to:

•	Attract, retain, focus and reward talented executives who drive our success in the highly complex utility industry by offering competitive total compensation for our executives overall;
•	Promote the long-term financial health of the business, and the creation of value for the sustained benefit of shareholders, by emphasizing long-term incentives in the pay mix;
•

Seek to calibrate pay to performance to ensure that the interests of our executives and shareholders are aligned, such that 50th percentile compensation is realized for strong corporate performance, above 50th percentile compensation is realized for exceptional performance, and below 50th percentile compensation is realized for below expected performance;

•	Tie executive awards to corporate results as well as to overall business unit performance to hold executives accountable for their areas of responsibility;
•

Recognize individual contributions, including individual performance, experience, and future potential in determining actual pay levels to help ensure that your Company retains our most critical talent; and

•	Conduct ourselves in a way that comports with standards of good governance, consistent with creating long-term value for shareholders.

What We Do and Don’t Do

We continually strive to make improvements to our executive compensation plans and programs. Below is a summary of what we do and don’t do with respect to executive compensation, the totality of which we believe aligns with the long-term interests of our shareholders and with commonly viewed best practices in the market:

What We Do	What We Don’t Do

✓    Pay-for-performance

•    FE LTIP is 100% at risk, with no solely time- based vesting requirements

✓    Caps on short-term and long-term incentive awards

•    Eliminated the prior “Pool of Funds” approach for 2018 FE STIP and implemented a threshold financial performance hurdle

o    The Company must achieve threshold-level achievement for the Operating Earnings before any STIP award is paid

•    Individual short-term incentive awards capped at 150% (vs. industry caps at 200%)

•    Individual long-term incentive awards capped at 200% (consistent with the industry)

✓    Non-overlapping financial performance measures in our short- and long-term incentive plans

✓    Combination of absolute and relative performance goals

✓    Robust stock ownership guidelines

✓    Clawback policy

✓    Mitigate undue risk through compensation design, corporate policies, and effective governance

✓    Annual Say-on-Pay vote

✓    Double-trigger CIC provisions

✓    Independent compensation consultant for the Compensation Committee comprised of only independent directors

✓    Beginning in 2018, cap on LTIP payouts if absolute TSR over the performance period is negative

  No executive hedging or pledging allowed

  No employment agreements

  No tax gross-ups for our NEOs

  No repricing of underwater stock options without shareholder approval

  No excessive perquisites

  No payment of dividends on unearned shares

  No new entrants in the SERP – SERP closed since 2014

41	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Role of our Compensation Committee, Management and Compensation Consultant

The Compensation Committee is responsible for overseeing executive compensation and making recommendations to the Board for establishing appropriate salary and incentive compensation for our executive officers, including our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with Company and business unit performance, business strategies, and drivers for growth in shareholder value. The Compensation Committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the Compensation Committee evaluates information provided by its independent compensation consultant and our CEO, as discussed below. During 2018, the Compensation Committee engaged the services of Farient Advisors (“Farient”) as the Compensation Committee’s independent compensation consultant. The Compensation Committee reviews the mix and level of compensation by each component individually and in the aggregate. The Compensation Committee, using tally sheets and accumulated wealth summaries, also reviews current and previously awarded but unvested compensation.

Management identifies high-potential executive successors, including a focus to identify high-performing, diverse leaders. Your Company’s talent philosophy is that all leaders, regardless of level, must demonstrate the ability to motivate future performance, be accountable for their behaviors and results, and enable employees to do their best every day. Executive succession topics are reviewed periodically by the CEO, the Senior Vice President, Human Resources and Chief Human Resource Officer and the Compensation Committee. Executive succession plans are previewed by the Compensation Committee, as applicable, and with the full Board at its annual strategy retreat. Consistent with the D&I initiative, the Compensation Committee has emphasized social responsibility at your Company, introducing goals related to diversity and inclusion beginning in 2018.

With respect to our CEO’s compensation, the Compensation Committee also annually:

•	Reviews, determines, and recommends to the Board the Company’s goals and objectives with respect to CEO compensation; and
•

Makes compensation recommendations to the Board for its approval or ratification based upon the CEO’s performance, competitive compensation benchmarking survey data and the utility peer group proxy data.

The Compensation Committee and Board are responsible for establishing the compensation of the NEOs. Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in Compensation Committee meetings during an executive session and is presented to the independent members of your Board for review and approval. Annually, the Compensation Committee also reviews the goals and targets of the incentive compensation programs with a focus on setting challenging, but realistic, targets to drive performance and to improve shareholder value over the long term.

The CEO, with guidance from Human Resources, typically makes recommendations to the Compensation Committee with respect to the compensation of the other NEOs and the other Section 16 Insiders. The CEO possesses insight regarding individual performance, experience, future promotion potential, and intentions in retaining particular senior executives. The CEO presents his recommendations to the Compensation Committee for review. However, the Compensation Committee may modify or disregard the CEO’s recommendations. Farient, as discussed below, regularly provides market-level commentary and observations regarding compensation adjustments to the Compensation Committee.

The Compensation Committee also engaged Farient to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The Compensation Committee relied on Farient’s expertise in benchmarking and familiarity with competitive compensation practices in the utility and general industry sectors. In addition, the Compensation Committee regularly requested advice from Farient concerning the design, communication, and implementation of our incentive compensation plans and other programs. In 2018, the Compensation Committee elected to meet with Farient without management (including the CEO) present, in an executive session after most of the regularly scheduled Compensation Committee meetings.

The services provided by Farient to the Compensation Committee in 2018 include:

•

Review of our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;

•	Review of our peer groups used for compensation benchmarking purposes for executives and directors;
•	Independent assessment and review of the rigor of incentive compensation performance goals and the goal setting process, including:
o	Evaluating historical, recent and projected performance;

42	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

o	Reviewing analyst estimates to understand external expectations;
o	Analyzing historical and projected peer data; and,
o	Calculating the probability of achievement of targets to assess the competitiveness of goals.
•	Analysis of competitive compensation practices for executives and directors within our peer groups;
•	Review of the description of our executive compensation practices in our annual proxy statement and apprising the Compensation Committee of its recommendations and necessary changes;
•	Review of share ownership guidelines;
•	Review of all aspects of our STIP and LTIP plan designs, including measures, weightings, leverage, and equity mix;
•	Review of CIC benefits to help ensure alignment with our compensation philosophy and competitive practice;
•

Regularly informing the Compensation Committee of legislative and regulatory changes, market trends and current issues with respect to executive compensation and educating members on our processes, plans and programs; and

•	Preparation for and attendance at all Compensation Committee meetings, including executive sessions, if applicable and as needed.

The Compensation Committee obtained and considered representations from Farient that they were an independent consultant and that there were no conflicts of interest. The Compensation Committee has considered the independence of Farient, as required by SEC and NYSE rules and requirements. The Compensation Committee also considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to Farient and their work. Based on this review, the Compensation Committee is not aware of any conflict of interest that has been raised by the work performed Farient.

Benchmarking

The Compensation Committee uses competitive benchmarking data to evaluate compensation practices and develop compensation recommendations for each of the Section 16 Insiders, including the NEOs. The Company uses a combination of a utility peer group and a general industry peer group to provide an overall competitive total rewards package. Employee and executive compensation, executive benefits and perquisites, broad-based benefits (retirement benefits, death benefits, long-term disability and health care) and director compensation are all benchmarked against the same peer groups. The Compensation Committee uses competitive “blended” market data (i.e., the average of the revenue-regressed 50th percentile of our utility peer group and general industry peer group, referred to as the “Blended Median”) to set compensation levels and to determine any adjustment to assess the competitiveness of the base salary, short- and long-term target incentive opportunities and total target compensation and considers a range of 80% to 120% of the Blended Median for each component of pay to be competitive.

In 2017, a comprehensive peer group review was performed in which the peer groups were selected and comprised of a utility peer group of 22 companies and a general industry peer group of 45 companies. With the exception of periodic merger and acquisition activity, our utility peer group has remained consistent and generally unchanged over the last 10 years. The Compensation Committee selected the 2018 peer groups based on the following criteria, and the peer groups remained unchanged from the group identified for 2017:

•	Included companies with revenues between $8 and $30 billion (a range of approximately 0.5 to 2.0 times our revenue) with whom we compete for talent;
•

Excluded companies and industries whose compensation or business models significantly differ from utilities, such as financial services, health care, retail, franchise, media and companies that are internationally headquartered; and

•	Included a few select companies outside of the revenue scope based on their close geographic proximity to your Company.

43	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Due to merger and acquisition activity, EMC Corp has been removed from the general industry peer group for 2018. As a result, the peer groups for 2018 included the following 22 utility peer companies and 43 general industry peer companies:

2018 Utility Peer Group
AES CORPORATION AMEREN CORP AMERICAN ELECTRIC POWER CO INC CENTERPOINT ENERGY INC CMS ENERGY CORP CONSOLIDATED EDISON INC DOMINION RESOURCES INC DTE ENERGY CO	DUKE ENERGY CORP EDISON INTERNATIONAL ENTERGY CORP EVERSOURCE ENERGY EXELON CORP NEXTERA ENERGY INC NISOURCE INC	NRG ENERGY PG&E CORP PPL CORP PUBLIC SERVICE ENTERPRISE GROUP SEMPRA ENERGY SOUTHERN CO XCEL ENERGY INC

2018 General Industry Peer Group
3M COMPANY	GENUINE PARTS CO	OWENS CORNING
AIR PRODUCTS & CHEMICALS INC	GOODYEAR TIRE & RUBBER CO	PACCAR INC
ALCOA INC	HALLIBURTON CO	PARKER HANNIFIN CORP
AUTOMATIC DATA PROCESSING INC	HONEYWELL INTERNATIONAL INC	PPG INDUSTRIES INC
BAXTER INTERNATIONAL INC	ILLINOIS TOOL WORKS INC	PROGRESSIVE CORP
BRISTOL MYERS SQUIBB CO	INTERNATIONAL PAPER CO	QUALCOMM INC
COLGATE PALMOLIVE CO	JABIL CIRCUIT INC KELLOGG CO	RAYTHEON CO
CONAGRA FOODS INC	KIMBERLY CLARK CORP	STRYKER CORP
CUMMINS INC	L 3 TECHNOLOGIES, INC	TEXTRON INC
CSX CORP.	MOSAIC CO	THE SHERWIN WILLIAMS CO
EATON CORP	NAVISTAR INTERNATIONAL CORP	UNION PACIFIC CORP
ECOLAB INC	NORFOLK SOUTHERN CORP	WASTE MANAGEMENT INC
ELI LILLY & CO	NORTHROP GRUMMAN CORP	WHIRLPOOL CORP
EMERSON ELECTRIC CO	ONEOK INC	XEROX CORP
GENERAL MILLS INC

In February 2018, at the Compensation Committee’s request, Farient accumulated benchmark compensation data for our peer companies based on Willis Towers Watson executive surveys and AonHewitt’s Total Compensation Measurement database, and determined that our executives’ total direct compensation, in aggregate, continues to be positioned at approximately the 50th percentile of the market. The total compensation for our NEOs, in the aggregate, is 94% of the Blended Median, which is within the competitive range of 80% to 120%.

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Components of Total Direct Compensation Programs

Key Elements of 2018 Executive Compensation

The key elements of our executive compensation program to attract, retain and motivate key executive leaders are described below:

Element	Description	Key Characteristics and Considerations
Base Salary	Bi-weekly, fixed cash compensation designed to reward strong past performance and motivate strong performance in the future

▪    The Compensation Committee uses the Blended Median to set base salary levels and determine any adjustments

o   Other factors including individual experience, performance, and impact by role, and historical compensation adjustments for the NEO may also be considered

▪    The Compensation Committee, CEO and Board annually review each NEO’s base salary

FE Short-Term Incentive Program (FE STIP) – Excluding Schneider	Variable cash compensation designed to reward the achievement of near-term corporate and business-unit objectives based on financial, operational, safety and D&I performance measures

▪    The Compensation Committee uses the Blended Median and internal equity to set target opportunity levels

▪    Completely at-risk compensation and 100% performance-based

▪    Payouts may range from 0% to 150%

▪    For 2018, the FE STIP goals included:

o   Financial: Operating Earnings and business unit financial performance;

o   Operational: Includes a mix of customer, reliability and environmental operating metrics

o   Safety: Includes OSHA reportable incidents, LCEs and DART Rate

o   D&I: Includes diverse succession planning, diverse professional hiring, and improvement on inclusion survey scoring

▪    A threshold financial performance hurdle must be reached based on Operating Earnings (as defined below on page [65])

▪    Weightings for NEOs are financial (60%-70%) and operational, including safety and D&I (30%-40%)

FE Long-Term Incentive Program (FE LTIP) – Excluding Schneider	Variable cash (1/3) and equity (2/3) compensation designed to reward the achievement of longer-term goals and drive shareholder value and growth

▪    The Compensation Committee uses the Blended Median and internal equity to set target opportunity levels

▪    Completely at-risk compensation and 100% performance-based consisting of performance-adjusted RSUs

▪    The 2018-2020 cycle of the FE LTIP vests after a three-year performance period based on the achievement of two financial KPIs over the performance period, which are weighted equally:

o   Operating EPS Growth (cumulative)

o   Capital Effectiveness Index (average)

▪    RTSR modifier may increase or decrease payout up to 25% based on performance against companies within the S&P 500 Utility Index

o   Includes a payout cap (100% target) if absolute TSR is negative over three-year performance period

▪    Payouts may range from 0% to 200% of target opportunity

2018 FES Annual Incentive Program (AIP) – Schneider Only	1-year variable cash compensation plan that was completely at risk and based on the achievement of FES-based KPIs

▪    The Compensation Committee was not required to approve the AIP payouts as the 2018 AIP is governed by the independent FES and FENOC Boards; however, the Compensation Committee regularly reviewed updates on payout results as Mr. Schneider is a NEO.

▪    Represents a combination of two-thirds of what would otherwise have been granted under the FE LTIP target opportunity and 100% of what would otherwise have been granted under the FE STIP opportunity. See the section below titled “2018 Annual Incentive Program (AIP) including Mr. Schneider” for more information.

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Compensation Mix

We review our compensation philosophy, pay mix and pay vehicles for our NEOs annually to ensure that they support our strategy and align with shareholder interests. The Compensation Committee sets our overall compensation levels consistent with the Blended Median but provides a greater portion of target pay in the form of performance-based LTIP awards compared to our peer groups. Under our compensation design, the percentage of pay that is based on performance increases as the executives’ responsibilities increase. As shown in the charts below, of base salary, STIP and LTIP, approximately 87% of the CEO’s total target pay and 74% of our NEO average target pay, other than Mr. Schneider, was performance-based, and approximately 72% of the CEO’s total target pay and 55% of our NEOs’ average target pay, other than Mr. Schneider, was predicated on long-term performance in 2018. A separate chart for Mr. Schneider is also provided below to reflect the different compensation programs for him in 2018.

CEO 2018 Pay Mix at Target	Other NEOs (excluding Mr. Schneider) 2018 Pay Mix at Target	Mr. Schneider’s 2018 Pay Mix at Target

Determination of Compensation for 2018

2018 Target Compensation (Base Salary + Incentive Compensation)

In January 2018, the Compensation Committee reviewed a competitive benchmarking analysis prepared by Farient. This report assessed each NEO’s compensation levels and mix against the Blended Median. The Committee determined that the NEOs, in the aggregate, were well-positioned against the competitive Blended Median (within the 80% to 120% competitive range) and the Board approved and ratified for the second consecutive year, no increase in base salary and target opportunity levels as a percent of 2018 base salary, in the aggregate, for short-term and long-term incentive compensation in 2018, other than for promotions.

For 2018, target opportunities continued to be set at or near the Blended Median of our peer groups. 2018 target compensation levels for the NEOs were as follows:

Executive	2018 Base Salary	2018 Target Opportunity STIP (% of Salary)	2018 Target Opportunity LTIP Awards (% of Salary)(3)	2018 Target Opportunity AIP (% of Salary)	2018 Target Total Compensation
Mr. Jones	$1,133,000	115%	545%	N/A	$8,610,800
Mr. Strah(1)	$600,000	75%	235%	N/A	$2,460,000
Mr. Pearson	$660,400	90%	320%	N/A	$3,368,040
Ms. Vespoli	$759,200	85%	255%	N/A	$3,340,480
Mr. Belcher(1)	$565,000	70%	180%	N/A	$1,977,500
Mr. Gaines	$440,840	65%	125%	N/A	$1,278,436
Mr. Schneider(2)	$535,000	N/A	N/A	193%	$1,567,550

(1)

Reflects annualized increases in base salary and target opportunity levels as a percent of base salary as a result of promotions effective March 5, 2018.  Prior to their promotions, salaries were $560,000 for Mr. Strah and $456,435 for Mr. Belcher.

(2)

Mr. Schneider participated in the 2018 AIP, consistent with employees at FES, under which he earns and receives cash payouts on a quarterly basis. For 2018, Mr. Schneider was granted a target AIP award opportunity equal to 2/3 of what would otherwise have been granted under the 3-year FE LTIP Award and 100% of what would otherwise have been granted under the FE STIP Award.

(3)	Mr. Jones, Mr. Strah, Mr. Pearson, Ms. Vespoli, Mr. Belcher and Mr. Gaines will have 1/3 of their FE LTIP paid in cash and 2/3 paid in stock.

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The maximum payout under the FE STIP is 150% of an individual’s target opportunity, which is below our Utility peer group. The maximum payout under the FE LTIP is 200% of an individual’s target opportunity, which is consistent with our Utility peer group. However, unlike market practices, the FE LTIP is 100% performance-based. The NEOs may earn payments that are below their target opportunities if the Company falls short of its pre-established goals and may earn above their target opportunities if the Company performs above its pre-established goals. Except in limited circumstances as described in the plan documents, the Compensation Committee may use negative discretion to make downward adjustments to awards based on a formula or discretionary basis but may not make upward adjustments.

2018 Incentive Compensation Programs

Shareholders previously approved the 2007 Incentive Plan and 2015 Incentive Compensation Plan (the “Incentive Compensation Plans”). The purpose of the Incentive Compensation Plans is to promote the success of FirstEnergy by providing incentives to certain employees and directors that link their personal interests to the long-term financial success of the Company and to help increase shareholder value, providing for various types of awards including equity and equity-based awards and cash-based awards.

2018 FE Short-Term Incentive Program (FE STIP)

The FE STIP provides annual cash awards to executives whose contributions support the achievement of the Company’s identified financial and operational KPI goals, which are linked to the Company’s business strategy and objectives. The Compensation Committee annually reviews the goals and targets with a focus on setting challenging but realistic targets that are intended to align with shareholder value.

The Compensation Committee annually establishes the KPIs under the FE STIP that must be satisfied for a NEO to receive an award for such performance period and recommends that the Board approve the relative weightings for each KPI with respect to each participating NEO.

In February 2018, the Compensation Committee recommended, and the Board approved the following changes for the 2018 FE STIP:

•	Refocused the FE STIP on an Operating Earnings KPI (shifting the operating EPS goal to the FE LTIP);
•

Increased the weighting of safety metrics to 15% in FE STIP to promote a Company focus on safety, while eliminating safety in the FE LTIP to better align with market practice and so as not to duplicate measures;

•	Enhanced the safety KPI by incorporating DART Rate and LCEs, while also maintaining OSHA Recordable Incidents as a metric;
•	Added KPI goals tied to a D&I metric, weighted at 10%, for all managers and above (including the NEOs); and
•

Replaced the previous Pool of Funds approach with a simpler financial performance threshold for the 2018 FE STIP requiring that financial performance as measured by Operating Earnings is met before operational performance is rewarded.

Beginning in 2018, due to the Tax Cuts and Jobs Act, the Executive STIP was no longer necessary to align with IRC Section 162(m) and was eliminated. As a result, the NEOs participated directly in the FE STIP, which is a broad-based incentive compensation program.

FE STIP payouts are driven by financial, operating, safety, and D&I metrics, with 70% of the CEO’s opportunity and 60% of the other NEOs’ opportunities tied to corporate and business unit financial performance and the remaining opportunities tied to operating, safety and D&I metrics. The Operating Earnings threshold of $1,071 million, including the cost of the STIP, must be achieved before a payout is made.

Based on the 2018 year-end Operating Earnings result of $ $1,264 million, the FE STIP payout was $143.7 million. Because the threshold of Operating Earnings was achieved, at $1,071 million, the 2018 FE STIP payout was paid as earned in accordance with the financial performance, and operational, safety, and D&I performance against KPIs.

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2018 KPIs and Weightings for FE STIP (Excluding Mr. Schneider)

The Compensation Committee reviewed, and the Board approved, the FE STIP performance metrics and weightings for each of the NEOs at a February 2018 meeting. For 2018, the NEOs had the following metrics and weightings (excluding Mr. Schneider who participated in the 2018 AIP).

KPI Measures(1)	Rationale	CEO	All Other NEOs
Financial
Operating Earnings	• Drives shareholder value while providing greater focus on driving the regulated distribution and transmission businesses • Increases in Operating Earnings indicate growth and efficiency of the business • Provides a consistent and comparable measure of performance to help shareholders understand performance trends	70%	60%
Operational
FE Shared Service O&M	• Monitors spending and focuses on overall cash flow and liquidity within FE Shared Services	N/A	10% (excluding Belcher)
Controllable Regulated Distribution / Regulated Transmission and Regulated Fossil Generation O&M	• Monitors spending and focuses on overall cash flow and liquidity within the regulated distribution, transmission and fossil generation businesses	10%	10% (Belcher only)
Operations Index	• Based on six key operating metrics equally weighted • Focused on customer service, reliability and environmental metrics that drive the Company’s long-term success	5%
Safety(2)
Systemwide OSHA	• A core value of the Company • Measured for the Company and each business unit and is a KPI for all employees • Based on three key metrics that are equally weighted: OSHA reportable incidents, systemwide LCEs and DART Rate • Expanded safety metrics to include LCEs and DART Rate to consider severity of injuries and drive better conversations with employees	10%	10% (excluding Belcher)
Systemwide DART
Regulated Distribution / Regulated Transmission OSHA		N/A	10% (Belcher only)
Regulated Distribution / Regulated Transmission DART
Systemwide LCEs		5%
Diversity & Inclusion
Diversity and Inclusion Index	• Integral part of a successful revenue generating business and innovation • Based on three key metrics that are equally weighted • Measures diverse succession planning, diverse hiring, and improvement on inclusion survey scoring	10%
(1)	Refer to the CD&A Glossary of Terms on page [64] for definitions.
(2)

Under the “Fatality Reduction Rule”, in the event of a fatality of an employee, all participating NEOs (other than certain no-fault fatalities), will not receive a FE STIP payout with respect to the Safety KPI.

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“Threshold,” “Target,” and “Stretch” levels are established for the KPIs based on Operating Earnings and achieving continuous improvement in safety and operational performance. In 2018, the Threshold, Target, Stretch and actual KPI results under the FE STIP for the NEOs were:

2018 STIP Goal Ranges(1)
2018 KPI Measures(2)	Threshold	Target	Stretch	Actual Result	Result
Financial
Operating Earnings	$1,071	$1,151	$1,261	$1,264	Meets Stretch
Operational
FE Shared Service O&M (participating NEOs other than Jones and Belcher)	$537	$532	$521	$458	Meets Stretch
Controllable RD/RT and Regulated Fossil Generation O&M (only Belcher)	$1,226	$1,214	$1,190	$1,195	Meets Target
Operations Index	3.00	6.00	9.00	6.55	Meets Target
Safety
Systemwide OSHA Recordable Incidents	1.22	0.82	0.55	0.80	Meets Target
RD/RT OSHA Recordable Incidents	1.46	0.98	0.64	0.88	Meets Target
Systemwide LCEs	2	1	0	0	Meets Stretch
Systemwide DART Rate	0.67	0.39	0.25	0.45	Meets Threshold
Diversity and Inclusion
Diversity & Inclusion Index	1.50	3.00	4.50	1.20	Below Threshold

(1)	Interpolated for performance between discrete points. Refer to page [52] for details regarding 2018 payout.
(2)	Refer to the CD&A Glossary of Terms on page [64] for definitions.

FE LTIP Awards in 2018 (for NEOs other than Mr. Schneider)

In February 2018, the Compensation Committee recommended, and the Board approved substantial changes to the FE LTIP to better align this program to shareholder value creation. The changes included modifying financial goals to focus on the regulated businesses, moving to a cumulative three-year performance period for measuring goals, and adding a relative shareholder performance measure. See the chart below, which identifies the KPI measures under the 2018 FE LTIP for more information.

The FE LTIP is comprised entirely of performance-adjusted RSUs with 2/3 of the earned award payable in stock and 1/3 of the earned award payable in cash. Both the stock-settled and cash-settled portions of the performance-adjusted RSU awards have a minimum payout of 0% and a maximum payout of 200% based on a formulaic structure where actual performance results are evaluated against the threshold, target and stretch performance goals over a three-year performance period. Performance results are interpolated on a straight-line basis between the minimum payout and maximum payout. The RTSR modifier is applied to the formulaic result for the payout percentage to determine the final payout amount.

The Compensation Committee and Board approved the FE LTIP grants at their regularly scheduled meeting in February 2018. For 2018, the grant date for performance-adjusted RSUs for both the stock-settled and cash-settled portions of the awards was March 5, 2018. We use the target LTIP award by individual divided by the average of the high and low prices of our common stock as of the date of grant to determine the number of units comprising each NEO’s award of performance-adjusted RSUs. Any equity grants awarded in proximity to an earnings announcement or other market event are coincidental.

The “Grants of Plan-Based Awards in Fiscal Year 2018” table provides the target number of performance-adjusted RSUs granted to each NEO in 2018 based on the percentage of base salary provided earlier in the CD&A. Additional details regarding the 2018-2020 LTIP grants are provided in the narrative following the “Grants of Plan-Based Awards in Fiscal Year 2018” table.

The 2018 FE LTIP uses two performance measures, weighted equally: Cumulative Operating EPS and Average Capital Effectiveness. These performance measures support continued financial improvement and increase focus on earnings across the Company’s regulated businesses. The KPIs used for performance-adjusted RSUs under the FE LTIP in 2018 were based on:

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Program	KPI Measures(1)	Rationale
FE LTIP	Cumulative Operating EPS	A non-GAAP measure of the financial performance of business units’ contribution to operating earnings growth over the 2018-2020 cycle.
	Average Capital Effectiveness	A non-GAAP measure of the financial return effectiveness on our capital investment in operational assets of the business units’ over the 2018-2020 cycle.
(1)	Refer to the CD&A Glossary of Terms on page [64] for definitions.

The performance goals for the performance period are based on:

2018 LTIP Goal Ranges
2018 Financial KPIs	Threshold	Target	Stretch
Cumulative Operating Earnings per Share (EPS)	$6.47	$7.00	$7.59
Average Capital Effectiveness	3.87%	4.19%	4.54%

The RTSR modifier is calculated over the three-year performance period as compared against the S&P 500 Utility Index. The modifier operates as follows:

-	Plus 25%, up to the maximum of 200% will be earned if upper quartile RTSR performance is achieved;
-	Minus 25% if lower quartile RTSR performance is achieved; and
-	Between the lower and upper quartile RTSR performance, a continuous function will be utilized to determine the modifier percentage.

If the Company’s absolute TSR is negative for the three-year cumulative performance period of 2018-2020, the LTIP awards are capped at a target opportunity level of payout (100%).

Performance-Adjusted Restricted Stock Unit Award (“Transition Award”) including Mr. Belcher

A 2018-2019 Transition Award was approved by the Compensation Committee and the Board at the February 2018 meeting and was provided to certain executives, including Mr. Belcher, who were previously participants in the FES/FENOC 2017 FES Replacement Long-Term Incentive Plan (“FES R-LTIP”) and were appointed to positions within FE Service Company effective March 5, 2018. The previous FES 2017 R-LTIP was an annual cash-based program in effect for fiscal 2017 with a target opportunity percentage equal to one-third (1/3) of what otherwise would have been granted under the FE LTIP for 2017-2019 cycle. The 2018-2019 Transition Award was provided to replace the value of the 2018-2019 portion of the FE LTIP and make the participants whole on the FE LTIP grant for the 2017-2019 cycle.

The KPIs and results for the Transition Award are based on the 2018-2019 performance under KPIs used for the 2017-2019 FE LTIP grant. As the FES R-LTIP was provided as a cash payment in 2017, the Transition Award will be settled entirely in stock to more closely align with the FE LTIP grant for the 2017-2019 cycle, in which awards are settled two-thirds in stock and one-third in cash. The grant date used for the Transition Award was March 5, 2018 with the grant value equaling two-thirds of the target opportunity percentage and base salary in effect as of March 1, 2017, as reflected in the “Grants of Plan Based Awards in Fiscal Year 2018” table on page [69].

Key Employee Retention Plan (“KERP”) including Mr. Belcher

On January 26, 2017, Mr. Belcher received a one-time retention-based award to incentivize him to remain employed with FENOC and to maintain business continuity to ensure the achievement of strategic business initiatives related to the exit of commodity-exposed generation. The KERP award provides a cash payment in the event Mr. Belcher transfers to another position within FirstEnergy and had a scheduled vest date of November 30, 2018. On February 19, 2018, the FES and FENOC Boards approved the transfer of Mr. Belcher from FENOC President & CNO to his current position as Senior Vice President and President, FirstEnergy Utilities.

As recommended by the Compensation Committee, and approved by your Board and by the FES and FENOC Boards, Mr. Belcher received a cash payment, based on the vesting criteria of the KERP of $434,700 on November 30, 2018 under the KERP award.

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2018 Annual Incentive Program (AIP) including Mr. Schneider

In 2018, for the second consecutive year, the board of directors of FES approved an annual incentive compensation program for eligible FES participants, including Mr. Schneider. Mr. Schneider’s total target AIP opportunity was 193% of base salary of $535,000, which equates to $1,032,500. All NEOs and Section 16 Insiders, except for Mr. Schneider, participated in the FE STIP and FE LTIP in 2018. Because the 2018 AIP was based on a one-year performance period, for the second consecutive year (versus three years like the FE LTIP), the incentive target opportunity percentage for 2018 was set equal to two-thirds of what would otherwise be granted under the FE LTIP target opportunity and what would otherwise be granted under the FE STIP opportunity. This results in a relatively equivalent one-year incentive target had he remained in the FE LTIP and STIP programs. Between threshold and stretch performance, payouts range from 0% to 200% of the target opportunity amount, interpolated based on actual achievement against the FES KPIs listed below.

The FES Board set performance goals for FES to reflect the challenging business environment facing FES and were designed to incentivize and retain FES participants to preserve value during the FES Bankruptcy proceedings. The FES measures were designed to monitor spending, drive earnings, reduce FENOC outage time, and continue to focus on safety. All five measures in the AIP were individually weighted and tracked quarterly over the performance period.

Program	KPI Measures(1)(2)	Rationale
2018 AIP and FES LTIP for 2018(3)	FES, Competitive Fossil and Nuclear “O&M” and Capital Spend	This metric is a financial metric that monitors spending and focuses on overall cash flow and liquidity
	Nuclear Unit Capability Factor (“UCF”)	This metric measures nuclear energy generation produced over a given period compared to the potential energy generation over the same period
	Safety — FES, Competitive Fossil and FENOC OSHA Reportable Incidents	This metric reflects our overall safety performance in FES, Competitive Fossil and FENOC and is a core value of our company
2018 AIP	Safety — FES, Competitive Fossil DART Rate

This metric reflects how many workplace injuries occur within the year that required employees to either miss work, receive work restrictions or transfer to another job. This metric is a core value of our company.

Competitive Generation Environmental Excursions

This metric enhances the level of attention to environmental compliance activities and drives continuous improvements towards reducing the frequency of environmental excursions related to air emissions, water discharges and other unauthorized releases

(1)	Refer to the CD&A Glossary of Terms on page [64] for definitions.
(2)	In the event that an LCE occurs within specified business units, employees would have a 5% reduction in their total AIP payout.
(3)

Mr. Schneider also had an outstanding award under the FE LTIP for the 2016-2018 cycle. However, with the use of separate incentive compensation programs for FES participants in both 2017 and 2018, the KPIs and results for both years in the outstanding 2016-2018 cycle under the FE LTIP for FES participants were based on different KPIs. We refer to this outstanding cycle of the FE LTIP for FES participants as the “FES LTIP.” See page [54] for more details.

On May 14, 2018, the Bankruptcy Court overseeing the FES Bankruptcy issued an order requiring changes to the KPI metrics for FES, Competitive Fossil and Nuclear O&M and Capital Spend for May through December 2018 based off a revised 2018 FES budget for its operations. The KPI targets for the same metrics applicable for January through April 2018 remained in place as approved under the original 2018 FES budget. The changes included more rigorous goals for FES, Competitive Fossil and Nuclear O&M and Capital Spend performance tracked on a year-to-date basis as well as revised annual goals.

Below is a chart showing the goals before and after the adjustment:

FES Fossil and Nuclear O&M and Capital Spend ($M)
	Before Adjustment			After Adjustment
Period	Threshold	Target	Stretch	Threshold	Target	Stretch
Q1	$240	$238	$226	$240	$238	$226
Q2 YTD	$531	$526	$500	$507	$502	$477
Q3 YTD	$755	$748	$710	$695	$688	$653
Annual	$1,066	$1,055	$1,022	$1,003	$993	$944

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The KPIs shown below reflect the annual goals inclusive of the changes to FES, Competitive Fossil and Nuclear O&M and Capital Spend as required by the Bankruptcy Court:

2018 AIP Goal Ranges(1)
2018 AIP Goals(2)	Weighting	Threshold	Target	Stretch	Actual Result	Result
FES, Competitive Fossil and Nuclear O&M and Capital Spend ($ millions)	60%	$1,003	$993	$944	$877	Meets Stretch
Nuclear UCF	15%	91.6%	92.1%	92.6%	94.6%	Meets Stretch
Safety — FES, Competitive Fossil and FENOC OSHA Reportable Incidents	7.5%	0.49	0.29	0.14	0.32	Meets Threshold
Safety — FES, Competitive Fossil DART Rate	7.5%	0.17	0.09	0.00	0.11	Meets Threshold
Competitive Generation Environmental Excursions	10%	8	6	4	6	Meets Target

(1)	Interpolated for performance between discrete points. Refer to the bottom of page [52] for details regarding 2018 payout.
(2)	Refer to the CD&A Glossary of Terms on page [64] for definitions.

Based on the results of the KPIs, the 2018 AIP payout is 173.5%. The 2018 AIP award paid in cash as follows:

•	Full year performance projections were estimated at the beginning of the performance period and evaluated each quarter based on such performance that quarter.
•	75% of the estimated award earned for results for the first quarter of 2018 were calculated and paid out in cash on June 1, 2018;
•	75% of the estimated award earned for results for the second quarter of 2018 were calculated and paid out in cash on July 27, 2018;
•	75% of the estimated award earned for results for the third quarter of 2018 were calculated and paid out in cash on October 19, 2018;

In February 2019, the actual results were recalculated for the entire performance period and the participant was paid the difference in what was paid in the quarterly payments during 2018 and the award amount recalculated in February 2019.

Incentive Compensation Payouts for 2018

FE STIP & AIP Payouts

In February 2019, based on actual 2018 KPI results, the Compensation Committee recommended, and the independent members of the Board (and the FES board for Mr. Schneider) approved or ratified, the following 2018 short-term incentive award payouts for our NEOs:

Executive	2018 Base Salary	2018 Actual STIP Award Payout ($)	2018 Actual AIP Award Payout ($)	Payout as a % of Base Salary
Charles E. Jones	$1,133,000	$1,662,674	n/a	147%
Steven E. Strah	$600,000	$574,240	n/a	96%
James F. Pearson	$660,400	$758,454	n/a	115%
Leila L. Vespoli	$759,200	$823,483	n/a	108%
Samuel L. Belcher	$565,000	$506,951	n/a	90%
Bennett L. Gaines	$440,840	$365,657	n/a	83%
Donald R. Schneider(1)	$535,000	n/a	$1,794,568	335%

(1)	Mr. Schneider participated in the AIP in 2018.

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FE LTIP Payouts in 2018 (for NEOs other than Mr. Belcher and Mr. Schneider)

The FE LTIP for the 2016-2018 cycle was under a different design than the current FE LTIP cycle. At the beginning of each year in the award cycle, the KPI goals were set for that year and were scored by points awarded for attaining a specified level of performance for each of the three components. Threshold, Target, and Stretch performance goals were established each year for each KPI. Each component was scored annually against that year’s established goals for a total of nine independent values over the three-year period. Points were accumulated for each annual period in the cycle, with a range from 0 to 4.50 points possible per year. “Target performance” across all three KPIs was set at 3.00 points for the year or 9.00 points in the aggregate for the three-year cycle. Threshold opportunity payout was earned at 5.40 points for the three-year performance period; Target opportunity payout was earned at 6.75 points; 150% of Target opportunity payout was earned at 8.10 points; and maximum opportunity payout (200% of Target) was earned at 12.15 points or above. A KPI achieving above Target performance in one year of the cycle may offset a KPI achieving below Target performance in another year of the cycle.

RSU Index Performance Measures

The RSU Index in our 2016-2018 FE LTIP was comprised of the following three performance measures, weighted in equal thirds: Capital Effectiveness Index, FFO to Adjusted Debt Index and Safety Index.

The details on the KPIs, metrics and results for the 2016 – 2018 cycle of the FE LTIP are illustrated on page [62]. Below is a summary of the RSU Index Score for the 2016-2018 performance period:

2016-2018 RSU Index Score (FE LTIP)
KPI Measures(1)	Annual Target	2016	2017	2018	Total Points
Capital Effectiveness Index	1.00	1.42	1.09	1.50	4.01
FFO to Adjusted Debt Index	1.00	1.38	1.28	1.50	4.16
Safety Index	1.00	1.50	0.84	1.04	3.38
Totals		4.30	3.21	4.04	11.55

(1)	Refer to the CD&A Glossary of Terms on page [64] for definitions.

Given that the points were cumulative over each three-year cycle, the performance-adjusted RSUs for the 2016-2018 cycle earned a total of 11.55 points. Based on the total points, the payout was 193% of target payout opportunity. In March 2019, the performance-adjusted RSUs granted in 2016 were paid in shares of our common stock and cash respectively as follows: Mr. Jones: [294,774] shares and $[5,692,166]; Mr. Strah: [47,672] shares and $[914,404]; Mr. Pearson: [92,115] shares and $[1,775,058]; Ms. Vespoli: [84,518] shares and $[1,621,066]; and Mr. Gaines: [23,961] shares and $[465,161]. Any fractional shares for the stock-based performance-adjusted RSUs were paid in cash.

FE LTIP Payout in 2018 for Mr. Belcher

For Mr. Belcher, KPIs and the results for the 2016 year of the outstanding 2016-2018 cycle were based on the Corporate performance results under the 2016-2018 FE LTIP, with total points of 4.30 for 2016 (same as above). However, for the 2017 year of the outstanding 2016-2018 cycle under the FE LTIP, the KPIs are the same as those used in the 2017 FES R-LTIP for FES/FENOC participants outlined on page [63], with total points of 4.31. For the 2018 year of the outstanding 2016-2018 cycle, the KPIs and results are based again on Corporate performance results under the FE LTIP, with total points of 4.04 (same as above). Mr. Belcher moved back to the FE LTIP KPIs for 2018 due to his promotion to Senior Vice President and President, FirstEnergy Utilities.

53	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

The results for the 2016-2018 FE LTIP KPIs for Mr. Belcher were as follows:

2016-2018 RSU Index Score (Belcher)
KPI Measures(1)	Annual Target	2016	2017	2018	Total Points
Capital Effectiveness	1.00	1.42	n/a	1.50	2.92
FFO to Adjusted Debt	1.00	1.38	n/a	1.50	2.88
Safety	1.00	1.50	n/a	1.04	2.54
FES, Competitive Fossil and Nuclear O&M and Capital Spend	1.00	n/a	1.50	n/a	1.50
FES, Fossil & FENOC Safety	1.00	n/a	1.31	n/a	1.31
Nuclear UCF	1.00	n/a	1.50	n/a	1.50
Totals		4.30	4.31	4.04	12.65

Given that the points were cumulative over each three-year cycle, the performance-adjusted RSUs for the 2016-2018 cycle for Mr. Belcher achieved stretch performance, earning a total of 12.65 points. Based on the points, the payout for Mr. Belcher was at 200% of target payout opportunity. Payouts under the FE LTIP for Mr. Belcher were made entirely in cash, rather than partially in cash and partially in shares, because of the strategic review of our competitive operations, including FES and FENOC. Although the form of payment of the outstanding stock-based restricted stock units was modified to settle in cash, the awards continued to track the value of the Company’s stock until vesting and payout. As a result, Mr. Belcher received an LTIP payment of $[1,244,782] in March 2019 to settle his 2016-2018 FE LTIP award.

FES LTIP in 2018 for Mr. Schneider

As noted earlier, Mr. Schneider also had an outstanding award under the FE LTIP for the 2016-2018 cycle. However, with the use of separate incentive compensation programs for FES participants in both 2017 and 2018, the KPIs and results for both years in the outstanding 2016-2018 cycle under the FE LTIP for FES participants were based on different KPIs. We refer to this outstanding cycle of the FE LTIP for FES participants as the “FES LTIP.”

Considering the strategic review of our competitive operations, including FES and FENOC, the FES LTIP payment for the 2016-2018 cycle to FES participants (including Mr. Schneider) was modified to settle in cash, rather than stock. Any points earned in the FES LTIP for fiscal years prior to January 1, 2017, were carried forward. Points earned in 2016 were based on FE Corporate goals under the 2016-2018 FE LTIP, with total points of 4.30 for 2016 (same as above). Points earned in 2017 were based on the 2017 FES R-LTIP KPI goals outlined on page [63] and points earned in 2018 were based on the original 2018 AIP KPI goals outlined on page [52]. Total points earned for 2017 were 4.31 and the total points earned for 2018 were 3.93 as illustrated below. The payments for the 2016-2018 cycle are based on the total points earned over the respective three-year periods. Although the form of payment of the outstanding stock-settled restricted stock units was modified to settle in cash, the awards continued to track the value of the Company’s common stock until vesting and payout.

The results for the 2018 FES LTIP KPIs for Mr. Schneider are as follows:

FES LTIP KPI Measures(1)	2018 Threshold	2018 Target	2018 Stretch	2018 Results	2018 FES LTIP Points
FES, Competitive Fossil and Nuclear O&M and Capital Spend ($ millions)	$1,066	$1,055	$1,002	$877	1.50
FES, Competitive FES Fossil & FENOC OSHA Recordable Incidents	0.49	0.29	0.14	0.32	0.93
Nuclear UCF	91.6%	92.1%	92.6%	94.6%	1.50
Total					3.93

(1)	Refer to the CD&A Glossary of Terms on page [64] for definitions.

54	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

2016-2018 RSU Index Score (Schneider)
KPI Measures(1)	Annual Target	2016	2017	2018	Total Points
Capital Effectiveness	1.00	1.42	n/a	n/a	1.42
FFO/Adjusted Debt Index	1.00	1.38	n/a	n/a	1.38
Safety	1.00	1.50	n/a	n/a	1.50
FES, Competitive Fossil and Nuclear O&M and Capital Spend	1.00	n/a	1.50	1.50	3.00
FES, Competitive FES Fossil & FENOC OSHA Recordable Incidents	1.00	n/a	1.31	0.93	2.24
Nuclear UCF	1.00	n/a	1.50	1.50	3.00
Totals		4.30	4.31	3.93	12.54

(1)	Refer to the CD&A Glossary of Terms on page [64] for definitions.

Given that the points were cumulative over each three-year cycle, the performance-adjusted RSUs for the FES LTIP achieved stretch performance, earning a total of 12.54 points. Based on the points, the payout for Mr. Schneider was at 200% of target payout opportunity. Payouts under the FES LTIP are made entirely in cash, rather than partially in cash and partially in shares. As a result, Mr. Schneider received a FES LTIP payment of $[2,576,488] in March 2019.

Outstanding Award Cycles (2017-2019 and 2018-2020)

The NEOs were granted the following number of target RSUs (rounded) in 2017 and 2018 for each three- year FE LTIP cycle, respectively. Although dividend equivalents accrue and are reinvested throughout the performance period, subject to the same restrictions and performance conditions of the underlying awards, they are excluded in the tables below.

Executive	Number of Cash- Settled RSUs granted for the 2017-2019 Cycle	Number of Stock- Settled RSUs granted for the 2017- 2019 Cycle	Total RSUs granted for the 2017-2019 Cycle	Number of Cash- Settled RSUs granted for the 2018-2020 Cycle	Number of Stock- Based RSUs granted for the 2018-2020 Cycle	Total RSUs granted for the 2018- 2020 Cycle
Charles E. Jones	64,661	131,118	195,779	62,906	127,559	190,465
Steven E. Strah	11,541	23,082	34,623	14,436	29,057	43,493
James F. Pearson	22,404	44,599	67,003	21,796	43,389	65,185
Leila L. Vespoli	20,460	40,921	61,381	19,905	39,810	59,715
Samuel L. Belcher(1)	N/A	10,710(1)	10,710	10,457	20,914	31,371
Bennett L. Gaines	5,870	11,602	17,472	5,711	11,287	16,998
Donald R. Schneider(2)	N/A	N/A	N/A	N/A	N/A	N/A

(1)

Mr. Belcher received a 2018-2019 Transition Award as a make-whole grant to replace the value in the 2017-2019 FE LTIP he did not receive as he was a participant in the 2017 FES R-LTIP while employed by FENOC.

(2)	Mr. Schneider participated in the 2017 R-LTIP and 2018 AIP and did not participate in the 2017-2019 and the 2018-2020 cycles of the FE LTIP, respectively.

Given that the 2018-2020 cycle of performance-adjusted RSUs is based on three-year cumulative metrics, the performance is unknown at this time. As outlined above on page [53], the total points to date in the 2017-2019 cycle are currently 7.25 points.

Potential Negative Discretion for the 2016-2018 and 2017-2019 FE LTIP Cycles

To further align pay and performance of the 2016-2018 and 2017-2019 FE LTIP cycles with long-term shareholder value, in February 2018 the Compensation Committee recommended, and the Board approved, the addition of an absolute TSR cap for Mr. Jones, Mr. Strah, Mr. Pearson, Ms. Vespoli, and Mr. Belcher. The absolute TSR cap will limit the FE LTIP maximum possible payouts to 100% if the absolute TSR is negative over the respective three-year performance periods, based on a continuous function for absolute TSR growth between 0% and 8% for the 2016-2018 cycle and 0% and 10% for the 2017-2019 cycle, and will be paid as earned (up to the max of 200%) if the absolute TSR growth is greater than 8% and 10%, respectively.

55	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

The calculation uses the average stock price for the month of December (i.e., December 2015 and December 2018 for the 2016-2018 cycle and December 2016 and December 2019 for the 2017-2019 cycle) and assumes dividends are reinvested. Based on the average of FirstEnergy stock prices for December 2018, the average stock price of $38.09 is greater than the goal of $35.53 needed to pay the 2016-2018 LTIP cycle as earned (capped at 200%). Thus, the 2016-2018 FE LTIP cycle was paid as earned.

The Compensation Committee believes this formulaic approach demonstrates your Company’s commitment to our shareholders. The Compensation Committee retains the right to apply additional negative discretion based on future conditions or unexpected conditions. However, the addition of the absolute TSR cap to the 2016-2018 and 2017-2019 FE LTIP cycles aligns our legacy long-term incentive program design for these executive officers to the new incentive compensation design approved in 2018 and for subsequent years.

Realized Compensation

We provide this alternative view of compensation paid to the NEOs as a supplement to, not as a substitute for, the Summary Compensation Table (“SCT”), because this realized compensation table below illustrates the way our Compensation Committee views the actual compensation earned or received by our NEOs in 2018 under the FE STIP, the 2016-2018 cycle of the FE LTIP and, in the case of Mr. Schneider, the 2018 AIP.

In 2018, our NEOs (other than Mr. Schneider and Mr. Belcher) were paid at 127.6% of target opportunity under the FE STIP and at 193% of target opportunity for the 2016-2018 cycle of the FE LTIP. Mr. Belcher was paid at 128.1% of target opportunity under the FE STIP and at 200% of target opportunity for the 2016-2018 cycle of the FE LTIP because his performance cycle included FENOC KPIs for 2017. Mr. Schneider was paid at 173.5% of target opportunity under the 2018 AIP and at 200% of target opportunity for the 2016-2018 cycle of the FE LTIP because his performance cycle included FES KPIs for 2017 and 2018.

The table below summarizes realized compensation in 2018 for our NEOs:

Executive	2018 Earned Salary	2018 Annual Incentive (Paid in 2019) (1)	Performance- Adjusted RSUs (Earned in three- year period ending in 2018, Paid in 2019)	Other Compensation	Total 2018 Realized Compensation
Charles E. Jones	$1,136,113	$1,662,674	[$17,076,423]	n/a	[$19,875,210]
Steven E. Strah	$594,835	$574,240	[$2,743,137]	n/a	[$3,912,212]
James F. Pearson	$662,214	$758,454	[$5,308,665]	n/a	[$6,729,333]
Leila L. Vespoli	$761,286	$823,483	[$4,863,198]	n/a	[$6,447,967]
Samuel L. Belcher	$548,060	$506,951	[$1,244,782]	$434,700 (2)	[$2,734,493]
Bennett L. Gaines	$442,051	$365,657	[$1,384,377]	n/a	[$2,192,085]
Donald R. Schneider	$536,470	$1,794,568	[$2,576,488]	n/a	[$4,907,526]

(1)	The Annual Incentive is the 2018 FE STIP for all NEOs, other than Mr. Schneider. For Mr. Schneider, the 2018 Annual Incentive reflects the cash payment of his 2018 AIP.
(2)	Other compensation for Mr. Belcher reflects the cash payment of his KERP award paid in December 2018 as discussed on page [50].

2019 Incentive Plan Design and NEO Compensation

Following substantial changes to our short-term and long-term incentive compensation programs in 2018, and a strong Say-on-Pay vote in 2018, your Company maintained the same general structure and design for both of our incentive compensation programs for 2019.

Executive	2019 Base Salary	2019 STIP (as a % of Base Salary)	2019 LTIP (as a % of Base Salary)	2019 AIP (as a % of Base Salary)
Charles E. Jones	$1,133,000	115%	545%	N/A
Steven E. Strah	$650,000	80%	235%	N/A
James F. Pearson	$660,400	90%	320%	N/A
Leila L. Vespoli	$759,200	85%	255%	N/A
Samuel L. Belcher	$610,000	75%	215%	N/A
Bennett L. Gaines	$465,000	65%	125%	N/A
Donald R. Schneider (1)	$535,000	N/A	N/A	255%

(1)	The incentive target opportunity percentage for the 2019 AIP was set to equal to 100% of what would otherwise be granted under the FE STIP and FE LTIP target opportunities.

56	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

In 2017 and 2018, the Committee decided, with input from management, that there would be no increases in salary or target bonus and long-term incentive opportunities as a percent of salary for all executive officers designated as Section 16 Insiders (excluding promotions).

In February 2019, the Committee decided, with input from management, to approve increases in compensation for certain NEOs and other Section 16 Insiders. The Committee determined that these increases were appropriate based on your Company’s continued progress toward becoming a fully regulated utility, the successful achievement of several strategic initiatives in 2018, and changes in market data provided by our independent consultant. The Committee, at Mr. Jones’ request, also recommended to the Board, and the Board approved, that there be no changes to Mr. Jones’ salary and target incentive compensation levels. The Board agreed with this determination, despite Mr. Jones’ exceptional performance and leadership during a pivotal period of transition given Mr. Jones’ pay positioning and past Say-on-Pay feedback.

The Board is supportive of pay increases for Messrs. Strah and Belcher, given that they continue to perform well in their respective new positions, and such increases will move them toward the Blended Median of the market. The Committee, with input from management, chose not to make any changes to compensation for Mr. Pearson and Ms. Vespoli due to their upcoming retirements. The FES Board chose not to make any changes to compensation for Mr. Schneider due to his upcoming retirement. Effective March 2, 2019, Mr. Schneider will step down as FES President and will remain the executive chairman of the board of directors of FES until his retirement date.

Other Compensation Policies and Practices

Retirement Benefits

We offer retirement benefits to all of our NEOs through our qualified and nonqualified supplemental plans under the FirstEnergy Corp. Pension Plan and the Executive Deferred Compensation Plan (“EDCP”), respectively. The qualified plan benefit historically has been based on earnings, length of service, and age at retirement and is considered a defined benefit plan under the IRC. The qualified plan is subject to applicable federal and plan limits. The nonqualified supplemental plan is designed to provide a benefit to executives that is competitive and comparable to that for our general employee population; this plan also allows for RSU deferrals.

Additionally, Mr. Jones and Ms. Vespoli participate in the Supplemental Executive Retirement Plan (“SERP”). Messrs. Strah, Pearson, Belcher, Gaines and Schneider are not participants in the SERP. In January 2014, the SERP was formally closed to new entrants to better align our executive retirement benefits with current market practices. Historically, participation in the SERP was provided to certain key executives as part of the integrated compensation program intended to attract, focus, motivate, and retain top executives who are in positions to make significant contributions to our business. Retirement benefits for the NEOs are further discussed in the narrative section following the Pension Benefits table later in this proxy statement.

In July 2018, the Compensation Committee recommended, and the Board approved the Executive Voluntary Enhanced Retirement Program (“E-VERP”) for executive officers other than the CEO, including certain NEOs. Of those executives eligible, Ms. Vespoli and Mr. Pearson notified your Company that they were electing to participate in the E-VERP. The effective date of Ms. Vespoli’s and Mr. Pearson’s retirement will be April 1, 2019.

Active executive officers, other than the CEO, who are age 58 or older with at least 10 years of service as of December 31, 2018, were eligible to participate.  The E-VERP includes the following benefits:

•	a lump-sum payment equivalent to what the employee would have received under the FirstEnergy Severance Benefits Plan;
•	a continuation of health care benefits for the equivalent severance period;
•	a temporary pension enhancement of $1,500 monthly up to age 65, with a minimum of 24 monthly payments; and
•	payment of unused Paid Time Off (PTO)

In November 2018, the board of directors of FES approved the FES VERO for certain FES employees designated as “insiders” in applicable bankruptcy filings, which was accepted by Mr. Schneider. The terms of the FES VERO are substantially similar to that of the E-VERP that was implemented in July 2018. Retirements under the FES VERO began on January 2, 2019 and continue until the earlier of December 31, 2019 or the effective date of a court-approved plan of reorganization for FES. Mr. Schneider’s retirement date will be May 1, 2019.

57	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

EDCP

Executives, including the NEOs, may elect to defer a portion of their compensation into the EDCP. Executives may defer from 1% to 50% of base salary to a cash retirement account; from 1% to 100% of FE LTIP awards to a stock account; and from 1% to 100% of FE STIP awards to either a cash or stock account. The EDCP offers executives the opportunity to accumulate assets denominated both in cash and in Company common stock, on a tax-favored basis. Beginning in 2017, any deferral elections to a cash or stock account made by a participant will ultimately be paid only in cash based upon his/her distribution elections.

Earnings on deferrals in the stock accounts of executives track FirstEnergy shares. Earnings on deferrals into the cash retirement accounts of executives were credited at the Moody’s Corporate Long-term Bond Yield Index rate plus 3% for funds deferred prior to 2013 and the Moody’s Corporate Long-term Bond Yield Index rate plus 1% for funds deferred in 2013 and later. Any above-market interest earnings are included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the SCT.

Personal Benefits and Perquisites

The Company does not provide excessive perquisites to our NEOs.

In 2018, our NEOs could use the corporate aircraft for limited personal use. At Mr. Jones’ request and with Board concurrence, Mr. Jones is authorized to use either a commercial carrier or our corporate aircraft for any business or personal travel at his discretion. With CEO approval, other executives, including the NEOs, may from time to time use our corporate aircraft for personal travel, which may include family travel. We have a written policy that sets forth guidelines regarding the personal use of the corporate aircraft by executive officers and other employees in accordance with the IRS regulations and customary compensation practices.

The Compensation Committee believes the foregoing perquisite is reasonable, competitive, and consistent with our overall compensation philosophy.

Severance Benefits upon an Involuntary Separation

In the event of an involuntary separation, the CEO’s severance benefits, if any, would be determined by the Compensation Committee, in its discretion, and approved by the Board. The NEOs, other than the CEO, are covered in the event of an involuntary separation under the FirstEnergy Corp. Amended and Restated Executive Severance Benefits Plan (the “Severance Plan”).

The Severance Plan provides severance benefits to executives who are involuntarily separated due to the sale or closing of a facility, merger, acquisition, corporate restructuring, reduction in the workforce or job elimination. Benefits under the Severance Plan are also offered if an executive rejects a job assignment that would result in the occurrence of any one or more of the following events: (1) a 15% or greater reduction in the executives’ then current base salary; (2) a requirement that the executive make a 50 mile or greater relocation from his or her current residence for reasons related to the new job; or (3) a requirement that the executive to make a 50 mile or greater change in his or her daily commute from their residence to a new reporting location.

The Severance Plan provides for three weeks’ of base pay for each full year of service with a minimum benefit of 52 weeks of base salary and a maximum benefit of 104 weeks of base salary. Additionally, executives who elect continuation of health care for the severance period will be provided this benefit at active employee rates. Executives must pay taxes on any continuation of health care value in excess of what employees with the same level of service would receive under the FirstEnergy Employee Severance Benefits Plan.

CIC Plan

The Compensation Committee believes that the CIC Plan is aligned with the market practices of our peer groups and it is available to all NEOs. Of the NEOs, the CIC Executives (as defined below) participated in the CIC Plan in 2018. The initial term of the CIC Plan commenced on January 1, 2017. The CIC Plan is subject to annual review by the Compensation Committee and Board, at which time the Board will determine whether to renew the term of the plan for an additional year or to affirmatively vote not to extend the term. In September 2018, the Compensation Committee recommended, and the Board approved, extending the term of the CIC Plan to December 31, 2020. All CIC Executives, as well as all non-NEO participants, are eligible for the same level of benefits, which include:

•	A 2X base salary plus target bonus multiplier for cash severance;
•	The annual STIP paid at target, prorated for the number of days worked in the year;
•	Beginning with the 2017-2019 LTIP cycle, if the LTIP is not replaced by the buyer, LTIP awards will be paid at target, prorated for the number of full months worked in the cycle;
•	Outplacement services for one year following the CIC, capped at a value of $30,000; and
•	Non-competition and non-disparagement obligations that protect the Company.

58	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

There are no excise tax gross-up provisions. Payments are “cut back” in the event that an excise tax would otherwise apply to the safe harbor amount minus one dollar ($1.00) unless the participant would receive greater after-tax proceeds absent such cutback. In such a case, the CIC Executive will receive payment of all CIC benefits and will be responsible for paying any excise tax imposed on the payment.

Share Ownership Guidelines and Prohibitions on Hedging and Pledging Shares

We believe it is critical that the interests of executives, directors and shareholders are clearly aligned. Therefore, the Compensation Committee has continued to refine share ownership guidelines to promote meaningful stock ownership by our executives, including our NEOs and directors. The Company not only wants executives to meet their required share ownership levels in a timely manner, but also to build an ownership mentality and demonstrate commitment to aligning their interests with shareholders.

These guidelines specify the value of Company shares that our executives must accumulate within five years of becoming an executive officer. Additionally, effective beginning January 1, 2018, executives who are not on track to meet their required share ownership levels or have failed to achieve required share ownership levels within the five-year compliance period may be subject to the following consequences imposed at the discretion of the Compensation Committee, subject to approval by the Board:

•	Reduce or eliminate the annual STIP award opportunity (as necessary) and consider replacement with a discretionary stock award; and/or
•	Require executives to purchase sufficient shares to meet their required share ownership levels.

Each executive is required to retain all Company shares earned under equity grants or purchased or accumulated until the executive meets his or her share ownership guidelines. Additionally, executives are prohibited from selling shares held in excess of the share ownership guidelines without permission from the CEO. The specific share ownership guidelines are based on a multiple of an executive officer’s base salary, with the higher multiples applicable to the executives having the highest levels of responsibility.

The share ownership multiples for the NEOs in 2018 were as follows:

NEO	Share Ownership Multiples
Mr. Jones	7X base salary
Mr. Strah	4X base salary
Mr. Pearson	4X base salary
Ms. Vespoli	4X base salary
Mr. Belcher	3X base salary
Mr. Gaines	3X base salary
Mr. Schneider	N/A1

1 Since Mr. Schneider is no longer an executive officer of the Company, he is not subject to the stock ownership guidelines in 2018.

To be consistent with an entirely performance-based LTIP design, the Compensation Committee approved excluding unvested performance-adjusted RSUs as eligible shares for executives to meet their share ownership requirements.

The following types of holdings will count toward the share ownership guidelines:

•	Shares directly or jointly owned in certificate form or in a stock investment plan, including 60% of any unvested restricted stock;
•	Shares owned through the FirstEnergy Corp. Savings Plan;
•

Shares held individually or jointly by a broker, or, in certain circumstances, held in trust, or in an IRA, shares held by a spouse, or other beneficially owned shares, to the extent known by the Company; and

•	Units deferred pursuant to the EDCP.

59	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

As of December 31, 2018, Ms. Vespoli and Messrs. Jones, Pearson, and Gaines had met their share ownership requirements. As of March 1, 2019, Mr. Strah had met his share ownership requirement but had not met his share ownership requirements by December 31, 2018. Mr. Belcher has not yet met his share ownership requirements due to the increased requirements associated with his promotion in 2018. Mr. Belcher has until March 5, 2023 to meet his share ownership requirements and he is well-positioned to do so within the established timeframe. Although the Compensation Committee established share ownership guidelines for executives, such equity ownership typically does not impact the establishment of compensation levels. The Compensation Committee does review previously granted awards, both vested and unvested, that are still outstanding on a regular basis. In addition, the Insider Trading Policy prohibits our directors and Section 16 Insiders, including the NEOs from pledging shares and hedging their economic exposure arising from their ownership of our common stock.

Clawback Policy

Your Company has a clawback policy that covers all current or former employees who are deemed to be Section 16 Insiders. In the event that your Company is required to file a financial restatement due to material noncompliance, regardless of misconduct, the clawback policy allows for recoupment of all incentive-based compensation granted or earned after January 1, 2014 and during the three-year period preceding the filing of the accounting restatement. In addition, the policy grants authority to the Board and/or Compensation Committee to seek repayment from executives, reduce the amount otherwise payable under another Company benefit plan as allowed by law, withhold future incentive compensation, or a combination of these actions.

Risk Assessment of Compensation Programs

At the request of the Compensation Committee, management assessed the risks associated with our compensation policies, practices, and programs for employees. In addition, management paid particular attention to those programs that allow for variable payouts where an employee may potentially be able to influence payout factors in those programs. The Compensation Committee reviewed management’s assessment and concurred with its conclusions. Based on this assessment, the Compensation Committee concluded that the risks associated with our compensation policies and practices are not reasonably likely to have a material adverse effect on your Company.

The Compensation Committee and management designed our compensation programs to align our executives’ interests with the long-term interests of our shareholders without encouraging excessive risk taking. In this regard, our compensation structure contains various features intended to mitigate excessive risk taking. These features include, among others:

•	The mix of compensation among base salary, and short- and long-term incentive programs is not overly weighted toward short-term incentives, and thus, does not encourage excessive risk taking;
•

Our annual incentive compensation is based on multiple, diversified performance metrics, including financial, safety/operational, and business unit measures that are consistent with our long-term goals;

•

Other than for Mr. Schneider and Mr. Belcher, our long-term incentive compensation in 2018 consisted entirely of performance-adjusted RSUs that vest over a three-year period, emphasizing the achievement of performance over a longer time horizon;

•

The Compensation Committee oversees our compensation policies and practices and is responsible for reviewing, approving and/or recommending for approval by the Board, where necessary, executive compensation, including annual incentive compensation plans applicable to senior management employees and other compensation plans, as appropriate; and

•	Certain of our executives are required to own a specified level of shares to comply with share ownership guidelines, encouraging a long-term focus on enhancing shareholder value.

Additionally, our Chief Risk Officer participated in the discussion with senior management regarding the establishment of goals and their weightings and measurements for our short- and long-term incentive compensation programs and the 2018 performance results. The Chief Risk Officer provided his view to the Compensation Committee that:

•	The measurement of 2018 performance results was conducted in accordance with prescribed methodologies and precluded any beneficiary from controlling the calculation;
•	Proposed goals would not create inappropriate incentives or inadvertently encourage willingness to embrace risk exposures other than those we encounter in the normal course of our business;
•	By avoiding individually based goals or goals applicable only to a small group of employees, the risk of encouraging inappropriate behavior is greatly mitigated; and
•	There are adequate controls in place so that the beneficiary of any incentive payout cannot unilaterally control the measurement methodology.

60	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

For additional information regarding your Company’s risk management process and your Board’s role in risk oversight, see the related discussion in the “Corporate Governance and Board of Directors Information” section of this proxy statement.

Impact of Tax Requirements on Compensation

The Compensation Committee is responsible for addressing pay issues associated with Section 162(m) of the IRC, which section generally limits the tax deduction to $1 million for certain compensation paid to certain of our executive officers (and, beginning in 2018, certain former executive officers). Historically, compensation that qualified as “performance-based compensation” could be excluded from this $1 million limit. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, except for certain compensation arrangements in place as of November 2, 2017 for which transition relief is available. The Compensation Committee and your Board sought from time to time to qualify executive compensation as tax deductible under Section 162(m) as in effect prior to 2018, where we believed it was in our best interest and in the best interest of our shareholders. However, we have not permitted this tax provision to distort the effective development and execution of our compensation program in the past, nor will we in the future.

We continue to evaluate the impact of the recent revisions to Section 162(m) of the IRC for their potential impact on your Company. Regardless of that impact, however, we will continue to design and maintain executive compensation arrangements that we believe will attract, retain, focus, and reward the executive talent that we need to compete successfully, even if in certain cases such compensation is not deductible for federal income tax purposes. In addition, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, will in fact be deductible.

61	FirstEnergy Corp. 2019 Proxy Statement

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KPI Results and RSU Index Scores

2016 – 2018 Cycle FE LTIP Details

	2016				2017 (except Mr. Belcher and Mr. Schneider				2018 (except Mr. Schneider)				Totals
	Threshold	Target	Stretch	Result	Threshold	Target	Stretch	Result	Threshold	Target	Stretch	Result
Capital Effectiveness Index(1)
FE Consolidated	11.16%	11.43%	11.69%	11.79%	14.55%	14.94%	15.47%	15.05%	3.64%	3.91%	4.29%	4.29%
CES	7.58%	7.81%	8.10%	8.27%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Regulated Distribution	14.63%	14.89%	15.17%	15.67%	16.85%	17.14%	17.60%	17.25%	n/a	n/a	n/a	n/a
Regulated Transmission	10.88%	11.26%	11.45%	11.33%	11.28%	11.51%	11.87%	11.54%	n/a	n/a	n/a	n/a
Total Points				5.68				3.26				n/a
RSU Index Score (A)				1.42				1.09				1.50	4.01
FFO/Adjusted Debt Index(1)
FE Consolidated	14.62%	15.12%	15.62%	15.91%	18.37%	19.09%	20.11%	19.21%	16.08%	16.83%	17.91%	18.83%
CES	20.44%	21.10%	21.80%	21.83%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Regulated Distribution	21.89%	22.47%	23.07%	24.94%	34.74%	35.71%	37.27%	38.02%	n/a	n/a	n/a	n/a
Regulated Transmission	15.63%	16.79%	17.98%	16.84%	20.00%	20.66%	21.70%	21.26%	n/a	n/a	n/a	n/a
Total Points				5.52				3.85				n/a
RSU Index Score (B)				1.38				1.28				1.50	4.16
Safety Total Points(1)	1.26	0.88	0.71	0.59	1.21	0.89	0.45	0.99	1.22	0.82	0.55	0.80
RSU Index Score (C)				1.50				0.84				1.04	3.38
Total RSU Index Score (A+B+C)				4.30				3.21				4.04	11.55
(1)	Refer to the CD&A Glossary of Terms on page [64] for definitions.

For Mr. Belcher, the 2016 and 2018 KPIs under the FE LTIP and results are as shown on the tables above, with total points of 4.30 for 2016 and 4.04 for 2018. For the 2017 year of the outstanding 2016-2018 cycle under the FE LTIP, the KPIs are the same as those used in the 2017 FES R-LTIP with total points of 4.31 as shown in the table below.

62	FirstEnergy Corp. 2019 Proxy Statement

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2016 – 2018 Cycle FES LTIP Details for Mr. Schneider (and 2017 results for Mr. Belcher)

	2016				2017				2018				Totals
	Threshold	Target	Stretch	Result	Threshold	Target	Stretch	Result	Threshold	Target	Stretch	Result
Capital Effectiveness Index
FE Consolidated	11.16%	11.43%	11.69%	11.79%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
CES	7.58%	7.81%	8.10%	8.27%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Regulated Distribution	14.63%	14.89%	15.17%	15.67%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Regulated Transmission	10.88%	11.26%	11.45%	11.33%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Total Points				5.68				n/a				n/a
RSU Index Score (A)				1.42				n/a				n/a	1.42
FFO/Adjusted Debt Index
FE Consolidated	14.62%	15.12%	15.62%	15.91%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
CES	20.44%	21.10%	21.80%	21.83%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Regulated Distribution	21.89%	22.47%	23.07%	24.94%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Regulated Transmission	15.63%	16.79%	17.98%	16.84%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Total Points				5.52				n/a				n/a
RSU Index Score (B)				1.38				n/a				n/a	1.38
Safety Total Points	1.26	0.88	0.71	0.59	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
RSU Index Score (C)				1.50				n/a				n/a	1.50
FES, Fossil and Nuclear O&M and Capital Spend ($ mil)	n/a	n/a	n/a	n/a	$1,124	$1,071	$1,017	$972	$1,066	$1,055	$1,002	$877
RSU Index Score (D)				n/a				1.50				1.50	3.00
FES, Fossil & FENOC Safety	n/a	n/a	n/a	n/a	0.44	0.31	0.13	0.20	0.49	0.29	0.14	0.32
RSU Index Score (E)				n/a				1.31				0.93	2.24
Nuclear UCF	n/a	n/a	n/a	n/a	89.3%	89.8%	90.3%	92.3%	91.6%	92.1%	92.6%	94.6%
RSU Index Score (F)				n/a				1.50				1.50	3.00
Total RSU Index Score (A+B+C+D+E+F)				4.30				4.31				3.93	12.54

For Mr. Schneider, the 2016 KPIs under the FE LTIP and results are as shown on the table above, with total points of 4.30 for 2016. For the 2017 year of the FES LTIP, the KPIs are the same as those used in the 2017 FES R-LTIP for FES participants with total points of 4.31. For the 2018 year of the FES LTIP, the KPIs are the same as those originally used in the 2018 AIP for FES participants with total points of 3.93.

63	FirstEnergy Corp. 2019 Proxy Statement

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CD&A Glossary of Terms

Average Capital Effectiveness: Regulated Distribution/Regulated Transmission and Corporate/Other average capital effectiveness measures the financial effectiveness of investment in operational assets over the 2018-2020 cycle. Creates a direct line of sight for executives to balance the value of our investments with the earnings they produce and create value for shareholders. It is a ratio of Operating Earnings over Net Plan in Service (NPIS) plus Construction Work in Progress (CWIP). Operating Earnings are an important measure of profitability. The NPIS plus CWIP is the value of the assets being used to generate revenues and profits. A high ratio indicates the business generates larger returns on its investment in operational assets and vice versa. The index is based on the ratio for Regulated Distribution/Regulated Transmission and Corporate/Other business segments. External segment reporting is consistent with the internal financial reports to regularly assess performance of the business and allocate resources.

Capital Effectiveness Index: Measures the financial effectiveness of the Company’s investment in operational assets. The Capital Effectiveness Index is a non-GAAP financial measure representing a ratio of Adjusted EBITDA over NPIS less nuclear fuel plus CWIP. The index is based on the ratios for FE Consolidated (excluding CES) and the Regulated Distribution/Regulated Transmission business segments. Adjusted EBITDA is also a non-GAAP financial measure and consists of Operating earnings before interest, investment income, taxes, depreciation and amortization. NPIS less nuclear fuel plus CWIP is the value of the assets the Company is using to generate revenues and profits.

For purposes of calculating the Capital Effectiveness Index (1) any year-end adjustments to capital from pension/other postemployment benefits mark-to-market and any reclassifications of items from Property, Plant and Equipment to the balance sheet are excluded from NPIS, and (2) excluded from KPI Operating Earnings is the summation of all major storm costs over $93.95 million (for 2016), over $91.7 million (for 2017), and over $105.5 (for 2018). For 2018, in the event of an impairment of an asset or assets that impact NPIS or CWIP, and which was not assumed in the original assumptions, the impairment charge will be excluded from the calculation.

CES: The Competitive Energy Services business segment. Refers collectively to FES, AE Supply, FirstEnergy Nuclear Operating Company, Bay Shore Power Company, Warrenton River Terminal, Ltd., Allegheny Pittsburgh Coal Company, Green Valley Hydro, LLC, and GPU Nuclear, Inc.

CIC Executives: Mr. Strah, Mr. Pearson, Ms. Vespoli, Mr. Belcher, Mr. Gaines and Mr. Schneider.

Controllable Regulated Distribution/Regulated Transmission, and Regulated Fossil Generation O&M: Measures Regulated Distribution, Regulated Transmission, and Regulated Fossil controllable costs of Labor and Other-than-Labor cost based upon the 2018 Budget.

CWIP: Construction Work in Progress.

DART Rate: OSHA-Recordable Incidents that involve days away from work, days of restricted work activity, and/or days of job transfer in the period per 100 employees.

Diversity and Inclusion Index: Measures diverse succession planning, diverse hiring, and improvement on inclusion survey scoring. Measures earn points based on the level of performance, and all components within the index are weighted equally. For the purposes of this KPI, diverse is defined as female and historically under-represented racial and ethnic demographic groups (Black and African American, Alaskan Native, Asian American, Native Hawaiian and other Pacific Islander, people of two or more races; Hispanic and Latino ethnicity), LGBTQIA (Lesbian, Gay, Bisexual, Transgender, Queer/Questioning, Intersex, and Asexual), and/or Disabled.

Environmental Excursions: Measures issues related to air emissions, water discharges, and unauthorized releases that exceed the allowable limitations, conditions or deadlines established in the facilities’ environmental permits.

FE Consolidated: Refers collectively to Regulated Distribution, Regulated Transmission and Corporate/other, excluding CES.

FE Products Customer Acquisition Growth: As a lean startup, FE Products, the Marketing & Product Development department, needs to prioritize our systems for successful operations and start to demonstrate increased customer acceptance of our product catalog. Building customer relationships is critical to the success of the business, thus FE Products will benchmark success by measuring net customer acquisition against defined targets developed from year-over-year analysis. This measure demonstrates the effectiveness of our marketing efforts, products development, and operational efficiency.

FE Shared Service O&M: Measures Share Service controllable costs of Labor and Other-than-Labor costs based on the 2018 Budget.

FES, Competitive Fossil and Nuclear O&M and Capital Spend: A financial metric that monitors spending and focuses on overall cash flow and liquidity. It is measured using the Cost Owner O&M and Capital reports. FES O&M labor adders exclude AIP and special items adjusted in the FE Corp. or FES non-GAAP operating earnings, cost associated with restructuring the

64	FirstEnergy Corp. 2019 Proxy Statement

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business (Operating Earnings), gains or losses on fuel or fuel-related contracts, litigation costs and impacts, and non-cash items not reflected in the plan. Excludes items that are a reclassification between Commodity Margin to O&M, including, but not limited to, items such as a station power recall.

FFO/Adjusted Debt Index: Measures annual cash flow generated by the business in comparison to its outstanding debt and is used by credit rating agencies to evaluate the creditworthiness of the Company. Focuses on improving cash position and balance sheet, since cash flows and current debt levels have been an area of focus by our investors.

The index is a non-GAAP financial measure and is based on the ratios for FE Consolidated (excluding CES unless otherwise noted) and the Regulated Distribution/Regulated Transmission business segments. FFO is also a non-GAAP financial measure and consists of net income adjusted for depreciation and amortization, investment impairment, pension and OPEB mark-to-market adjustment, deferred taxes, asset removal costs charged to income, and certain other non-cash items. Adjusted Debt is also a non-GAAP financial measure and consists of short-term borrowings (net of pension contribution), long-term debt (excluding securitized debt), and operating lease obligations.

The FFO/Adjusted Debt Index excludes the following in 2018: (i) The impact of all Special Items that are excluded from Operating Earnings shall be excluded from FFO and Adjusted Debt, (ii) The impact of refunds provided to customers associated with tax reform, (iii) Major storm costs that exceed the budgeted amounts of $105 million per year ($51 million from Capital and $54 million from O&M), (iv) Preferred dividends (v) The impact of strategic decisions (e.g. divestitures, acquisitions) including associated tax impacts, (vi) All costs associated with the early redemption, or repurchase, or remarketing of debt,

(vii) Contributions to the pension plan, (viii) Unfunded pension/OPEB liability and securitized debt, (ix) Impact on taxes due to asset sales and corporate reorganizations/restructurings, (x) Impact of tax payments and receipts under the intercompany tax sharing arrangement.

First Call Resolution: Measures the percent of customer inquiries resolved within one call center transaction, based on customer feedback from a transactional survey of residential and small commercial customers who have interacted with FirstEnergy’s Contact Center.

KPI (Key Performance Indicators): Financial or operational metrics used to measure Company performance and aligned to our key business objectives. KPIs are used in setting threshold, target and stretch performance goals for our incentive compensation programs.

LCEs: Life Changing Events include life-threatening work-related injuries or illnesses that actually required immediate life-preserving rescue action, and if not applied immediately would likely have resulted in the death of that person; life-altering work-related injuries or illnesses that actually resulted in a permanent and significant loss of a major body part or organ function that permanently changes or disables that person’s normal life activity; and work-related fatalities.

NPIS: Net Plant in Service.

Nuclear UCF: Ratio of the nuclear energy generation produced over a given period of time compared to the reference energy generation (potential energy generation) over the same time.

Reference energy generation is the energy that could be produced if the unit were operated continuously at full power under reference ambient conditions. Monitors progress in attaining high unit and industry energy production reliability and reflective effectiveness of plan programs and practices in maximizing available electrical generation and provides an overall indication of how well plants are operated and maintained.

Operations Index: Metric made up of the follow six components, weighted equally. Refer to each component for a separate definition.

1.	SAIDI
2.	TOF
3.	First Call Resolution
4.	FE Products Customer Acquisition Growth
5.	Nuclear UCF
6.	Environmental Excursions (for Regulated Fossil and AES)

Operating Earnings: Regulated Distribution/Regulated Transmission and Corporate/Other Operating Earnings is based on the 2018 Budget. It is calculated using the aggregate GAAP earnings of our Regulated Distribution/Regulated Transmission and Corporate/Other reporting segments, adjusted for special items. Results will exclude costs associated with restructuring the business, other strategic decisions, the impact of tax reform and any refunds provided to customers associated with tax reform. External segment reporting is consistent with the internal financial reports to regularly assess performance of the business and allocate resources.

65	FirstEnergy Corp. 2019 Proxy Statement

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Beginning in 2018, Regulated operating (non-GAAP) earnings (loss), which is a non-GAAP financial measure used in the guidance provided in February 2018, is referred to as Operating earnings (loss).

Operating EPS: Regulated Distribution/Regulated Transmission and Corporate/Other Operating EPS is measured on the performance of the business units’ contribution to operating earnings growth over the course of 2018-2020. External segment reporting is consistent with the internal financial reports to regularly assess performance of the business and allocate resources.

Beginning in 2018, Regulated operating earnings (loss) per share, which is a non-GAAP financial measure used in the guidance provided in February 2018, is referred to as Operating earnings (loss) per share.

OSHA Recordable Incidents: Measures the OSHA-recordable incidents in the period per 100 employees. OSHA- recordable incidents are accidents that result in medical treatment, or at least one day of lost time or restricted duty excluding the day of injury, or an employee fatality. Includes all incidents that were resolved and reported on the 2018 OSHA log by January 2, 2019. The calculation is defined as:

= (# of incidents x 200,000 Hours) ÷ Number of Actual Productive Hours Worked

The 200,000 hours is a constant that represents the equivalent of 100 employees working 40 hours per week, 50 weeks per year, and provides the standard base for the incidence rates, as per the Bureau of Labor Statistics. Target is based on top-quartile, Stretch is based on top-decile, and Threshold is based on the industry average OSHA rates for all EEI Companies participating in the survey (relevant to each business unit) as reported in the 2016 EEI Health and Safety Survey.

Regulated Distribution (formerly FEU): The Regulated Distribution business segment. Refers collectively to The Cleveland Electric Illuminating Company, Jersey Central Power & Light Company, Metropolitan Edison Company, Monongahela Power Company, Ohio Edison Company, The Potomac Edison Company, Pennsylvania Power Company, Pennsylvania Electric Company, The Toledo Edison Company, and West Penn Power Company.

RSUs (Restricted Stock Units): An equity vehicle commonly used in long-term incentive programs to reward employees and promote ownership within the company. RSUs represent the right to receive future delivery of actual stock or cash subject to vesting restrictions (service-based and/or performance-based).

Regulated Transmission (formerly FET): The Regulated Transmission business segment. Refers collectively to FirstEnergy Transmission, LLC, and its subsidiaries, American Transmission Systems, Incorporated, Potomac-Appalachian Transmission Highline, LLC, Trans-Allegheny Interstate Line Company, and Mid-Atlantic Interstate Transmission.

RTSR (Relative Total Shareholder Return Modifier): The total return of a stock to a shareholder for our Company measured against the total return of stock for other companies within a selected peer group. The calculation is based on a set period (e.g., three years) and assumes that dividends are reinvested over this period. RTSR is a common performance measure used within long-term incentive plans and helps to align executive payouts to shareholder value creation.

SAIDI: Distribution System Average Interruption Duration Index is the average total duration of outage minutes in a year, adjusted for major storms.

TOF: Transmission Outage Frequency measures the transmission line frequency of outages (total circuits after adjustment for major events (Six Sigma)).

TSR (Total Shareholder Return): A measure of stock price appreciation and dividend payments over a period of time.

66	FirstEnergy Corp. 2019 Proxy Statement

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Compensation Tables

2018 Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2018, 2017, and 2016, as applicable:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)	SEC Total Without Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)
Charles E. Jones	2018	$1,136,113	$0	$7,018,621	$1,662,674	$1,265,019	$40,701	$11,123,128	$9,858,109
President & CEO	2017	$1,136,113	$0	$6,208,144	$1,383,655	$6,530,282	$23,691	$15,281,885	$8,751,603
	2016	$1,133,840	$0	$6,650,012	$2,017,755	$4,280,377	$35,766	$14,117,750	$9,837,373
Steven E. Strah	2018	$594,835	$0	$1,602,699	$574,240	$696,989	$26,749	$3,495,512	$2,798,523
SVP & CFO	2017	$561,539	$0	$1,097,892	$425,641	$1,875,015	$16,888	$3,976,975	$2,101,960
	2016	$553,286	$0	$1,068,229	$572,845	$1,130,263	$17,736	$3,342,359	$2,212,096
James F. Pearson	2018	$662,214	$0	$2,402,070	$758,454	$55,023	$17,838	$3,895,599	$3,840,576
EVP, Finance	2017	$662,214	$0	$2,124,671	$662,943	$2,512,687	$15,451	$5,977,966	$3,465,279
	2016	$659,884	$0	$2,067,302	$872,616	$2,057,418	$13,725	$5,670,945	$3,613,527
Leila L. Vespoli	2018	$761,286	$0	$2,200,498	$823,483	$322,011	$16,372	$4,123,650	$3,801,639
EVP, Corporate Strategy,	2017	$761,286	$0	$1,946,403	$719,783	$1,681,039	$9,100	$5,117,611	$3,436,572
Regulatory Affairs &	2016	$758,606	$0	$1,893,841	$957,707	$1,249,581	$9,050	$4,868,785	$3,619,204
Chief Legal Officer
Samuel L. Belcher	2018	$548,060	$434,700	$1,503,221	$506,951	$101,296	$11,087	$3,105,315	$3,004,019
SVP & President, FE
Utilities
Bennett L. Gaines	2018	$442,051	$0	$626,379	$365,657	$0	$8,062	$1,442,149	$1,442,149
SVP, Corporate Services & Chief
Information Officer
Donald R. Schneider	2018	$536,470	$0	$0	$1,794,568	$599,377	$12,194	$2,942,609	$2,343,232
President, FE Solutions	2017	$536,470	$0	$0	$1,214,304	$1,081,398	$9,650	$2,841,822	$1,760,424
	2016	$537,940	$0	$968,211	$561,750	$951,841	$11,550	$3,031,292	$2,079,451

(1)	Mr. Belcher received a KERP award payout on November 30, 2018. See page [50] for more details.
(2)

The amounts set forth in the Stock Awards column for 2018 represent grants provided under the Incentive Compensation Plans at the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 “Stock Compensation” and are based on target payout. The assumptions used in determining values for the 2018 fiscal year are reflected in Note 6 to the Combined Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2019. The grant date fair value at the maximum payout level for each of the NEOs for 2018 is as follows: Jones: $14,037,242; Strah: $3,205,400; Pearson: $4,804,138; Vespoli: $4,400,995; Belcher: $3,006,443; and Gaines: $1,252,758. These awards are not payable to the executive until the vesting date or other qualifying event shown in the 2018 Post-Termination Compensation and Benefits table described later in this proxy statement.

(3)

The amounts set forth in the Non-Equity Incentive Plan Compensation column for 2018 were earned under the FE STIP, FES STIP or AIP, as applicable, in the year presented and paid in the first quarter of the following year, except for the AIP. The amount for Mr. Schneider in 2018 includes $1,794,568 for the AIP award for 2018 which had a one-year performance period of January 1, 2018 to December 31, 2018 and was subject to periodic payments during 2018 and a final payment in February 2019 at a performance factor ranging from 0% to 200%. The 2018 AIP paid out at 173.5%. For 2017, the amount for Mr. Schneider also includes $659,833 for the 2017 FES R-LTIP award.

(4)

The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate increase in actuarial value to the NEO of all defined benefit and actuarial plans (including supplemental plans) accrued during the year and above-market earnings on nonqualified deferred compensation. Assumes 4.44% (qualified pension), 4.39% (nonqualified supplemental pension), and 4.12% (SERP) are the discount rates for the present value obligation calculations. The change in values for the pension plans for 2018 are as follows: Jones: $1,260,333; Strah: $685,426; Pearson: $0; Vespoli: $283,159; Belcher: $96,509; Gaines: $0; and Schneider: $542,479. The change in pension value is heavily dependent on the discount rate and mortality assumptions and does not represent the actual value of the change in pension benefit accrued by the NEO during the year. The formula used to determine the above market earnings equals 2018 total interest multiplied by the difference between 120% of the AFR and the plan rate and divided by the plan rate. The above market earnings on nonqualified deferred compensation for 2018 are as follows: Jones: $4,686; Strah: $11,563; Pearson: $55,023; Vespoli: $38,852; Belcher: $4,787; Gaines: $0; and Schneider: $56,898.

(5)

The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. This includes matching Company common stock contributions under the FirstEnergy Corp. Savings Plan for all of the NEOs up to the maximum of $8,250, contributions of $500 to $1,000 to the NEOs’ Health Savings Accounts or FirstEnergy Corp. Savings Plan or cash, and credits under the broad-based wellness program up to the maximum of $600 annually.

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In addition, certain NEOs are eligible to receive limited perquisites. In 2018, the following NEOs were provided: (1) charitable matching contributions for Mr. Jones of $3,000, Mr. Strah of $2,500, Mr. Pearson of $400, Ms. Vespoli of $4,000, Mr. Belcher of $100 and Mr. Schneider of $1,250; (2) premiums of $930 for the group personal excess liability all NEOs; (3) life insurance premiums for Mr. Jones of $1,618, Mr. Strah of $857, Mr. Pearson of $943, Ms. Vespoli of $1,084, Mr. Belcher of $807, Mr. Gaines of $630 and Mr. Schneider of $764; and (4) personal use of the corporate aircraft for Mr. Jones of $25,703, Mr. Strah of $13,212, Mr. Pearson of $5,715, and Ms. Vespoli of $1,108. The value of the personal use of the corporate aircraft is calculated based on the aggregate variable operating costs to your Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilots’ salaries, the amortized costs of the aircraft, and the cost of maintenance not related to trips are excluded. NEOs’ spouses and immediate family members may accompany NEOs on Company aircraft using unoccupied space on flights that were already scheduled, and your Company incurs no aggregate incremental cost in connection with such use. Unless otherwise quantified herein, the amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such NEO.

(6)

The amounts set forth in the SEC Total Without Change In Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the SEC Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the Compensation Committee views the annual compensation elements for the NEOs. The column adjusts the amount reported in the SEC Total column, as determined under applicable SEC rules, by subtracting the value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column to show how year-over-year changes in these values impact total compensation. The change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to your Company’s performance and are outside of the control of the Compensation Committee.

68	FirstEnergy Corp. 2019 Proxy Statement

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Grants of Plan-Based Awards in Fiscal Year 2018

The following table summarizes the stock awards granted to our NEOs during 2018 as well as threshold, target, and maximum amounts payable under the applicable short-term and long-term compensation plans.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option
Name	Grant/Payout Type	Grant Date(1)	Committee Action Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Awards ($)(5)
Charles E. Jones	FE STIP			$651,476	$1,302,952	$1,954,423	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/5/2018	2/20/2018	-	-	-	63,780	127,559	255,118	-	$4,700,549
	Performance-Adjusted RSUs – Cash-Based	3/5/2018	2/20/2018	-	-	-	31,453	62,906	125,811	-	$2,318,072
Steven E. Strah	FE STIP			$225,000	$450,000	$675,000
	Performance-Adjusted RSUs – Stock-Based	3/5/2018	2/20/2018	-	-	-	14,529	29,057	58,114	-	$1,070,750
	Performance-Adjusted RSUs – Cash-Based	3/5/2018	2/20/2018	-	-	-	7,218	14,436	28,871	-	$531,949
James F. Pearson	FE STIP			$297,180	$594,360	$891,540
	Performance-Adjusted RSUs – Stock-Based	3/5/2018	2/20/2018	-	-	-	21,695	43,389	86,778	-	$1,598,885
	Performance-Adjusted RSUs – Cash-Based	3/5/2018	2/20/2018	-	-	-	10,898	21,796	43,592	-	$803,185
Leila L. Vespoli	FE STIP			$322,660	$645,320	$967,980
	Performance-Adjusted RSUs – Stock-Based	3/5/2018	2/20/2018	-	-	-	19,905	39,810	79,620	-	$1,466,999
	Performance-Adjusted RSUs – Cash-Based	3/5/2018	2/20/2018	-	-	-	9,952	19,905	39,810	-	$733,499
Samuel L. Belcher	FE STIP			$197,752	$395,500	$593,252
	Performance-Adjusted RSUs – Stock-Based	3/5/2018	2/20/2018	-	-	-	10,457	20,914	41,828	-	$770,681
	Performance-Adjusted RSUs – Cash-Based	3/5/2018	2/20/2018	-	-	-	5,228	10,457	20,913	-	$385,322
	Transition Award RSUs – Stock-Based(6)	3/5/2018	2/20/2018	-	-	-	5,355	10,710	21,420	-	$347,218
Bennett L. Gaines	FE STIP			$143,274	$286,546	$429,819
	Performance-Adjusted RSUs – Stock-Based	3/5/2018	2/20/2018	-	-	-	5,644	11,287	22,574	-	$415,926
	Performance-Adjusted RSUs – Cash-Based	3/5/2018	2/20/2018	-	-	-	2,856	5,711	11,422	-	$210,453
Donald R. Schneider	AIP(7)			$517,167	$1,034,333	$2,068,666	-	-	-	-	-

(1)	The effective grant date for the Performance-Adjusted RSUs is March 5, 2018 due to the accounting rules under ASC 718.
(2)	The dates set forth in the Committee Action Date column for these awards represent the date your Board took action to grant the awards.
(3)

The amounts set forth in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns reflect the potential payouts for each NEO under the FE STIP other than Mr. Schneider, and under the AIP for Mr. Schneider based upon the achievement of KPIs described in the CD&A. If the threshold level of performance is not achieved, no payout will be made.

(4)

The amounts set forth in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the threshold, target, and maximum payouts for each NEO, other than Mr. Schneider, based upon the achievement of the performance measures described in the CD&A and reported in the Stock Awards column of the SCT. The Performance-Adjusted RSUs-Cash-Based have been rounded in this table. If the threshold level of performance is not achieved, no payout will be made.

(5)

The grant date fair market value was computed in accordance with FASB ASC Topic 718. The Performance-Adjusted RSUs components are valued based on a Monte-Carlo simulation of $36.85. The Transition Award for Mr. Belcher is valued based at the average of the high/low stock price of $32.42 on March 5, 2018.

(6)

Mr. Belcher received a 2018-2019 Transition Award as a make-whole grant to replace the value in the 2017-2019 FE LTIP he did not receive as he was a participant in the 2017 FES R-LTIP while employed by FENOC.

(7)

The 2018 AIP is a cash-based award for Mr. Schneider. The AIP was a one-year performance period (versus three years like the FE LTIP) and included 100% of the short-term incentive and 2/3rd of the non-short-term incentive target opportunity percentage for 2018.

69	FirstEnergy Corp. 2019 Proxy Statement

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The following chart summarizes the details of the FE LTIP grants for the 2018-2020 cycle (other than for Mr. Schneider) and the 2018-2019 Transition Award (for Mr. Belcher):

Performance-Adjusted RSUs		2018-2019 Transition Award (Mr. Belcher)
Weighting	2/3rd stock-based and 1/3rd cash-based	100% stock-based
Granted	Annually	Eligible participants transferring back from FES/FENOC to FE Corp.
Grant Date	In early March, effective on the date of grant	March 5, 2018 (for Mr. Belcher)
Grant Price

Average high and low stock price on the grant date (to convert the target LTIP opportunity for each eligible NEO into units); Monte Carlo simulation is used to determine the grant date fair market value under ASC 718

Average high and low stock price on the grant date
Performance Period	3 years, cliff vest on March 1	2 years, cliff vest on March 1
Performance Measures	RD/RT and Corporate/Other Cumulative Operating EPS; RD/RT and Corporate/Other Average Capital Effectiveness; and RTSR modifier overlay	Capital Effectiveness Index, Funds from Operations to Adjusted Debt Index, Safety
Threshold Opportunity Payout	50%	50%, Performance at 3.60 points (Note: 0% payout performance less than 3.60 points)
Target Opportunity Payout	100% (capped at a target level of payout if the Company’s absolute TSR is negative for the three-year performance period)	100%, Performance at 4.50 points
Maximum Opportunity Payout	200%	200%, Performance at 8.10 points
Settled	Stock or cash, as applicable	Stock
Dividend Equivalent Units	Reinvested based on the average high and low stock price on the payable date, subject to same restrictions as initial grant
Payout	Based on the average high and low stock price on the vesting date

The following chart summarizes the details of the 2018 AIP award for eligible FES participants, including Mr. Schneider:

2018 AIP
Type of award	100% cash
Performance Period	January 1, 2018 to December 31, 2018
Performance Measures

FES, Competitive Fossil and Nuclear O&M and Capital Spend;

Safety — FES, Competitive Fossil and FENOC OSHA incident rate;

Safety — FES, Competitive Fossil DART;

Nuclear UCF; and

Competitive Generation Environmental Excursions

Threshold Opportunity Payout	50%
Target Opportunity Payout	100%
Maximum Opportunity Payout	200%

Performance-Adjusted RSUs

Performance-adjusted RSUs are described in the CD&A and are a component of our FE LTIP. On March 1, 2019, the performance-adjusted RSUs granted in 2016 became vested. As previously stated, the total points earned in the FE LTIP 2016-2018 cycle were 11.55 points, resulting in a payout at 193% of target opportunity for this grant. The vesting period for Mr. Belcher’s 2018-2019 Transition Award will end on March 1, 2020 and is treated as performance-adjusted RSUs. The vesting period for performance-adjusted RSUs granted in 2017 and 2018 will end on March 1, 2020, and March 1, 2021, respectively, although performance is measured through December 31 of the year prior to vesting. Performance-adjusted RSUs settled in stock are treated as a fixed expense and performance adjusted RSUs settled in cash are treated as a mark-to-market expense for accounting purposes and are valued in accordance with FASB ASC Topic 718.

70	FirstEnergy Corp. 2019 Proxy Statement

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Outstanding Equity Awards at Fiscal Year-End 2018

The following table summarizes the outstanding equity award holdings of our NEOs as of December 31, 2018:

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(1)	Grant Type	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(1)(5)	Grant Type(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(4)
Charles E. Jones	80,257		$37.75	2/25/2021				293,863	2016 Performance- Adjusted RSUs – Stock-Based	$11,034,556
								146,931	2016 Performance- Adjusted RSUs – Cash-Based	$5,517,259
								282,501	2017 Performance- Adjusted RSUs – Stock-Based	$10,607,913
								139,315	2017 Performance- Adjusted RSUs – Cash-Based	$5,231,278
								262,779	2018 Performance- Adjusted RSUs – Stock-Based	$9,867,351
								129,589	2018 Performance- Adjusted RSUs – Cash-Based	$4,866,067
Steven E. Strah								47,205	2016 Performance- Adjusted RSUs – Stock-Based	$1,772,548
								23,603	2016 Performance- Adjusted RSUs – Cash-Based	$886,293
								49,732	2017 Performance- Adjusted RSUs – Stock-Based	$1,867,437
								24,866	2017 Performance- Adjusted RSUs – Cash-Based	$933,718
								59,859	2018 Performance- Adjusted RSUs – Stock-Based	$2,247,705
								29,738	2018 Performance- Adjusted RSUs – Cash-Based	$1,116,662
James F. Pearson					34,529	RS (2)	$1,296,563	91,212	2016 Performance- Adjusted RSUs – Stock-Based	$3,425,011
								45,819	2016 Performance- Adjusted RSUs – Cash-Based	$1,720,503
								96,091	2017 Performance- Adjusted RSUs – Stock-Based	$3,608,217
								48,271	2017 Performance- Adjusted RSUs – Cash-Based	$1,812,576
								89,384	2018 Performance- Adjusted RSUs – Stock-Based	$3,356,369
								44,902	2018 Performance- Adjusted RSUs – Cash-Based	$1,686,070

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Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(1)	Grant Type	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(1)(5)	Grant Type(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(4)
Leila L. Vespoli	120,386		$37.75	2/25/2021				83,690	2016 Performance- Adjusted RSUs – Stock-Based	$3,142,560
								41,844	2016 Performance- Adjusted RSUs – Cash-Based	$1,571,242
								88,167	2017 Performance- Adjusted RSUs – Stock-Based	$3,310,671
								44,083	2017 Performance- Adjusted RSUs – Cash-Based	$1,655,317
								82,011	2018 Performance- Adjusted RSUs – Stock-Based	$3,079,513
								41,006	2018 Performance- Adjusted RSUs – Cash-Based	$1,539,775
Samuel L. Belcher					23,519	RS (3)	$883,132	21,616	2016 Performance- Adjusted RSUs – Stock-Based (amended to settle in cash)	$811,681
								10,516	2016 Performance- Adjusted RSUs – Cash-Based	$394,876
								22,064	Transition Award RSUs– Stock-Based	$828,503
								43,084	2018 Performance- Adjusted RSUs – Stock-Based	$1,617,804
								21,541	2018 Performance- Adjusted RSUs – Cash-Based	$808,865
Bennett L. Gaines								23,727	2016 Performance- Adjusted RSUs – Stock-Based	$890,949
								12,006	2016 Performance- Adjusted RSUs – Cash-Based	$450,825
								24,998	2017 Performance- Adjusted RSUs – Stock-Based	$938,675
								12,649	2017 Performance- Adjusted RSUs – Cash-Base	$474,970
								23,252	2018 Performance- Adjusted RSUs – Stock-Based	$873,113
								11,766	2018 Performance- Adjusted RSUs – Cash-Based	$441,813
Donald R. Schneider	80,257		$37.75	2/25/2021				44,218	2016 Performance- Adjusted RSUs – Stock-Based (amended to settle in cash)	$1,660,386
								22,289	2016 Performance- Adjusted RSUs – Cash-Based	$836,952
(1)

The number of shares set forth in both the Number of Shares or Units of Stock That Have Not Yet Vested and the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested columns include all dividends earned and reinvested through December 31, 2018. The Performance-Adjusted RSUs have been rounded up in this table.

(2)	The vesting date for Mr. Pearson’s performance-based restricted stock award (for which the performance element has now been achieved) is October 30, 2019.

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(3)    Mr. Belcher’s restricted stock award is graded vesting. The vesting dates for Mr. Belcher’s award is 50% on March 8, 2020 and 50% on March 8, 2025.

(4)

The values set forth in both the Market Value of Shares or Units of Stock That Have Not Vested and the Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested columns are determined by multiplying the number of shares or units by our common stock closing price of $37.55 on the last business day of December 31, 2018.

(5)

The number of shares or units set forth in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not yet Vested column is based on actual performance of 193% for 2016 performance-adjusted RSUs (except for Mr. Belcher and Mr. Schneider) and maximum performance at 200% for 2017 and 2018 performance-adjusted RSUs. The performance factor for Mr. Belcher and Mr. Schneider’s 2016 performance-adjusted RSUs was 200%.

(6)

The awards set forth in the Grant Type column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. The vesting dates are as follows: 2016 performance-adjusted RSU — stock-based (March 1, 2019); 2016 performance-adjusted RSU — cash-based (March 1, 2019); 2017 performance-adjusted RSU — stock-based (March 1, 2020); 2017 performance-adjusted RSU — cash-based (March 1, 2020); 2018 performance-adjusted RSU — stock-based (March 1, 2021); and 2018 performance-adjusted RSU — cash-based (March 1, 2021). For Mr. Belcher, the Transition Award RSUs – stock-based vests March 1, 2020.

Option Exercises and Stock Vested in 2018

The following table summarizes the vesting of stock awards held by our NEOs during 2018. No options were exercised by our NEOs in 2018.

Name	Number of Shares Acquired on Vesting (#)(1)(2)	Award Type	Value Realized on Vesting ($)(3)
Charles E. Jones	235,314	2015 Performance-Adjusted RSUs (stock-based)	$7,643,607
	-	2015 Performance-Adjusted RSUs (cash-based)	$3,769,420
Steven E. Strah	36,044	2015 Performance-Adjusted RSUs (stock-based)	$1,170,812
	-	2015 Performance-Adjusted RSUs (cash-based)	$590,162
James F. Pearson	79,272	2015 Performance-Adjusted RSUs (stock-based)	$2,574,962
	-	2015 Performance-Adjusted RSUs (cash-based)	$1,293,501
Leila L. Vespoli	72,734	2015 Performance-Adjusted RSUs (stock-based)	$2,362,583
	-	2015 Performance-Adjusted RSUs (cash-based)	$1,181,275
Samuel L. Belcher(4)	-	2015 Performance-Adjusted RSUs (stock-based converted to cash)	$519,540
	-	2015 Performance-Adjusted RSUs (cash-based)	$255,876
Bennett L. Gaines	20,823	2015 Performance-Adjusted RSUs (stock-based)	$676,386
	-	2015 Performance-Adjusted RSUs (cash-based)	$342,218
Donald R. Schneider(4)	-	2015 Performance-Adjusted RSUs (stock-based converted to cash)	$1,342,792
	-	2015 Performance-Adjusted RSUs (cash-based)	$676,828

(1)

The number of shares set forth in the Number of Shares Acquired on Vesting column reflect the number of 2015 performance-adjusted RSUs (settled in stock), which vested on March 1, 2018. The number of shares includes dividend equivalent units earned and reinvested through the vesting date. The number of shares were rounded down and the fractional share value was paid in cash and less than the value of one share.

(2)

The number of units from the 2015 performance-adjusted RSUs (settled in cash), which vested on March 1, 2018 are as follows: Mr. Jones: 116,044.6512; Mr. Strah: 18,168.6076; Mr. Pearson: 39,821.4843; Ms. Vespoli: 36,366.5185; Mr. Belcher: 15,994.4731 (stock-based RSUs converted to cash), 7,877.3595 (cash-based RSUs); Mr. Gaines: 10,535.4475; and Mr. Schneider: 41,338.9450 (stock-based RSUs converted to cash), 20,836.6818 (cash-based RSUs). The number of units includes dividend equivalent units earned and reinvested through the vesting date.

(3)

The amounts set forth in the Value Realized on Vesting column are based on the average high/low stock price on the vesting date $32.48 for 2015 performance-adjusted RSUs. The performance-adjusted RSUs for all NEOs, other than Mr. Schneider, were paid at 181% of target. The performance-adjusted RSUs for Mr. Schneider were paid at 194% of target.

(4)	Due to their positions with FES and FENOC at the time, the 2015 performance-adjusted RSUs for Mr. Belcher and Mr. Schneider were previously modified to only pay in cash.

73	FirstEnergy Corp. 2019 Proxy Statement

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Post-Employment Compensation

Pension Benefits as of December 31, 2018

The following table provides information regarding the pension benefits of our NEOs as of December 31, 2018:

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
Charles E. Jones	Qualified Plan	40	$2,116,548
	Nonqualified (Supplemental) Plan		$19,410,540
	Supplemental Executive Retirement Plan		$1,267,537
	Total		$22,794,625
Steven E. Strah	Qualified Plan	34	$1,632,108
	Nonqualified (Supplemental) Plan		$4,529,893
	Supplemental Executive Retirement Plan		N/A
	Total		$6,162,001
James F. Pearson	Qualified Plan	42	$2,144,764
	Nonqualified (Supplemental) Plan		$9,220,572
	Supplemental Executive Retirement Plan		N/A
	Total		$11,365,336
Leila L. Vespoli	Qualified Plan	34	$2,053,109
	Nonqualified (Supplemental) Plan		$10,660,253
	Supplemental Executive Retirement Plan		$590,048
	Total		$13,303,410
Samuel L. Belcher	Qualified Plan	6	$163,038
	Nonqualified (Supplemental) Plan		$310,214
	Supplemental Executive Retirement Plan		N/A
	Total		$473,252
Bennett L. Gaines	Qualified Plan	12	$535,283
	Nonqualified (Supplemental) Plan		$1,008,716
	Supplemental Executive Retirement Plan		N/A
	Total		$1,543,999
Donald R. Schneider	Qualified Plan	36	$1,910,162
	Nonqualified (Supplemental) Plan		$6,474,251
	Supplemental Executive Retirement Plan		N/A
	Total		$8,384,413

(1)

The amounts set forth in the Present Value of Accumulated Benefit column are determined as of December 31, 2018, using the following assumptions: December 31, 2018 discount rates of 4.44% (qualified plan), 4.39% (nonqualified supplemental plan), and 4.12% (supplemental executive retirement plan) and the RP-2014 mortality table projected generationally using scale MP-2018 (base year 2006) for males and RP-2014 mortality table with blue collar adjustment projected generationally using scale MP-2018 (base year 2006) for females and retirement at the earliest unreduced age.

Pension Benefits

Qualified and Nonqualified Plans

We offer a qualified and nonqualified (supplemental) plan to provide retirement benefits to all of our NEOs. We pay the entire cost of these plans. Retirement benefits from the qualified plan provided under the FirstEnergy Corp. Master Pension Plan (“Master Pension Plan”) are calculated using pensionable earnings up to the applicable federal and plan limits. As described in the CD&A, the Master Pension Plan was amended to provide a cash-balance formula for all employees hired or rehired on or after January 1, 2014. In conjunction with the new cash-balance formula, your Company adopted a new nonqualified supplemental plan, which will provide a benefit, based upon the cash-balance formula, to eligible executives hired or rehired on or after January 1, 2014, but without the restriction of federal and plan limits that apply under the qualified pension plan. All of the NEOs were hired prior to January 1, 2014 and are subject to the formulas discussed below.

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The supplemental plan provided under the EDCP provides a benefit based upon the formula used in the qualified plan but is calculated using all pensionable earnings without the restrictions of federal and plan limits. The retirement benefit from the qualified and nonqualified plans provided to our NEOs is the greater benefit determined using the following three formulas:

1.

Career Earnings Benefit Formula: A fixed (2.125%) factor is applied to the executive’s total career earnings to determine the accrued (age 65) career earnings benefit. Pensionable earnings under the career earnings formula generally include base salary, annual incentive awards, and other similar compensation.

2.	Adjusted Highest Average Monthly Base Earnings Benefit Formula: The benefit is equal to the sum of A and B where A is the highest average monthly base earnings (“HAMBE”) times the sum of:
•	1.58% times the first 20 years of benefit service,
•	1.18% times the next 10 years of benefit service,
•	0.78% times the next 5 years of benefit service, and
•	1.10% times each year of benefit service in excess of 35 years.

and B is an amount equal to 0.32% times number of years of service (up to 35 years) times the difference between the HAMBE and the lesser of 150% of covered compensation or the Social Security Wage Base, except that B cannot be less than zero.

The HAMBE for the qualified plan are the highest 48 consecutive months of base earnings the executive had in the 120 months immediately preceding retirement or other termination of employment. Pensionable earnings under the qualified plan HAMBE formula generally include base salary and deferred compensation of base salary after 2004. The pensionable earnings under the nonqualified plan HAMBE formula are the same as the qualified plan described above except that deferred compensation of base salary excluded under the qualified plan and annual incentive awards that are paid or deferred are included. Covered compensation represents the average (without indexing) Social Security Taxable Wage Base in effect for each calendar year during the 35-year period that ends when the executive reaches the Social Security normal retirement age.

3.

Final Average Total Pay (“FATP”) Formula: The pension benefit under FATP is calculated by determining the Highest Average Monthly Base Earnings (“HAMBE”), multiplying this amount by a fixed factor (1.2%) and then multiplying it by the number of years of Benefit Service at the time of separation or retirement. This amount is then divided by 12 to determine the accrued & vested monthly pension benefit amount.

Under the Master Pension Plan, normal retirement is at age 65 and the completion of five years of eligibility service. The earliest retirement is at age 55 if the employee has at least 10 years of eligibility service. Messrs. Jones, Pearson and Gaines are currently eligible for an unreduced pension benefit. Ms. Vespoli and Mr. Schneider are currently eligible for a reduced pension benefit based on the Early Retirement Reduction Table below, and Messrs. Strah and Belcher will become eligible when they turn 55 in 2019 and 2023, respectively. The earliest retirement age without reduction for the qualified plan is age 60 with the exception of those covered under the FATP plan. The earliest retirement age without reduction for FATP is age 62.

Early Retirement Reduction Table

If payment begins at age	The benefit is multiplied by
60 and up	100%
59	88%
58	84%
57	80%
56	75%
55	70%

FATP Early Retirement Reduction Table

If payment begins at age	The benefit is multiplied by
62 and up	100%
61	96%
60	92%
59	88%
58	84%
57	80%
56	76%
55	72%

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The accrued benefits vest upon the completion of five years of service. The benefits generally are payable in the case of a married employee in the form of a qualified spouse 50% joint and survivor annuity or in the case of an unmarried employee in the form of a single life annuity. Unmarried employees can designate a non-spouse beneficiary to receive up to a 100% joint and survivor annuity depending upon the non-spousal beneficiary’s age. For the married employee, there also is an option to receive the benefit as a joint and survivor annuity with or without a pop-up provision or a period certain annuity. The annuity provides a reduced monthly benefit, payable to the employee until death. If a joint and survivor annuity is chosen, the employee’s named beneficiary will receive 25%, 50%, 75%, or 100% of the employee’s benefit based on the employee’s and the beneficiary’s ages and the elected percentage to be continued after the employee’s death. Under the pop-up provisions, the monthly payment to the employee “pops-up” to the single life annuity amount if the beneficiary predeceases the employee. The period certain annuity provides a reduced benefit for the life of the employee and continues the benefit to the named beneficiary for a guaranteed period if the employee’s death occurs before the end of the 5, 10 or 15-year period, as elected. No further payments are made if the employee’s death occurs after the end of the elected period.

As noted in the CD&A, in July 2018, the Compensation Committee recommended, and the Board approved the E-VERP for executive officers other than the CEO, including certain NEOs. Of those executives eligible, Ms. Vespoli and Mr. Pearson notified your Company that they were electing to participate in the E-VERP. The effective date of Ms. Vespoli’s and Mr. Pearson’s retirement will be April 1, 2019.

Active executive officers, other than the CEO, who are age 58 or older with at least 10 years of service as of December 31, 2018, were eligible to participate. The E-VERP includes the following benefits:

•	a lump-sum payment equivalent to what the employee would have received under the FirstEnergy Severance Benefits Plan;
•	a continuation of health care benefits for the equivalent severance period;
•	a temporary pension enhancement of $1,500 monthly up to age 65, with a minimum of 24 monthly payments; and
•	payment of unused PTO

In November 2018, the board of directors of FES approved the FES VERO for certain FES employees designated as “insiders” in applicable bankruptcy filings, including Mr. Schneider. The terms of the FES VERO are substantially similar to that of the E-VERP that was implemented in July 2018. Retirements under the FES VERO began on January 2, 2019 and continue until the earlier of December 31, 2019 or the effective date of a court-approved plan of reorganization for FES. Mr. Schneider’s retirement date will be May 1, 2019.

Supplemental Executive Retirement Plan (“SERP”)

In addition to the qualified and nonqualified plans, certain NEOs may receive additional nonqualified benefits from the SERP. Currently, only three active employees are eligible for a SERP calculation upon retirement, and no new participants have been provided eligibility since 2001. In 2014, the Committee formally closed the SERP to new entrants.

Of the NEOs, only Mr. Jones and Ms. Vespoli are participants in the SERP. The NEOs who are participants in the SERP, or the NEO’s surviving spouse, are eligible to receive a supplemental benefit after termination of employment due to retirement, death, disability, or involuntary separation. Whether or not a supplemental benefit under the SERP will be paid is determined in accordance with, and shall be non-forfeitable, upon the date the NEO terminates employment under the conditions described in the following sections:

Retirement Benefit

An eligible NEO who retires on or after age 55 and who has completed 10 years of service will be entitled to receive, commencing at retirement, a monthly supplemental retirement benefit under the SERP equal to (a) 65% of the average of the highest 12 consecutive full months of base salary earnings paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP or the FirstEnergy Corp. Savings Plan, but excluding any incentive payments, or (b) 55% of the average of the highest 36 consecutive full months of base salary earnings and annual incentive awards paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP and FirstEnergy Corp. Savings Plan, whichever is greater, multiplied by the number of months of service the executive has completed after having completed 10 years of service, up to a maximum of 60 months, divided by 60, less:

1.

The monthly primary Social Security benefit to which the executive may be entitled upon retirement (or the projected age 62 benefit if retirement occurs prior to age 62), irrespective of whether the executive actually receives such benefit at the time of retirement, and

2.

The monthly retirement income benefit to which the executive may be entitled upon retirement under the Pension Plan and EDCP, calculated based on the NEO’s marital status at the time of such retirement as follows:

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•	In the case of a married NEO in the form of a 50% joint and survivor annuity.
•	In the case of an unmarried NEO, in the form of a single life annuity.

For an NEO who retires prior to attaining age 65, the net dollar amount above shall be reduced further by one-fourth of 1% for each month the commencement of benefits under the SERP precedes the month the executive attains age 65.

Death Benefit

If a married NEO that participates in the SERP dies, 50% of the NEO’s SERP benefit actuarially adjusted for the NEO’s and spouse’s ages will be paid to the NEO’s surviving spouse. In general, payment will begin the first of the month following the later of the date the NEO would have attained age 55 or death and continue for the remainder of the surviving spouse’s life. If the NEO had at least 10 years of eligibility service before January 1, 2009, the payment will begin on the first day of the month following the NEO’s death. For an NEO who dies prior to attaining age 65, the benefit shall be reduced further by one-fourth of 1% for each month the commencement precedes the NEO’s attainment of age 65, with a maximum reduction of 30%.

Disability Benefit

If an NEO participant in the SERP terminates employment due to a disability, he/she may be entitled to receive a monthly supplemental retirement benefit under the SERP. If applicable, SERP payments will commence on the first of the month following the NEO’s attaining age 60 if the disability termination occurs before age 55. If the disability termination occurs on or after the NEO attains age 55, applicable SERP payments will begin the first of the month following termination. The retirement benefit will equal the greater of 65% of the NEO’s base salary earnings as set forth in (a) of the Retirement Benefit section above, or 55% of the NEO’s base salary earnings plus their annual incentive awards as set forth in (b) of the Retirement Benefit section above. That amount will be reduced by disability benefits the NEO receives from Social Security, the Master Pension Plan and the FirstEnergy Corp. Long Term Disability Plan. The disability benefit continues until the NEO attains age 65, is no longer disabled or dies, whichever occurs first. Upon attaining age 65, benefits are calculated as described in the Retirement Benefit section above. In the event of death, benefits are calculated as described in the Death Benefit section above.

In 2018, the Compensation Committee approved a second amendment to the SERP in order to comply with Department of Labor (DOL) regulations under the Employment Retirement Income Security Act (ERISA), which amends the claims procedure requirements for disability benefits.

Nonqualified Deferred Compensation as of December 31, 2018

The following table summarizes nonqualified deferred compensation earned or contributed by or on behalf of our NEOs during 2018.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Charles E. Jones	$0	$0	$134,105	$0	$1,032,705
Steven E. Strah(4)	$47,407	$0	$138,854	$0	$1,457,599
James F. Pearson(4)	$321,694	$0	$312,101	$0	$4,406,946
Leila L. Vespoli	$0	$0	$549,519	$0	$5,970,983
Samuel L. Belcher	$466,395	$0	$32,060	$0	$312,485
Bennett L. Gaines	$0	$0	$0	$0	$0
Donald R. Schneider	$0	$0	$873,701	$0	$8,640,647

(1)

The amount set forth in the Executive Contributions in Last FY column for Mr. Strah includes the deferral of 2018 base salary in the amount of $47,407. Mr. Pearson includes the deferral of (i) 2018 base salary in the amount of $132,080; and (ii) 2018 STIP earned in 2018 and deferred in 2019 in the amount $189,614. Mr. Belcher includes the 2018 STIP earned in 2018 and deferred in 2019 in the amount of $466,395. The base salary amount is also included in the Salary column of the current year SCT.

(2)

The amounts set forth in the Aggregate Earnings in Last FY column include above-market earnings which have been reported in the SCT as follows: Mr. Jones: $ 4,686; Mr. Strah: $ 11,563; Mr. Pearson: $ 55,023; Ms. Vespoli: $ 38,852; Mr. Belcher: $ 4,787; Mr. Gaines: $0; and Mr. Schneider: $ 56,898. The compounded annual rate of return on pre-2013 retirement accounts was 7.11%, and 5.11% on the retirement accounts in 2013 and thereafter. The compounded annual rate of return on stock accounts was 26.76%, which includes dividends.

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(3)

The amounts set forth in the Aggregate Balance at last FYE column include amounts reported in the SCT in prior years as follows: Mr. Jones: $48,426; Mr. Strah: $18,350; Mr. Pearson: $161,774; Ms. Vespoli: $559,438; Mr. Schneider: $122,361. Mr. Belcher and Mr. Gaines did not have any amounts reported in the SCT in prior years.

(4)

Executive Contributions in 2017 for Mr. Strah included the deferral of (i) 2017 STIP earned in 2017 and deferred in 2018 in the amount of $212,820, and (ii) 2015-2017 cash-based RSUs deferred in the amount of $189,113. Executive Contributions in 2017 for Mr. Pearson included the deferral of 2017 STIP earned in 2017 and deferred in 2018 in the amount $165,736.

EDCP

The EDCP is a nonqualified defined contribution plan which provides for the voluntary deferral of compensation. Our NEOs may defer up to 50% of base salary, up to 100% of STIP awards, and up to 100% of LTIP awards.

Two investment options are available under the EDCP. NEOs may direct deferrals of base salary and STIP awards to an annual cash retirement account, which accrues interest. The interest rate changes annually and is based upon the Moody’s Corporate Long-Term Bond Yield Index rate (later referred to as Moody’s). In 2018, the interest rate was based on the Moody’s rate plus one percentage point (5.11%) for accounts in 2013 or later and Moody’s plus three percentage points (7.11%) for accounts prior to 2013. NEOs may direct deferrals of STIP awards and performance-adjusted RSU LTIP awards to an annual stock account. The stock accounts are tracked in stock units and accrue additional stock units based upon the payment of dividends. The stock accounts are valued at the fair market value of our common stock. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014 will be paid in cash.

In 2015, the Compensation Committee approved two amendments to the EDCP. The first amendment provides that payments made with respect to performance shares that are deferred into a participant’s stock account on or after February 23, 2015 will be paid in cash instead of shares of common stock. In addition, the amendment provides that, with respect to future deferrals, if a participant has elected to receive a distribution of his or her stock account following a three-year deferral period and the participant terminates employment prior to the end of the three-year period, then the stock account distribution will be paid in cash in accordance with the payment terms of the participant’s retirement account.

The second amendment provides for, among other things, two primary revisions that are effective for deferral elections made on or after November 1, 2015:

•	Participants may elect to defer RSUs only to the stock account, rather than to a separate RSU account; and
•

Participants may no longer elect to receive a distribution after three years (or any later date specified by the participant, in the case of RSUs), as all amounts deferred to the stock account, including deferred RSUs, will be held in that account until separation from service, death, or disability, at which point it will be transferred to a participant’s retirement account and paid only in cash based on his/her distribution elections for the retirement account.

In 2018, the Compensation Committee approved a third amendment to the EDCP in order to comply with Department of Labor (DOL) regulations under the Employment Retirement Income Security Act (ERISA), which amends the claims procedure requirements for disability benefits.

NEOs may elect to receive distributions from the cash retirement accounts in any combination of lump sum payment and/or monthly installment payments for up to 25 years. Differing distribution elections may be made for retirement, disability, and pre-retirement death. In the event of involuntary separation prior to retirement eligibility, the accounts accrued prior to January 1, 2005, may be paid in a single lump sum payment or in three annual installments. Accounts accrued after January 1, 2005, are paid in a single lump sum payment. Payments may not commence until separation from service. Amounts that were vested as of December 31, 2004, are available for an in-service withdrawal of the full account, subject to a 10% penalty. There is no in-service withdrawal option for retirement accounts accrued after January 1, 2005.

For deferrals to the stock account prior to November 1, 2015, generally, stock account distributions were made in a lump sum payment in the form of our common stock at the end of the three-year period following the initial deferral, unless further deferred. If further deferred until termination or retirement (or for future deferrals, if termination occurred prior to the end of the initial three-year period, regardless of age at termination), the account was converted to cash, based upon the fair market value of the account at termination, and the balance was rolled over to the corresponding annual retirement account for distribution in lump sum or monthly installments as elected under the retirement account.

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Potential Post-Employment Payments

2018 Post-Termination Compensation and Benefits

The following table summarizes the compensation and benefits that would be payable to our NEOs in the event of a termination or following a CIC absent a termination as of December 31, 2018, which is the last business day of the year:

	Retirement(1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible)(1)	Death(1)	Disability(1)
Base Salary	Accrued through date of retirement	Accrued through date of termination	Accrued through date of change in control termination	Accrued through date of change in control	Accrued through date of termination	Accrued through date of qualifying event	Accrued through date of qualifying event

Severance Pay(2)	n/a	3 weeks of pay for every full year of service (capped at a maximum of 104 weeks), including the current year, calculated using base salary at the time of severance	2 times the sum of base salary plus target annual STIP of which a portion is payable in consideration for the non- competition clause	n/a	n/a	n/a	n/a

Banked Vacation	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Eligible for a lump sum payment at termination based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary

Health and Wellness Benefits	May continue either through unsubsidized COBRA or in the FE Access Plan	Provided at active employee rates for severance period(3)	Based on the terms of the CIC Plan(4)	Provided at active employee rates for the length of employment	Forfeited	Survivor health and wellness provided as eligible	Health and wellness provided as eligible

FE STIP Award	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award at target based on elapsed days of service	Eligible for a full or prorated award based on elapsed days of service	Forfeited	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award based on elapsed days of service and based on actual performance

AIP (FES, Mr. Schneider only)	Issued a prorated award based on full months of service and based on actual performance; remaining payments due held until March 2019	Issued a prorated award based on full months of service and based on actual performance; remaining payments due held until March 2019	n/a	n/a	Forfeiture of any remaining payments	Issued a prorated award based on full months of service and based on actual performance; remaining payments due held until March 2019	Issued a prorated award based on full months of service and based on actual performance; remaining payments due held until March 2019

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	Retirement(1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible)(1)	Death(1)	Disability(1)
Performance-Adjusted RSUs (Stock-Based and Cash-Based) Granted Prior to 2017	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award based on full months of service and based on actual performance	Issued 100% of target opportunity and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued a prorated award at target value based on full months of service	Issued a prorated award based on full months of service and based on actual performance

Performance-Adjusted RSUs (Stock-Based and Cash-Based) Granted in 2017 and Subsequent Years (excluding Mr. Schneider)	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award based on full months of service and based on actual performance	Issued prorated award based on full months of service at 100% of target opportunity and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued a prorated award at target value based on full months of service	Issued a prorated award based on full months of service and based on actual performance

Restricted Stock	Forfeited	Forfeited or prorated, as described below(5)	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued 100% of shares and all dividends earned	Issued 100% of shares and all dividends earned

Vested EDCP	Payable as elected	Payable as elected	Payable as elected	Payable upon termination	Payable in a lump sum upon termination	Payable to survivor as elected	Payable as elected

Excise Tax Gross Up under Section 280G	No	No	No	No	No	No	No
1)	Benefits provided in these scenarios are provided to all employees on the same terms, if applicable.
2)

In the event of an involuntary separation (other than for cause or following a change in control), Mr. Jones’ severance benefits, if any, would be determined by Compensation Committee as discussed further under “Severance Benefits upon an Involuntary Separation” on page [58] above. In addition, only CIC Executives are eligible to receive severance pay benefits in the event of a termination without cause following a change in control.

3)

Active employee health and wellness benefits are provided under the Severance Plan for the severance period, which is equal to three weeks for every year of service, including the current year (52 week minimum and 104 week maximum).

4)	All NEOs, except Messrs. Strah and Belcher, are eligible for retirement and would receive retiree health and wellness benefits irrespective of a CIC.
5)

The restricted stock award granted to Mr. Pearson in 2015 would be prorated based on full months of service. The Board approved the performance hurdle on February 20, 2018. Mr. Belcher's restricted stock award is paid at target for an involuntary separation and he qualifies for and receives severance, and he executes a release agreement.

The potential post-employment payments discussed below disclose the estimated payments and benefits payable to the NEOs upon certain triggering events representing the enhanced or accelerated value of payments and benefits and do not include previously-earned and vested amounts payable to such NEOs regardless of the applicable triggering event that have been accrued but not yet paid. The post-termination benefit calculations are based on the following assumptions:

•	The amounts disclosed are estimates of the amounts which would be paid out to the NEOs based on the triggering event. The actual amounts can be determined only at the time of payment.
•

The amounts disclosed do not include benefits provided under the qualified plan, nonqualified supplemental plan and SERP as described in the Pension Benefits section and shown in the Pension Benefits table (at the earliest commencement date without reduction) earlier in this proxy statement, unless expressly noted.

•

The amounts disclosed do not include compensation previously earned and deferred into the EDCP. The year-end account balances of the NEOs in the EDCP are set forth in the Nonqualified Deferred Compensation table earlier in this proxy statement. These amounts are payable to the NEO based on the distribution elections made by the NEO at the time the deferral was elected.

•	December 31, 2018 is the last day of employment.
•

All employees, including the NEOs, are eligible for a full year payout based on actual performance under the FE STIP if they are employed on December 31, 2018. The 2018 STIP amounts are provided in the Non-Equity Incentive Plan Compensation column of the SCT.

•	The LTIP and Other Equity Awards table below includes stock options, performance-adjusted RSUs and restricted stock.
•	The closing common stock price on December 31, 2018, the last trading day of the year $37.55, is applied to value stock options, performance-adjusted RSUs and restricted stock.

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•	Actual performance is utilized for the 2016-2018 performance-adjusted RSUs. Target payout is assumed for the 2017-2019 and 2018-2020 performance-adjusted RSUs.
•	Health care amounts are not provided in most cases since they are available to all employees under the same circumstances.

Retirement/Voluntary Termination

In the event of an NEO’s retirement or voluntary termination, other than Messrs. Strah and Belcher who are not yet retirement eligible, as of December 31, 2018, the NEOs outstanding equity awards would be prorated and vest based on actual performance as described in the 2018 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

The present value of the Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits as shown in the Pension Benefits table reflects commencement of retirement benefits at the NEOs’ earliest age necessary to receive pension benefits without reduction. Messrs. Jones, Pearson, and Gaines have reached the age and service requirements needed to receive pension benefits without reduction. If Mr. Jones commenced his pension benefits immediately, then his SERP would be reduced as described on page [76]. Ms. Vespoli and Messrs. Strah, Belcher and Schneider do not meet the age requirement needed to receive Qualified Plan and Nonqualified Supplemental Plan pension benefits without reduction; however, they are entitled to accrued and vested Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits (for Ms. Vespoli) as shown in the Pension Benefits table. If Ms. Vespoli commenced the reduced pension benefit immediately upon termination, the present value of the pension benefits reflected in the Pension Benefits table would increase by $270,415. Messrs. Strah and Belcher were not yet retirement eligible as of December 31, 2018.

Involuntary Separation

In the event of an involuntary separation, the CEO’s severance benefits, if any, would be determined by the Compensation Committee and approved by your Board. The other NEOs are covered under the Severance Plan. Under the Severance Plan, executives are offered severance benefits if involuntarily separated when business conditions require the closing or sale of a facility, corporate restructuring, merger, acquisition, a reduction in workforce, or job elimination. Severance is also offered if an executive turns down a job assignment that would result in a reduction of at least 15% in current base salary; contains a requirement that the executive must relocate from his or her current residence for reasons related to the new job; or result in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than his or her current residence to his or her previous reporting location. The Severance Plan provides three weeks of base pay for each full year of service with a minimum of 52 weeks and a maximum severance benefit of 104 weeks of base pay. In the event of a December 31, 2018 involuntary separation, severance pay would be provided as follows: Mr. Jones — $2,266,000 (assuming the Board approves the same level of benefits as the other NEOs); Mr. Strah – $1,176,923; Mr. Pearson — $1,320,800; Ms. Vespoli — $1,489,200; Mr. Belcher — $565,000; Mr. Gaines – $440,840; and Mr. Schneider – $1,070,000. If Ms. Vespoli commenced the reduced pension benefit immediately upon termination, the present value of the pension benefits reflected in the Pension Benefits table would increase by $270,415. Each of the NEOs would also be provided prorated vesting for certain outstanding equity as described in the 2018 Post-Termination Compensation and Benefits table and quantified in the LTIP and Other Equity Awards table.

Termination Following a CIC

As described above, the CIC Executives were participants in the CIC Plan in 2018. Under the CIC Plan, certain enhanced benefits would be provided in the event of a termination without cause or for good reason within two years following a CIC. Under the Incentive Compensation Plans, it is our customary practice to require a qualifying termination of employment for acceleration of the vesting of equity awards in the event of a change of control rather than providing for accelerated vesting solely upon a change of control. In the event a CIC Executive accepts benefits under the CIC Plan (and with respect to Mr. Jones, pursuant to his Non-Competition and Non-Disparagement Agreement, dated September 15, 2015), the NEO would be prohibited for two years from working for or with competing entities after receiving severance benefits pursuant to the CIC Plan, and would be prohibited from disclosing trade secrets or other confidential information indefinitely. Mr. Jones entered into a separate Non-Competition and Non-Disparagement Agreement, dated September 15, 2015, providing comparable benefits to the Company.

Generally, pursuant to the CIC Plan and the Incentive Compensation Plans, a CIC is deemed to occur:

(1)

If any person acquires 25% or more of our voting securities (excluding acquisitions (i) directly from us, (ii) by us, (iii) by certain employee benefit plans, and (iv) pursuant to a transaction meeting the requirements of item (3) below), or

(2)	If a majority of our directors as of the date of the agreement are replaced (other than in specified circumstances), or

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(3)	The consummation of a major corporate event (defined to include reorganizations and certain asset sales) unless, following such transaction:
(a)	The same person or persons who owned our voting securities prior to the transaction own more than 60% of our voting securities prior to the transaction,
(b)	No person or entity (with certain exceptions) owns 25% or more of our voting securities, and
(c)	At least a majority of the directors resulting from the transaction were directors at the time of the execution of the agreement providing for such transaction, or
(4)	If our shareholders approve a complete liquidation or dissolution.

For a complete CIC definition see the CIC Plan, the Incentive Compensation Plans, and Mr. Jones’ Non-Competition and Non-Disparagement Agreement. The CIC severance benefits are triggered only if the CIC Executive is terminated without cause or resigns for good reason within two years following a CIC. Good reason is defined as a material change, following a CIC, inconsistent with the individual’s previous job duties or compensation. The Incentive Compensation Plans only provide a termination without cause provision and do not have a good reason definition for the accelerated vesting of the equity awards. We do not gross up equity or cash awards to cover the tax obligations for executives.

In the event of a December 31, 2018 qualifying termination following a CIC, compensation in an amount equal to two times the sum of the amount of annual base salary plus the target annual FE STIP amount as applicable, in the year during which the date of termination occurs, whether or not fully paid, will be provided as follows: Mr. Strah – $2,100,000; Mr. Pearson — $2,509,520; Ms. Vespoli — $2,809,040; Mr. Belcher — $1,921,000; Mr. Gaines — $1,454,772; Mr. Schneider — $1,819,000; and Mr. Jones — none. Each of the NEOs would also be provided additional accelerated vesting following a termination for certain outstanding equity as described in the 2018 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below. Excise tax and gross-up provisions are not provided under the CIC Plan. Finally, outplacement services are also offered for a one–year period, capped at $30,000.

Death & Disability

In the event of an NEO’s death or Disability (as defined in the applicable plan documents) as of December 31, 2018, each of the NEOs would also be provided additional accelerated vesting for certain outstanding equity as described in the 2018 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

LTIP and Other Awards

In the event of an NEO’s retirement or voluntary termination as of December 31, 2018, the NEOs would be provided vested outstanding equity or performance cash awards as quantified in the Retirement/Voluntary Termination column of the LTIP and Other Awards table below. In the event of involuntary separation, termination without cause following a CIC, death, or Disability, the NEOs would be provided additional accelerated vesting for certain outstanding equity or performance cash awards based specifically on the triggering event as quantified in the respective columns of the LTIP and Other Awards table below. Since 2010, awards of performance-adjusted RSUs and performance shares require a termination without cause following a CIC for accelerated vesting. For purposes of the calculations in the table below, we have assumed the equity awards would be replaced by the successor prior to a termination without cause.

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LTIP and Other Awards

		Additional Payments Due to the Termination Scenario
	Retirement/Voluntary Termination(1)	Involuntary Separation (Additive to the Retirement/Voluntary Termination Column)(2)	Death & Disability (Additive to the Retirement/Voluntary Termination Column)(3)	Termination Without Cause Following a CIC (Additive to the Retirement/Voluntary Termination Column)(4)
Charles E. Jones	$14,985,710	$0	$0	$476,449
Steven E. Strah(5)	n/a	$2,624,286	$2,624,286	$2,700,822
James F. Pearson	$4,874,646	$1,063,181	$1,296,563	$1,444,677
Leila L. Vespoli	$4,465,664	$0	$0	$135,688
Samuel L. Belcher(5)	n/a	$2,043,072	$2,043,072	$2,076,586
Bennett L. Gaines	$1,271,158	$0	$0	$38,623
Donald R. Schneider	$1,179,281	$0	$0	$69,369

(1)

The amounts set forth in the Retirement/Voluntary Termination column represent the estimated amounts based on a target opportunity payout for all outstanding FE LTIP cycles that would be payable to the NEO as a result of retirement/voluntary termination on December 31, 2018. FE LTIP awards are prorated based on full months of service. At the time of payment, the FE LTIP awards will be adjusted for actual performance. If we applied the actual performance results for the 2016-2018 cycle, the values would be as follows: Jones $22,518,370; Strah n/a; Pearson $7,216,338; Vespoli $6,610,894; Belcher n/a; Gaines $1,881,793; and Schneider $2,358,562. Unvested stock options and restricted stock are forfeited, including Mr. Pearson’s performance-based restricted stock award. Mr. Strah was not eligible to retire as of December 31, 2018 since he was only 54 years old. Mr. Belcher was not eligible to retire as of December 31, 2018 since he was only 50 years old. The value shown for Mr. Schneider excludes the unpaid AIP as of December 31, 2018 since the value was earned and non-forfeitable at year-end. The AIP value is included in the SCT for Mr. Schneider.

(2)

The amounts set forth in the Involuntary Separation column represent the estimated additional amounts that would be payable to the NEO as a result of a December 31, 2018, involuntary severance. Unvested stock options and FE LTIP awards are prorated based on full months of service. At the time of payment, the FE LTIP awards will be adjusted for actual performance. Mr. Pearson’s performance-based restricted stock award is also prorated and, as of December 31, 2018, the performance condition was met. Thus, Mr. Pearson’s performance-based restricted stock is service-based with vesting to occur on October 30, 2019, provided he remains employed through such date. Mr. Belcher's restricted stock award is paid at target for an involuntary separation and he qualifies for and receives severance, and he executes a release agreement.

(3)

The amounts set forth in the Death & Disability column represent the estimated additional amounts that would be payable to the NEO as a result of a death or termination due to Disability. FE LTIP awards are prorated based on full months of service. In the event of a Death, the FE LTIP awards are prorated and payable at target based on the fair market value on the date of death. In the event of a termination due to Disability, the FE LTIP awards are prorated and payable at the end of the performance period and based on actual performance. Unvested stock options are prorated based on full months of service. All restricted stock awards fully vest, including Mr. Pearson’s performance-based restricted stock award and Mr. Belcher's restricted stock award.

(4)

The amounts set forth in the Termination Without Cause following a CIC represent the estimated additional amounts that would be payable to the NEO as a result of the double trigger vesting of awards. Unvested restricted stock, unvested stock options, and FE LTIP awards granted prior to 2017 would fully vest at target in the event of a termination without cause following a CIC. FE LTIP awards granted in 2017 and later vest and are prorated at target in the event of a termination without cause following a CIC.

(5)	Since Messrs. Strah and Belcher were not eligible to retire as of December 31, 2018, the full value of the payments are reflected in each column and are not additive.

E-VERP and VERO Benefits

The effective date of Ms. Vespoli’s retirement will be April 1, 2019. Under the E-VERP, Ms. Vespoli will receive the following separation pay and benefits:

•

a lump sum payment of approximately $1,518,400, less applicable withholdings, equivalent to her severance benefit under the Company’s Executive Severance Benefits Plan plus an amount equivalent to unused and deferred paid time off at the time of her retirement;

•	continuation of health care benefits for a period of up to 18 months; and
•	a temporary monthly pension enhancement of $1,500 up to age 65.

The effective date of Mr. Pearson’s retirement will be April 1, 2019. Under the E-VERP, Mr. Pearson, will receive the following separation pay and benefits:

•

a lump sum payment of approximately $1,320,800, less applicable withholdings, equivalent to his severance benefit under the Company’s Executive Severance Benefits Plan plus an amount equivalent to unused and deferred paid time off at the time of his retirement;

83	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

•	continuation of health care benefits for a period of up to 18 months; and
•	a temporary monthly pension enhancement of $1,500 for 24 months following retirement.

The effective date of Mr. Schneider’s retirement will be May 1, 2019. Under the VERO, Mr. Schneider will receive the following separation pay and benefits:

•

a lump sum payment currently estimated at $1,009,934, less applicable withholdings, equivalent to his severance benefit as calculated pursuant to the terms of the VERO as an insider and in accordance with 11 U.S.C. § 503(c)(2), plus an amount equivalent to unused and deferred paid time off at the time of his retirement;

•	continuation of health care benefits for a period of up to 18 months; and
•	a temporary monthly pension enhancement of $1,500 up to age 65.

Additionally, as is the case for executive officers who retire, Ms. Vespoli, Mr. Pearson and Mr. Schneider are also eligible to receive retirement benefits described above, including benefits under the Master Pension Plan, EDCP, prorated awards under the STIP and LTIP or AIP (for only Mr. Schneider), and, with respect to Ms. Vespoli, the SERP. Upon retirement, Ms. Vespoli and Mr. Schneider’s outstanding stock options will continue to be exercisable in accordance with the retirement provisions of her awards. Mr. Pearson’s outstanding performance adjusted restricted stock award which would otherwise vest in October 2019 will be forfeited upon his retirement prior thereto in accordance with its terms.

CEO Pay Ratio

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity and our Compensation Committee annually reviews the internal pay ratio between Mr. Jones’ total compensation and that for other NEOs and all non-executive employees. For 2018, the Compensation Committee compared Mr. Jones’ annual total compensation (the “CEO Compensation”) to the median of the annual total compensation of all employees (excluding Mr. Jones) (the “Median Annual Compensation”). We identified the “median employee” by calculating the annual compensation of approximately 12,500 full-time, part-time, seasonal and temporary employees employed by us on October 1, 2018, other than Mr. Jones. As a result of the deconsolidation of FES, all of its subsidiaries, and FENOC in 2018, the identification and analysis of our median employee excluded all employees within CES as of October 1, 2018.

As permitted by SEC rules, to determine the “annual compensation” of our employees, we did not use the same compensation definition as required for purposes of determining total compensation in the 2018 SCT on page [67]. Instead, we used, for the period from January 1, 2018 to September 30, 2018 the sum of:

●

2018 base pay, which we (i) based on a reasonable estimate of hours worked during 2018 for hourly workers and on salary levels for salaried workers and (ii) annualized for employees other than seasonal and temporary employees who commenced work during 2018; plus

●	2018 target short-term incentive compensation awards (99% of our employees are eligible for these awards).

Using the above methodology, we identified a small group of employees who had the identical amount of estimated annual compensation; we determined this group represented our “median employee” annual compensation. We selected an employee from that group and identified this person as our median employee.

We then calculated the median employee’s Median Annual Compensation using the same calculation method as in the SCT, which was $94,154. As shown on the SCT on page [67], in 2018, Mr. Jones’ CEO Compensation was $11,123,128. As a result, we estimate that the ratio of CEO Compensation to Median Annual Compensation for 2018 is approximately 118:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

84	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Security Ownership of Management

The following table shows shares of common stock beneficially owned (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) as of March [8], 2019, by each director, the NEOs, and all directors and executive officers as a group.

Name	Class of Stock	Shares Beneficially Owned(1)(2)	Percent of Class(3)
Paul T. Addison	Common	[xx]	*
Michael J. Anderson	Common	[xx]	*
Samuel L. Belcher	Common	[xx]	*
Steven J. Demetriou	Common	[xx]	*
Bennett L. Gaines	Common	[xx]	*
Julia L. Johnson	Common	[xx]	*
Charles E. Jones	Common	[xx]	*
Donald T. Misheff	Common	[xx]	*
Thomas N. Mitchell	Common	[xx]	*
James F. O’Neil III	Common	[xx]	*
Christopher D. Pappas	Common	[xx]	*
James F. Pearson	Common	[xx]	*
Sandra Pianalto	Common	[xx]	*
Luis A. Reyes	Common	[xx]	*
Donald R. Schneider	Common	[xx]	*
Steven E. Strah	Common	[xx]	*
Dr. Jerry Sue Thornton	Common	[xx]	*
Leslie M. Turner	Common	[xx]	*
Leila L. Vespoli	Common	[xx]	*
All Directors and Executive Officers as a Group (30 people)	Common	[xx]	*(3)

(1)

The amounts set forth in this column include any shares with respect to which the executive officer, NEO or director may directly or indirectly have sole or shared voting or investment power. The amounts also include stock options and/or shares that have been deferred as equivalent units under the AYE Director’s Plan and the AYE DCD of which the NEO or director has the right to acquire beneficial ownership within 60 days of March [8], 2018, and are as follows: Johnson: [xx] shares, Jones: [xx] shares, [Schneider: [xx] shares], Vespoli: [xx] shares and all directors and executive officers as a group: [xx] shares. Unless otherwise noted below, each individual or member of the group has sole voting and investment power with respect to the shares beneficially owned. The amount for Mr. Jones includes [xx] shares in his wife’s FirstEnergy Corp. Savings Plan, for which he has shared voting and investment power.

(2)

Deferred shares and other amounts payable in stock under the DDCP are held as stock units and are not beneficially owned (as defined in Rule 13d-3 under the Exchange Act),and are therefore not included in the table above. However, such stock units are counted for purposes of non-employee director share ownership guidelines. The stock unit holdings of the directors under the DDCP are as follows.

Name	Director Deferred Stock Units Payable in Stock
Paul T. Addison	[xx]
Michael J. Anderson	[xx]
Steven J. Demetriou	[xx]
Julia L. Johnson	[xx]
Donald T. Misheff	[xx]
Thomas N. Mitchell	[xx]
James F. O’Neil III	[xx]
Christopher D. Pappas	[xx]
Sandra Pianalto	[xx]
Luis A. Reyes	[xx]
Dr. Jerry Sue Thornton	[xx]
Leslie M. Turner	[xx]

(3)	The percentage of shares beneficially owned by each director or executive officer, or by all directors and executive officers as a group, does not exceed one percent of the class.

85	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Security Ownership of Certain Beneficial Owners

The following table shows all persons who are known by your Company to be the beneficial owner (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) of more than five percent of the outstanding shares of common stock of your Company as of March [8], 2019.

			Voting Power Number of Shares		Investment Power Number of Shares
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Shares Outstanding(5)	Sole	Shared	Sole	Shared
The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	61,934,118	12.1%	653,201	224,723	61,162,850	771,268
BlackRock Inc. (2) 55 East 52nd Street, New York, NY 10055	59,070,063	11.5%	54,156,395	0	59,070,063	0
State Street Corporation (3) One Lincoln Street Boston, MA 02111	34,898,819	6.8%	0	32,412,969	0	34,893,966
Zimmer Partners, L.P. (4) Nine W. 57th St., 33rd Fl., New York, NY 10019	29,476,741	5.8%	0	29,476,741	0	29,476,741

(1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 11, 2019.
(2)	Based solely on the most recently available Schedule 13G/A filed with the SEC on January 31, 2019.
(3)	Based solely on the most recently available Schedule 13G filed with the SEC on February 14, 2019.
(4)	Based solely on the most recently available Schedule 13G filed with the SEC on February 6, 2019.
(5)	Percentages of shares beneficially owned are as of December 31, 2018 and as reported on the applicable Schedule 13G or 13G/A

86	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee during 2018 meet the criteria to be considered to have an interlock or insider participation relationship.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires your Company’s executive officers and directors and beneficial owners of more than 10 percent of your Company’s common stock to file initial reports of ownership and reports of changes in ownership of your Company’s common stock with the SEC and the NYSE. To your Company’s knowledge, for the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to its executive officers and directors and beneficial owners of more than 10 percent of your Company’s common stock were satisfied except that Jason J. Lisowski’s Form 3 was amended to include a holding that was inadvertently omitted from the original filing.

Certain Relationships and Related Person Transactions

Based on our size and varied business operations, we may engage in transactions with companies and other organizations in which a member of your Board, executive officer, or such person’s immediate family member also may be a board member, executive officer, or significant investor. In some of these cases, such person may have a direct or indirect material interest in the transaction with your Company. We recognize that related person transactions have the potential to create perceived or actual conflicts of interest and could create the appearance that decisions are based on considerations other than the best interests of your Company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. However, there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of your Company and its shareholders. Your Board has determined that it is appropriate and necessary to have a process in place to identify and provide proper review of any related person transactions.

Based on the foregoing, your Board established a written Related Person Transactions Policy (the “Policy”) that has been implemented by the Corporate Governance, Sustainability and Corporate Responsibility Committee in order to effectuate the review, approval, and ratification process surrounding related person transactions. This Policy supplements your Company’s other conflict-of-interest policies set forth in the FirstEnergy Conflicts-of-Interest Policy, Code of Business Conduct, and the Board of Directors Code of Ethics and Business Conduct. Related person transactions may be entered into or continued only if a majority of the disinterested members of the Corporate Governance, Sustainability and Corporate Responsibility Committee or your Board approves or ratifies the transaction in accordance with the Policy. The Chair of the Corporate Governance, Sustainability and Corporate Responsibility Committee also has the delegated authority between meetings to review and determine whether a transaction should be approved or ratified in accordance with the Policy. In making its decisions, the Corporate Governance, Sustainability and Corporate Responsibility Committee, Chair of the Corporate Governance, Sustainability and Corporate Responsibility Committee or your Board will review current and proposed transactions by taking into consideration the Policy, which includes the definitions and terms set forth in Item 404 of Regulation S-K.

As part of the Policy, our management established review procedures for any transaction, proposed transaction or any material amendment to a transaction, in which we are currently, or in which we may be, a participant in which the amount exceeds $120,000, and in which the related person, as defined in Item 404 of Regulation S-K, had or will have a direct or indirect material interest. We also established procedures to allow us to identify such related person transactions. Any known related entities of the related persons are identified as such in the applicable computer systems so that necessary business units are made aware of a potential related person transaction or proposed transaction involving your Company and a related entity. As applicable, management brings transactions to the attention of the Corporate Governance, Sustainability and Corporate Responsibility Committee, Chair of the Corporate Governance, Sustainability and Corporate Responsibility Committee or your Board for its review, approval or ratification.

When reviewing a transaction, the Corporate Governance, Sustainability and Corporate Responsibility Committee, Chair of the Corporate Governance, Sustainability and Corporate Responsibility Committee or your Board reviews the material facts of the related person’s relationship to your Company, and his or her interest in the transaction, as well as the aggregate value of such transaction to the Company. Since January 1, 2018, we participated in the transactions described below, in which the amount involved exceeded $120,000 and in which any Board member, Board member nominee, executive officer,  beneficial owner of more than five percent of our common stock, or a member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Pursuant to the terms of the Policy, your Board’s Corporate Governance, Sustainability and Corporate Responsibility Committee and/or the Chair of the Corporate Governance, Sustainability and Corporate Responsibility Committee ratified and approved the transactions described below.

87	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Mr. Gary A. Chack serves your Company as a Staff Environmental Coordinator. Mr. Gary A. Chack has been employed by the Company since 2005. Mr. Gary A. Chack is the brother of Mr. Dennis M. Chack who has been an executive officer of your Company since June 2015. From January 1, 2018 through March [8], 2019, Mr. Gary A. Chack was paid compensation in the aggregate amount of approximately $[143,000], which consisted of base salary and the STIP paid in 2019 for 2018 performance. Mr. Gary A. Chack’s compensation is consistent with the terms of your Company’s compensation programs. No direct reporting relationship exists between Mr. Gary A. Chack and Mr. Dennis M. Chack.

Mr. James A. Jones serves your Company as a Distribution Technician. Mr. James A. Jones has been employed by your Company since 2005. Mr. James A. Jones is the brother of Mr. Charles E. Jones who is your Company’s CEO. From January 1, 2018 through March [8], 2019, Mr. James A. Jones was paid compensation in the aggregate amount of approximately $[125,400], which consisted of base salary, overtime and the STIP paid in 2019 for 2018 performance. Mr. James A. Jones’ compensation is consistent with the terms of your Company’s compensation programs. No direct reporting relationship exists between Mr. James A. Jones and Mr. Charles E. Jones.

Ms. Carly M. Lange serves your Company as a Supervisor of Workforce Development Process and Systems Training. Ms. Carly M. Lange has been employed by your Company since 2014. Ms. Carly M. Lange is the daughter of Mr. Charles E. Jones who is your Company’s CEO. From January 1, 2018 through March [8], 2019, Ms. Carly M. Lange was paid compensation in the aggregate amount of approximately $[134,600], which consisted of base salary, overtime and the STIP paid in 2019 for 2018 performance. Ms. Carly M. Lange’s compensation is consistent with the terms of your Company’s compensation programs. No direct reporting relationship exists between Ms. Carly M. Lange and Mr. Charles E. Jones.

Mr. Kenneth A. Strah serves your Company as a Director of Customer Contact Centers. Mr. Kenneth A. Strah has been employed by your Company since 1980. Mr. Kenneth A. Strah is the brother of Mr. Steven E. Strah who has been an executive officer of your Company since February 2015. From January 1, 2018 through March [8], 2019, Mr. Kenneth A. Strah received compensation in the aggregate amount of approximately $[301,700], which consisted of base salary, the STIP paid in 2019 for 2018 performance and the grant date value of performance-adjusted RSUs granted in 2018 under your Company’s LTIP. Mr. Kenneth A. Strah’s compensation is consistent with the terms of your Company’s compensation programs. No direct reporting relationship exists between Mr. Kenneth A. Strah and Mr. Steven E. Strah.

During 2018, two providers of services to your Company were also beneficial owners of at least 5% of our common stock: BlackRock, Inc. (“BlackRock”) and State Street Corporation (“State Street”). Their fees are unrelated to their common stock ownership, resulted from arm’s-length negotiations, and are reasonable in amount and reflect market terms and conditions. Your Company does not believe BlackRock or State Street have any direct or indirect material interest in the transactions as a result of such services. The nature and value of services provided by these 5% shareholders and their affiliates are described below.

•

Affiliates of BlackRock provided asset management services for certain assets under our FirstEnergy Corp. Pension Plan and a trust associated with certain Company employee benefit plans and received approximately [$637,000] in fees from your Company from January 1, 2018 through March [8], 2019 for such services.

•

Affiliates of State Street provided asset management and trustee services relating to the FirstEnergy Corp. Amended and Restated Executive Deferred Compensation Plan and a trust associated with certain Company employee benefit plans and received approximately [125,000] in fees from January 1, 2018 through March [8], 2019 for such services.

88	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Questions and Answers about the Annual Meeting

Proxy Materials

1	Q:	Why did I receive these proxy materials?

A:

You received these proxy materials because you were a shareholder of record or beneficial owner (as defined below) of shares of common stock of FirstEnergy Corp. as of the close of business on March 22, 2019, the record date (the “Record Date”). The Annual Meeting will be held on Tuesday, May 21, 2019. We began distributing these proxy materials to shareholders on or about [April 1], 2019.

2	Q:	What is the difference between holding shares as a “shareholder of record” and holding shares in “street name” or as a “beneficial owner”?
A:

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are a shareholder of record of the shares. As the shareholder of record, you have the right to vote your shares directly or to grant a proxy to vote your shares to a representative of your Company or to another person. As a record holder you have received either a proxy card to use in voting your shares or a Notice of Internet Availability which instructs you how to vote.

Beneficial Owner: If your shares are held for you in a brokerage, bank or other institutional account, it is likely that you are the beneficial owner of shares, meaning that you hold shares in “street name.” You are also a beneficial owner if you own shares through the FirstEnergy Corp. Savings Plan (the “Savings Plan”).

As a beneficial owner of shares, you have the right to direct the registered holder to vote your shares, and you may attend the Meeting (please see the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below for instructions on how to register in advance). Your bank, broker or other institution has provided a voting instruction form for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so. If you are a Savings Plan participant, because the Savings Plan’s Trustee is the only one who can vote your Savings Plan shares, you cannot vote your Savings Plan shares in person at the Meeting (although you may attend the Meeting by following the instructions on how to register in advance in the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below).

3	Q:	Can I view future FirstEnergy proxy materials and annual reports on the Internet instead of receiving paper copies?

A:

Yes. If you received paper copies of this proxy statement and the annual report and you are a shareholder of record, you can elect to view future proxy statements and annual reports on the Internet by marking the designated box on your proxy card or by following the instructions when voting by Internet or by telephone. If you choose this option, prior to the next annual meeting, you will be mailed a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet unless applicable regulations require delivery of printed proxy materials. Your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

If you previously elected to access your proxy materials over the Internet, you will not receive the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) or paper copies of proxy materials in the mail unless required by law. Instead, you will receive a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet.

If you received a Notice of Internet Availability, you may not receive printed copies of proxy statements and annual reports in the future unless required by law. However, you may elect to be mailed a paper proxy card with instructions on how to access proxy statements and annual reports using the Internet for future meetings by following the instructions when voting. The Notice of Internet Availability also contains instructions on how you may request delivery of proxy materials in printed form for the Meeting or on an ongoing basis, if desired.

89	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

If you are a beneficial owner, refer to the information provided by your broker, bank or other nominee for instructions on how to elect to view future FirstEnergy proxy statements and annual reports on the Internet instead of receiving paper copies.

4	Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of receiving a full set of printed proxy materials?

A:

To reduce the environmental impact and related costs of the Meeting, we are pleased to again furnish the proxy materials over the Internet. As a result, we are sending a number of our shareholders a Notice of Internet Availability instead of a printed copy of the proxy materials. All shareholders receiving the Notice of Internet Availability will have the ability to access the proxy materials and vote via the Internet and to request a printed copy of the proxy materials by mail, if desired. Instructions on how to access the proxy materials over the Internet, to vote online, and to request a printed copy may be found in the Notice of Internet Availability. The Notice of Internet Availability identifies the items to be voted on at the Meeting, but shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notice of Internet Availability that is returned will not be counted as votes. In addition, the Notice of Internet Availability contains instructions on how you may request delivery of proxy materials in printed form for this Meeting or on an ongoing basis, if desired.

5	Q:	Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

A:

Where possible, we follow the SEC rule that permits us to send one copy each of this proxy statement and the annual report to a household if shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to use this rule unless a shareholder provided an objection. Using this rule reduces unnecessary publication and mailing costs. Shareholders continue to receive a separate proxy card or opportunity to vote via the Internet, as applicable, for each stock account. If you are a registered shareholder and received only one copy each of the proxy statement and the annual report in your household, you can request additional copies for some or all accounts for this year or in the future, either by calling Shareholder Services at 1-800-736-3402 or by writing to FirstEnergy Corp., c/o American Stock Transfer & Trust Company, LLC, P.O. Box 2016, New York, NY 10272-2016, and we will promptly deliver the requested copies. You also may contact us in the same manner if you are receiving multiple copies of this proxy statement and/or the annual report in your household and desire to receive one copy. If you are not a registered shareholder and your shares are held by a bank, broker, or other institution you will need to contact such bank, broker, or other institution to revoke your election and receive multiple copies of these documents.

6	Q:	Who is soliciting my vote, how are proxy cards being solicited, and what is the cost?

A:

Your Board is soliciting your vote. We have arranged for the services of Morrow Sodali LLC to solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $19,250, plus reimbursement of reasonable expenses. Votes also may be solicited in a similar manner by officers and employees of your Company and members of your Board on an uncompensated basis. Your Company will pay all reasonable solicitation costs and will reimburse banks, brokers or other nominees for postage and expenses incurred by them for sending proxy materials to beneficial owners.

90	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Voting Matters

7	Q:	What items of business will be voted on at the Meeting and how does the Board recommend that I vote?

A:

Item	Brief Description	Board’s Recommendation

1	Elect the 11 nominees named in this proxy statement to the Board of Directors	✓ “FOR” each director nominee

2	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019	✓ “FOR”

3	Approve, on an advisory basis, named executive officer compensation	✓ “FOR”

4

Approve a management proposal to amend the Company’s Amended Articles of Incorporation, as amended (the “Amended Articles of Incorporation”) and Amended Code of Regulations, as amended (the “Amended Code of Regulations”) to replace existing supermajority voting requirements with a majority voting power threshold

✓ “FOR”

5	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections	✓ “FOR”

6	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access	✓ “FOR”

7	Shareholder proposal requesting implementation of simple majority voting	X “AGAINST”

8	Q:	What is a quorum and what other voting information should I be aware of?
A:

As of the Record Date, [xxx] shares of our common stock were outstanding. A majority of these shares represented at the Meeting either in person or by proxy constitutes a quorum. A quorum is required to conduct business at the Meeting. All shares represented at the Meeting are counted for the purpose of determining a quorum. You are entitled to one vote for each share of common stock you owned on the Record Date. A broker non-vote occurs when an entity holding shares in street name, such as a bank or broker, submits a proxy for your shares but does not indicate a vote for a particular “non-routine” proposal (such as Items 1 and 3 – 7) because your broker does not have the authority to vote on that proposal and has not received specific voting instructions.

If you are a beneficial owner, we encourage you to provide instructions to your bank, broker, or other institution by executing the voting form supplied to you by that entity. Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting except on Item 2. A broker will be permitted to vote your shares on Item 2 without your instructions because Item 2 is considered a “routine” matter under applicable NYSE rules; however, your broker cannot vote your shares on any other items unless you provide instructions because these are deemed to be “non-routine” matters under NYSE rules. Therefore, your failure to give voting instructions means that your shares will not be voted on these “non-routine” items and, as applicable, your unvoted shares will be broker non-votes.

An item to be voted on may require a percentage of votes cast, rather than a percentage of shares outstanding, to determine passage or failure. Votes cast is defined to include both “For” and “Against” votes and excludes abstentions and broker non-votes. If you properly sign and return your proxy card but your proxy card is not completed properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention.

91	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

9	Q:	What is the vote required for each item to be voted on at the Meeting?

A:

Item	Brief Description	Vote Required	Treatment of Abstentions and Broker Non-Votes
1	Elect the 11 nominees named in this proxy statement to the Board of Directors

Nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

As further described in Item 1 above, any nominee for director who receives a greater number of votes “Withheld” than votes “For” his or her election must promptly tender his or her resignation to the Corporate Governance, Sustainability and Corporate Responsibility Committee following certification of the shareholder vote.

No effect.
2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019	Requires the affirmative vote of a majority of votes cast.	Abstentions - No effect. Broker Non-votes – Not applicable.
3	Approve, on an advisory basis, named executive officer compensation	This advisory proposal requires the affirmative vote of a majority of the votes cast.	No effect.
4 – 6

Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold

Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections

Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access

		Requires the affirmative vote of at least 80 percent of the voting power of the Company (i.e., outstanding common shares).	Have the same effect as an “AGAINST” vote.
7	Shareholder proposal requesting the implementation of simple majority voting

The non-binding shareholder proposal requires the affirmative vote of a majority of votes cast.

Notwithstanding the results of the shareholder vote, the ultimate adoption of any measures called for by the shareholder proposal is at the discretion of your Board.

No effect.

10	Q:	Will any other matters be voted on other than those described in this proxy statement?

A:

We do not know of any business that will be considered at the Meeting other than the matters described in this proxy statement. However, if other matters are presented properly, your executed appointment of a proxy will give authority to the appointed proxies to vote on those matters at their discretion, unless you indicate otherwise in writing.

92	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

11	Q:	Where can I find the voting results of the Meeting?
A:

We will announce preliminary voting results at the Meeting. Final voting results will be reported in a Current Report on Form 8-K, which is required to be filed with the SEC within four business days after the date of the Meeting and will be posted on our website at www.firstenergycorp.com/investor then by selecting “SEC Filings & Reports.” You may also automatically receive your Company’s SEC filings (which include alerts for the filing of Form 8-Ks by your Company with the SEC) via e-mail by visiting that same website and clicking on “Email Notifications,” then selecting “Enable Document Alerts.”

How You Can Vote

12	Q:	Who is entitled to vote at the Meeting?
A:

Shareholders of record of FirstEnergy common stock as of the Record Date are entitled to receive notice of the Meeting and vote their shares. If you plan to attend the Meeting, please see the “Attending the Annual Meeting” section below of these “Questions and Answers about the Annual Meeting” for instructions on how to register in advance. Holders of FirstEnergy Series A Preferred Stock are not entitled to vote at the Annual Meeting.

13	Q:	How do I vote?
A:

As further described below, if you are voting by Internet, telephone or mail, your vote must be received by 7:00 a.m., Eastern time, on Tuesday, May 21, 2019, to be counted in the final tabulation, except for shares held by participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote on shares held through the FirstEnergy Corp. Savings Plan must be received by 6:00 a.m., Eastern time, on Monday, May 20, 2019, to be counted in the final tabulation.

Do you hold shares directly with FirstEnergy or in the FirstEnergy Corp. Savings Plan?
Use the internet at www.cesvote.com	Call toll-free at 1-888-693-8683	Mail by returning your proxy card/ voting instruction form (1)
Do you hold shares through a bank, broker or other institution (beneficial ownership)? (2)
Use the internet at www.proxyvote.com	Call toll-free at 1-800-454-8683	Mail by returning your proxy card/ voting instruction form

(1) If your envelope is misplaced, send your proxy card to Corporate Election Services, Inc., your Company’s independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

(2) Not all beneficial owners may be able to vote at the web address and phone number provided above. If your control number is not recognized, please refer to your voting instruction form for specific voting instructions.

If you received a Notice of Internet Availability and would like to vote by telephone or mail, please follow the instructions on your notice to request a paper copy of the proxy materials and proxy card.

93	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

If you are a participant in the FirstEnergy Corp. Savings Plan, your proxy card will include the shares of common stock held for your account in the FirstEnergy Corp. Savings Plan and any other shares registered with our transfer agent, AST, as of the Record Date. Subject to the Employee Retirement Income Security Act of 1974, as amended, and pursuant to the Savings Plan provisions, the Savings Plan’s Trustee will vote all shares as instructed by Savings Plan participants, and shares for which the Savings Plan’s Trustee does not receive timely voting instructions will be voted in the same proportion as the shares held under the Savings Plan for which the Savings Plan’s Trustee receives timely voting instructions. Because the Savings Plan Trustee is the only one who can vote your FirstEnergy Corp. Savings Plan shares, you may not vote such shares at the Meeting.

Beneficial owners (other than participants in the FirstEnergy Corp. Savings Plan) will receive instructions from the holder of record (the bank, broker, institution or other nominee that holds your shares) that you must follow for your shares to be voted. Also, please note that if you wish to vote in person at the Meeting, you must request a legal proxy from your bank, broker, or other nominee that holds your shares and present that legal proxy identifying you as the beneficial owner of your shares of FirstEnergy common stock and authorizing you to vote those shares at the Meeting.

14	Q:	How may I revoke my proxy?
	A:	You may revoke your appointment of a proxy or change your related voting instructions one or more times by timely:

• Mailing a proxy card that revises your previous appointment and voting instructions;

• Voting by Internet or telephone after the date of your previous appointment and voting instructions;

• Voting in person at the Meeting (other than participants in the FirstEnergy Corp. Savings Plan); or

• Notifying the Corporate Secretary of your Company in writing prior to the commencement of the Meeting (other than participants in the FirstEnergy Corp. Savings Plan).

The proxy tabulator will treat the last instructions it receives from you as final. For example, if a proxy card is received by the proxy tabulator after the date that a telephone or Internet appointment is made, the tabulator will treat the proxy card as your final instruction. For that reason, it is important to allow sufficient time for your voting instructions on a mailed proxy card to reach the proxy tabulator before changing them by telephone or Internet. Please note that unless you are voting in person at the Meeting, in order to be counted, the revocation or change must be received by the applicable dates and times, discussed above in Question 13, which also includes instructions on how to vote.

If you are a beneficial owner of shares, you must follow the directions you receive from your bank, broker, or other institution to change your vote.

Attending the Annual Meeting

15	Q:	Do I need to register in advance to attend the Meeting?
	A:	Yes. In accordance with our security procedures, if you plan to attend the Meeting, you will need to register in advance by following the advance registration instructions below.

Attendance at the Meeting will be limited to your Company’s invited guests and to persons owning FirstEnergy Corp. shares as of the Record Date of March 22, 2019, who register in advance of the Meeting and present:

(i) an admission card (refer to further instructions below); and

(ii) a valid form of government-issued photo identification.

The admission card admits only the named shareholder(s) and is not transferable. If you are a beneficial owner of shares (other than a participant in the FirstEnergy Corp. Savings Plan), to attend the meeting you will also need an original copy of a letter or legal proxy from your bank, broker, institution or other nominee or your account statement showing proof that you beneficially owned FirstEnergy shares as of the Record Date.

94	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Advance Registration Instructions

If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock and you are voting by Internet, telephone or by mail: To register to attend the Meeting, please indicate that you will attend the Meeting when voting by Internet or telephone, or check the appropriate registration box on your proxy card if voting by mail.

All other shareholders: To register to attend the Meeting and, as applicable, have an admission card mailed to you, please send a request containing all of the following information by mail to: FirstEnergy Corp. Annual Meeting Registration A-GO-15, 76 South Main Street, Akron, OH 44308-1890; or by email to: [Registration@FirstEnergyCorp.com or by fax: 330-777-6519]:

1. Your name, mailing address and telephone number; and

2.    If you are a beneficial owner (other than a participant in the FirstEnergy Corp. Savings Plan), proof that you own FirstEnergy shares (such as a photocopy of a letter or legal proxy from your bank, broker or institution that holds your shares or a photocopy of your account statement redacting certain information) as of the Record Date.

Admission Card

If you plan to attend the Meeting, you must bring your admission card with you to the Meeting. If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock, the admission card portion of your proxy card or one-page Notice of Internet Availability that was included with your proxy material mailing will serve as your admission card. All other shareholders must follow the advance registration instructions above to receive an admission card.

Other Related Matters

If you desire to have one representative attend the Meeting on your behalf or one representative designated to present a shareholder proposal properly brought before the Meeting, please follow the process under “Advance Registration Instructions – All other shareholders” above and include the name, mailing address and telephone number of that representative.

Cameras, recording equipment, computers, large bags and items such as briefcases, backpacks and packages will not be permitted in the Meeting room and may be subject to inspection. No individual may use communication devices, take photographs, or use audio or video recording equipment in the Meeting facilities without the express written permission of your Company. No firearms or weapons will be allowed in the Meeting facilities. Signage and other inappropriate items are likewise prohibited.

16	Q:	What are the directions to the Meeting location?
	A:	John S. Knight Center, 77 E. Mill Street, Akron, Ohio

•      From Ohio Turnpike Via Route 8: Take I-80 East to Exit 180 (Route 8 South). Follow Route 8 South to the Perkins Street exit. Exit right onto Perkins Street. Proceed on Perkins Street until reaching High Street. Turn left onto High Street. Proceed on High Street, passing over East Market Street. The John S. Knight Center is located on the left at the corner of High & Mill Streets.

•      From North Via I-77 & West Via I-76: Take I-77/I-76 (they run concurrently briefly) to Exit 22A. Merge with a one-way side street (South Street). Follow South Street to the 2nd light—at that point all traffic must turn left onto Broadway. Follow Broadway to Mill Street. The John S. Knight Center is located at the corner of Broadway & Mill Streets.

• From North and South via I-71: Take I-71 to I-76 East to Exit 22A (Main/Broadway/Downtown) then follow directions above.

• From South: Take I-77 to Exit 22A. Take Broadway and follow Broadway to Mill Street. The John S. Knight Center is located on the left at the corner of Broadway & Mill Streets.

Parking is available next to and near the John S. Knight Center.

95	FirstEnergy Corp. 2019 Proxy Statement

1	Corporate Governance & Board of Directors	2	Items to Be Voted On	3	Executive Compensation	4	Security Ownership & Other Important Information	5	Q&A about the Annual Meeting

Shareholder Proposals For 2020

17	Q:	When are shareholder proposals due for the 2020 Annual Meeting?
A:

Under the rules of the SEC, a shareholder who wishes to offer a proposal for inclusion in your Company’s proxy statement and proxy card for the 2020 annual meeting of shareholders must submit the proposal and any supporting statement by December 3, 2019, to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Any proposal received after that date will not be eligible for inclusion in the proxy statement and proxy card for the 2020 annual meeting of shareholders.

Under our Amended Code of Regulations, a shareholder who wishes to properly introduce an item of business before an annual meeting of shareholders must follow the applicable rules and procedures. The procedures provide that we must receive the notice of intention to introduce an item of business, including nominations of candidates for election to your Board, at an annual meeting not less than 30 nor more than 60 calendar days prior to the annual meeting. In the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the meeting, notice must be received not later than the close of business on the 10th calendar day following the day on which the public announcement is first made. Accordingly, if a public announcement of the date of the 2020 annual meeting of shareholders is made at least 70 calendar days prior to the date of the meeting and assuming that our 2020 annual meeting of shareholders is held on the third Tuesday of May, we must receive any notice of intention to introduce an item of business at that meeting no earlier than March 20, 2020 and no later than April 19, 2020; otherwise, we must receive any notice of intention to introduce an item of business at that meeting no later than the close of business on the 10th calendar day following the day on which the public announcement is first made. If we do not receive notice as set forth above or if certain other requirements of applicable law are met, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting. Our Amended Code of Regulations is available on the SEC website and upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. The management proposal to be considered as Item 6 below addresses proxy access for shareholders and, if approved, would impact these procedures.

Obtaining Additional Information

18	Q:	How can I learn more about FirstEnergy’s operations?
A:

If you received a paper copy of this proxy statement, you can learn more about our operations by reviewing the annual report to shareholders for the year ended December 31, 2018, that is included with the mailing of this proxy statement. If you did not receive a paper copy of this proxy statement, you can view the annual report and other information by visiting www.ReadMaterial.com/FE.

A copy of our latest Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, including the financial statements and the financial statement schedules, will be sent to you, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890. You also can view the Form 10-K by visiting your Company’s website at www.firstenergycorp.com under the tab “Investors,” then by selecting “SEC Filings & Reports.” Information contained on any of the Company or third-party websites referenced above or later in this proxy statement is not deemed to be part of this proxy statement.

96	FirstEnergy Corp. 2019 Proxy Statement

Appendix A

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations Relating to the Replacement of Existing Supermajority Voting Requirements with a Majority Voting Power Threshold as Permitted under Ohio Law

Proposed Amendments to the Articles

AMENDED ARTICLES OF INCORPORATION OF FIRSTENERGY CORP.

***

ARTICLE IX

Subject to any Preferred Stock Designation, to the extent applicable law permits these Amended Articles of Incorporation expressly to provide or permit a lesser vote than a two-thirds vote otherwise provided by law for any action or authorization for which a vote of shareholders is required, including, without limitation, adoption of an amendment to these Amended Articles of Incorporation, adoption of a plan of merger, authorization of a sale or other disposition of all or substantially all of the assets of the Corporation not made in the usual and regular course of its business or adoption of a resolution of dissolution of the Corporation, such action or authorization shall be by ~~such two-thirds vote~~a majority of the voting power of the Corporation and a majority of the voting power of any class entitled to vote as a class on such proposal; ~~unless the Board of Directors of the Corporation shall provide otherwise by resolution, then such action or authorization shall be by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal and a majority of the voting power of any class entitled to vote as a class on such proposal~~ provided, however, this Article IX (and any resolution adopted pursuant hereto) shall not alter in any case any greater vote otherwise expressly provided by any provision of these Articles of Incorporation or the Code of Regulations. For purposes of these Articles of Incorporation, “voting power of the Corporation” means the aggregate voting power of (1) all the outstanding shares of Common Stock of the Corporation and (2) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional, or other special rights and privileges of, and any qualifications, limitations or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.

ARTICLE X

[Reserved]

~~Notwithstanding anything to the contrary contained in these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Article V, Article VI, Article VII, Article VIII or this Article X; provided, however, that Article X shall not alter the voting entitlement of shares that, by virtue of any Preferred Stock Designation, are expressly entitled to vote on any amendment to these Articles of Incorporation.~~

***

A-1

Proposed Amendments to the Regulations

AMENDED CODE OF REGULATIONS OF FIRSTENERGY CORP.

***

DIRECTORS

***

11. Number, Election and Terms of Directors. Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than nine nor more than 16 as may be determined from time to time only (i) by a vote of a majority of the Whole Board, or (ii) by the affirmative vote of the holders of ~~at least 80%~~ a majority of the voting power of the Corporation, voting together as a single class. Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the directors shall be elected by plurality vote of all votes cast at such meeting and shall hold office for a term expiring at the following annual meeting of shareholders and until their successors shall have been elected; provided, that any director elected for a longer term before the annual meeting of shareholders to be held in 2005 shall hold office for the entire term for which he or she was originally elected. Except as may be otherwise provided in any Preferred Stock Designation, directors may be elected by the shareholders only at an annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.

***

13. Removal. Except as may be otherwise provided in any Preferred Stock Designation, any director or the entire Board of Directors may be removed only upon the affirmative vote of the holders of ~~at least 80%~~ a majority of the voting power of the Corporation, voting together as a single class.

***

GENERAL

***

36. Amendments. Except as otherwise provided by law or by the Articles of Incorporation or this Code of Regulations, these Regulations or any of them may be amended in any respect or repealed at any time at any meeting of shareholders or otherwise by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation voting together as a single class, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting. ~~Notwithstanding the foregoing sentence or anything to the contrary contained in the Articles of Incorporation or this Code of Regulations, Regulations 1, 3(a), 9, 11, 12, 13, 14, 31 and 36 may not be amended or repealed by the shareholders, and no provision inconsistent therewith may be adopted by the shareholders, without the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class.~~ Notwithstanding the foregoing provisions of this Regulation 36, no amendment to Regulations 31, 32, or 33 will be effective to eliminate or diminish the rights of persons specified in those Regulations existing at the time immediately preceding such amendment.

A-2

Appendix B

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations to Implement Majority Voting for Uncontested Director Elections

AMENDMENTS TO AMENDED

ARTICLES OF INCORPORATION

OF

FirstEnergy Corp.

ARTICLE XII

Except as may be provided in any Preferred Stock Designation, at each meeting of shareholders at which directors are to be elected, a candidate for director shall be elected only if the votes “for” the candidate exceed the votes “against” the candidate. Abstentions and broker non-votes shall not be counted as votes “for” or “against” a candidate. Notwithstanding the foregoing, if the Board of Directors determines that the number of candidates exceeds the number of directors to be elected, then in that election the candidates receiving the greatest number of votes shall be elected.

AMENDMENTS TO AMENDED

CODE OF REGULATIONS

11.      Number, Election and Terms of Directors. Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than nine nor more than 16 as may be determined from time to time only (i) by a vote of a majority of the Whole Board, or (ii) by the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class. ~~Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the directors shall be elected by plurality vote of all votes cast at such meeting and~~ Directors shall hold office for a term expiring at the following annual meeting of shareholders and until their successors shall have been elected~~; provided, that any director elected for a longer term before the annual meeting of shareholders to be held in 2005 shall hold office for the entire term for which he or she was originally elected~~. Except as may be otherwise provided in any Preferred Stock Designation, directors may be elected by the shareholders only at an annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.

B-1

Appendix C

Proposed Amendment to Amended Code of Regulations to Implement Proxy Access

14.     Nominations of Directors; Election. (a) Except as may be otherwise provided in any Preferred Stock Designation, only persons who are nominated in accordance with this Regulation 14 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Corporation.

(b)     Nominations of persons for election as directors of the Corporation may be made only for elections to be held at an annual meeting of shareholders and only (i) by or at the direction of the Board of Directors or a committee thereof ~~or~~, (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Regulation 14, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Regulation 14 or (iii) by one or more Eligible Shareholders (as defined below) pursuant to and in accordance with Regulation 14(d). All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

(c)     ~~To be timely, a shareholder’s notice~~For nominations of persons for election as directors of the Corporation (other than a nomination for director pursuant to Regulation 14(d)) to be timely, notice delivered by a shareholder who intends to appear in person or by proxy and nominate a person for election as a director of the Corporation at an annual meeting of shareholders (such notice, the “Nomination Notice”) containing the Required Information (as defined below) must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 nor more than 60 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting~~. To be in proper written form, such shareholder’s notice~~ by the Corporation. In no event shall any adjournment or postponement of a shareholders’ meeting, or the public announcement thereof, commence a new time period for the giving of a Nomination Notice as described above, except as required by law.

(d)     The Corporation shall include in its proxy statement and proxy for any annual meeting of shareholders (collectively, the “Proxy Materials”), together with any information required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission and, if the Eligible Shareholder so elects, a Statement (as defined below), the name of any person nominated for election to the Board of Directors (the “Shareholder Nominee”) by a shareholder, or a group of no more than 20 shareholders, who satisfies the requirements of this Regulation 14(d) (an “Eligible Shareholder”) and who expressly elects at the time of providing the written notice required by this Regulation 14(d) to have its nominee included in the Proxy Materials pursuant to this Regulation 14(d). For purposes of any representation, agreement or other undertaking required by this Regulation 14(d), the term “Eligible Shareholder” shall include each member of any group forming an Eligible Shareholder. Such written notice shall consist of a copy of Schedule 14N filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Securities Exchange Act of 1934, as amended, or any successor schedule or form filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Securities Exchange Act of 1934, as amended, or any successor provision, the Required Information and the other information required by this Regulation 14(d) (all such information collectively referred to as the “Proxy Notice”), and such Proxy Notice shall be delivered to the Corporation in accordance with the procedures and at the times set forth in this Regulation 14(d).

(i)     To be timely, the Proxy Notice must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date that the Corporation issued its Proxy Materials for the previous year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the previous year’s annual meeting of shareholders, the Proxy Notice, to be timely, must be delivered to or mailed and received at the principal executive offices of the Corporation not later than (A) 150 calendar days prior to the date of such annual meeting or (B) if the first public announcement of the date of such annual meeting is less than 150 calendar days prior to the date of such annual meeting, 10 calendar days following the day on which public announcement is first made by the Corporation of the date of such meeting.

(ii)     The Corporation shall not be required to include, pursuant to this Regulation 14(d), any Shareholder Nominee in the Proxy Materials (A) for which the Secretary of the Corporation receives a Nomination Notice (whether or not subsequently withdrawn) pursuant to which the nominating shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Regulation 14(c), (B) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Regulations, the Articles of Incorporation of the Corporation, the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed, any applicable state or federal law, rule or regulation, or the Corporation’s publicly disclosed policies and procedures, (C) who is or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) who is a named subject of a pending criminal proceeding or has been convicted in such a criminal proceeding within the past 10 years (excluding traffic violations and other minor offenses) or (E) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or any successor provision.

(iii)     The maximum number of Shareholder Nominees appearing in the Proxy Materials with respect to an annual meeting of shareholders shall not exceed 20% of the number of directors in office as of the last day on which the Proxy Notice may be delivered or received or, if such amount is not a whole number, the closest whole number below 20%, and in any event, not less than two Shareholder Nominees. In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which the Proxy Notice may be delivered or received but before or as of the annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the Proxy Materials shall be calculated based on the number of directors in office as so reduced. Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in Proxy Materials pursuant to this Regulation 14(d) but either are subsequently withdrawn after the last day on which the Proxy Notice may be delivered or received or whom the Board of Directors itself determines to nominate for election shall, for the purposes of this Regulation 14(d)(iii), count as Shareholder Nominees appearing in the Proxy Materials. Each Eligible Shareholder shall rank each Shareholder Nominee it submitted for inclusion in the Proxy Materials and in the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Regulation 14(d) exceeds this maximum number, the highest ranked Shareholder Nominee from the Eligible Shareholder owning the greatest number of shares of stock of the Corporation will be selected for inclusion in the Proxy Materials first, followed by the highest ranked Shareholder Nominee of the Eligible Shareholder holding the next greatest number of shares of stock of the Corporation, and continuing on in that manner until the maximum number of Shareholder Nominees is reached.

(iv)     For purposes of this Regulation 14(d), an Eligible Shareholder shall be deemed to own only those outstanding shares of Common Stock of the Corporation as to which the shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Common Stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, or (y)  hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. Further, for purposes of this Regulation 14(d), an Eligible Shareholder shall be deemed to own shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to recall the shares for voting purposes on no less than five business days’ notice, represents that they will vote such shares at the applicable shareholder meeting and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Common Stock of the Corporation are owned for purposes of this Regulation 14(d) shall be determined by the Board of Directors or a committee thereof, in its reasonable discretion. For the purposes of this Regulation 14(d)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities Exchange Act of 1934, as amended. No shares of stock of the Corporation may be attributed to more than one group constituting an Eligible Shareholder and no shareholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Shareholder. Furthermore, two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one shareholder for purposes of determining Eligible Shareholder status.

(v)     An Eligible Shareholder must have owned 3% or more of the Corporation’s issued and outstanding Common Stock continuously for at least three years (the “Required Shares”) as of each of the date the Proxy Notice is delivered to or received by the Corporation, the date the Proxy Notice is required to be delivered to or received by the Corporation in accordance with this Regulation 14(d) and the record date for determining shareholders entitled to vote at the annual meeting, and must continue to hold the Required Shares through the date of the annual meeting. Within the time period specified in this Regulation 14(d) for delivery of the Proxy Notice, an Eligible Shareholder must provide the following information in writing to the Secretary of the Corporation: (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within three calendar days prior to the date the Proxy Notice is delivered to or received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the date of the annual meeting; (B) the Required Information, together with the written consent of each Shareholder Nominee to being named in the Proxy Statement as a nominee; (C) a representation that (1) the Eligible Shareholder acquired the Required Shares in the ordinary course of business and did not acquire any of the Required Shares with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) the Eligible Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Regulation 14(d), (3) the Eligible Shareholder has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, or any successor provision, in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, (4) that the Shareholder Nominee(s) is or are eligible for inclusion in the Proxy Materials under Regulation 14(d)(ii) and (5) the Eligible Shareholder will not distribute to any shareholder any proxy for the annual meeting other than the form distributed by the Corporation, (D) an undertaking that the Eligible Shareholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (2) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (3) provide to the Corporation prior to the election of directors such additional information as requested with respect thereto, including any other certifications, representations or undertakings as the Corporation may reasonably request, (E) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination, (F) an undertaking that the Eligible Shareholder agrees to immediately notify the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting and (G) in the case of a nomination by an Eligible Shareholder that includes a group of funds whose shares are aggregated for purposes of constituting an Eligible Shareholder, an undertaking that the Eligible Shareholder agrees to provide all documentation and other information reasonably requested by the Corporation to demonstrate that the funds satisfy Regulation 14(d)(iv). If the Eligible Shareholder does not comply with each of the applicable representation, agreements and undertakings set forth in this Regulation 14(d)(v), or the Eligible Shareholder provides information to the Corporation regarding a nomination that is untrue in any material respect or omitted to state a material fact necessary in order to make a statement made, in light of the circumstances under which it was made, not misleading, the Shareholder Nominee(s) nominated by such Eligible Shareholder shall be deemed to have been withdrawn and will not be included in the Proxy Materials.

(vi)      The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Regulation 14(d) is first provided, a written statement (the “Statement”) for inclusion in the Proxy Materials, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy. Notwithstanding anything to the contrary contained in this Regulation 14(d), the Corporation may omit from the Proxy Materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact or would violate any applicable law or regulation. If multiple members of a shareholder group submit a statement for inclusion, the statement received by the Eligible Shareholder owning the greatest number of shares will be selected.

(vii)     On or prior to the date the Proxy Notice is required to be delivered or received by the Corporation as specified in this Regulation 14(d), a Shareholder Nominee must deliver to the Secretary of the Corporation the written questionnaire required of directors and officers. The Shareholder Nominee must also deliver to the Corporation such additional information as the Corporation may request to permit the Board of Directors to determine if the Shareholder Nominee is independent under the rules and listing standards of the principal U.S. exchange upon which the Corporation’s Common Stock is listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of its directors. If the Board of Directors determines in good faith that the Shareholder Nominee is not independent under any of these standards, the Shareholder Nominee will be deemed to have been withdrawn and will not be included in the Proxy Materials. If a Shareholder Nominee or an Eligible Shareholder fails to continue to meet the requirements of this Regulation 14(d) or if the Eligible Shareholder fails to meet the all of the requirements of the notice provisions set forth in Regulation 14(d)(v) or if a Shareholder Nominee dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting of shareholders: (A) the Corporation may, to the extent feasible, remove the name of the Shareholder Nominee and the Statement from its proxy statement, remove the name of the Shareholder Nominee from its form of proxy and/or otherwise communicate to its shareholders that the Shareholder Nominee will not be eligible for nomination at the annual meeting of Shareholders; and (B) the Eligible Shareholder may not name another Shareholder Nominee or, subsequent to the date on which the Proxy Notice is required to be delivered to or received by the Corporation, otherwise cure in any way any defect preventing the nomination of the Shareholder Nominee at the annual meeting of Shareholders. On or prior to the date the Proxy Notice is required to be delivered to or received by the Corporation as specified in this Regulation 14(d), a Shareholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all the Corporation corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other the Corporation policies and guidelines applicable to directors. If the Shareholder Nominee fails to comply with any of the requirements included in this paragraph or this Regulation 14(d), the Shareholder Nominee will be deemed to have withdrawn and will not be included in the Proxy Materials.

(viii)      Notwithstanding the provisions of this Regulation 14(d), unless otherwise required by law or otherwise determined by the Board of Directors, if (A) the Eligible Shareholder or (B) a qualified representative of the Eligible Shareholder does not appear at the applicable annual meeting to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, and no vote on such Shareholder Nominee or Shareholder Nominees will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Regulation 14(d)(viii), to be considered a qualified representative of an Eligible Shareholder, a person must be authorized by a writing executed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the applicable annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the applicable annual meeting.

(ix)     Notwithstanding anything in this Regulation 14(d) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 130 calendar days prior to the first anniversary of the preceding year’s annual meeting, a Proxy Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase and only to the extent the increase in the size of the board increases the number of nominees permitted under Regulation 14(d)(v), if it shall be delivered to or received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

(x)      This Regulation 14(d) shall be the exclusive method for shareholders to include nominees for director in the Corporation’s proxy materials.

(e)     In addition to other information required to be provided pursuant to this Regulation 14, to be in proper written form, each Nomination Notice and Proxy Notice must set forth or include (the following, collectively referred to as the “Required Information”): (i) the name and address, as they appear on the Corporation’s books, of the shareholder or group of shareholders giving ~~the~~such notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder or group of shareholders giving ~~the~~such notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in ~~the~~such notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder or group of shareholders giving ~~the~~such notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder or group of shareholders giving ~~the~~such notice, (B) the beneficial owner on whose behalf ~~the~~such notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or group of shareholders giving ~~the~~such notice; (v) such other information regarding each nominee proposed by the shareholder or group of shareholders giving ~~the~~such notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; ~~and~~ (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected~~.~~ and (vii) in the case of a Proxy Notice, if the Eligible Shareholder so elects, a Statement.

(f)     The presiding officer of any annual meeting ~~may, if the facts warrant,~~shall have the power to determine and declare to the meeting whether a nomination was made in accordance with the procedures prescribed by the Code of Regulations, and if the presiding officer should so determine that ~~a~~such nomination was not made in ~~accordance~~compliance with ~~this~~the Code of Regulations ~~14~~, ~~and if he or she should so determine, he or she will so~~ declare to the meeting~~, and the~~ that no action shall be taken on such nomination and such defective nomination ~~will~~shall be disregarded. Notwithstanding the foregoing provisions of this Regulation 14, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 14.

76 South Main Street

Akron, Ohio 44308

Ebony L. Yeboah-Amankwah

Vice President, Deputy General Counsel, Corporate Secretary & Chief Ethics Officer

April [1], 2019

Dear Shareholder:

You are cordially invited to attend the 2019 FirstEnergy Corp. Annual Meeting of Shareholders on Tuesday, May 21, 2019, at 8:00 a.m., Eastern time, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. If you plan to attend this meeting, you must register in advance. For information on how to register, see “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” of the proxy statement.

As you may recall, you previously consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet instead of receiving paper copies. The annual report, proxy statement and all other proxy material related to the 2019 FirstEnergy Corp. Annual Meeting of Shareholders may be accessed and viewed at www.ViewMaterial.com/FE.

The Notice of Annual Meeting of Shareholders is printed on the back of this letter. The notice and proxy statement contain important information about proxy voting and the business to be conducted at the meeting. We encourage you to read it carefully before voting. Your Board of Directors recommends that you vote “FOR” the election of the nominees in Item 1, “FOR” Items 2 through 6 and “AGAINST” the shareholder proposal, which is Item 7.

Enclosed is your proxy card, which provides instructions to appoint your proxy and vote your shares. We encourage you to take advantage of the Internet or telephone voting options. Instructions regarding Internet and telephone voting are provided on the enclosed proxy card and are available at www.ViewMaterial.com/FE. Please note that since you already have consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet, it is not necessary when voting your shares to again provide consent.

If you wish to receive a paper copy of the annual report and proxy statement with your proxy card in the future, or if you would like a paper copy of this year’s materials, please call Shareholder Services at (800) 736-3402, or call Corporate Election Services at (800) 516-1564 or access the website www.SendMaterial.com and follow the instructions provided, or send an email to papercopy@SendMaterial.com with your 11-digit control number in the email’s subject line.

This notice is being mailed to shareholders on or about April [1], 2019.

Your vote and support are important to us. Thank you in advance for voting promptly.

Sincerely,

Notice of Annual Meeting of Shareholders

Date and Time	Location	Record Date
Tuesday, May 21, 2019 8:00 a.m. ET	John S. Knight Center 77 E. Mill Street Akron, OH 44308	March 22, 2019

Agenda

•	Elect the 11 nominees named in the proxy statement to the Board of Directors to hold office until the 2020 Annual Meeting of Shareholders and until their successors shall have been elected;
•	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019;
•	Approve, on an advisory basis, named executive officer compensation;
•

Approve a management proposal to amend the Company’s Amended Articles of Incorporation, as amended (the “Amended Articles of Incorporation”) and Amended Code of Regulations, as amended (the “Amended Code of Regulations”) to replace existing supermajority voting requirements with a majority voting power threshold;

•	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections;
•	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access;
•	Vote on one shareholder proposal, if properly presented at the Annual Meeting; and
•	Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

Please carefully review this notice, the Company’s Annual Report to Shareholders for the year ended December 31, 2018 (the “2018 Annual Report”) and the proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form or Notice of Internet Availability of Proxy Materials to ensure your representation at the Annual Meeting. Only shareholders of record as of the close of business on March 22, 2019, or their proxy holders, may vote at the Annual Meeting. If you plan to attend the Annual Meeting, you must register in advance. See the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the proxy statement for instructions on how to register.

On behalf of the Board of Directors
Ebony L. Yeboah-Amankwah Vice President, Deputy General Counsel, Corporate Secretary & Chief Ethics Officer Akron, Ohio

This notice and the proxy statement are being mailed or made available to shareholders on or about April [1], 2019.

Important Notice Regarding Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 21, 2019. The proxy statement and the 2018 Annual Report are available at www.ReadMaterial.com/FE.

Important Note Regarding Voter Participation. Please take time to vote your shares!

Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting of Shareholders except for the ratification of PricewaterhouseCoopers LLP as FirstEnergy’s independent registered public accounting firm. Your broker does not have the discretion to vote your shares on any other matters without specific instruction from you to do so.

               Preliminary Copy – Subject to Completion

Electronic Access of Future Proxy Materials
c/o Corporate Election Services P.O. Box 3230 Pittsburgh, PA 15230

To assist us in reducing the cost of mailing proxy materials, you can consent to access all future proxy statements, annual reports and other related materials via the Internet (no paper copies will be mailed unless applicable regulations require delivery of printed proxy materials).  To consent, please follow the instructions provided when you vote by Internet or telephone.

Or, if voting by mail, check the box at the bottom of the reverse side of this proxy card/voting instruction form and return it in the envelope provided.

Your vote must be received by 7:00 a.m., Eastern time, on Tuesday, May 21, 2019, to be counted in the final tabulation, except for participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote must be received by 6:00 a.m., Eastern time, on Monday, May 20, 2019, to be counted in the final tabulation.

Your vote is important!  Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:

Internet Access the Internet site and cast your vote: www.cesvote.com	OR	QR Code Scan with a mobile device	OR	Telephone Call Toll-Free: 1-888-693-8683	OR	Mail Return your proxy card/voting instruction form in the postage-paid envelope provided

If you vote by Internet or telephone, please do not return your proxy card/voting instruction form.

  Please sign and date the proxy card/voting instruction form below and fold and detach at the perforation before mailing.

If you vote by Internet or telephone, please do not return your proxy card/voting instruction form.

Proxy Card/Voting Instruction Form
This proxy card/voting instruction form is solicited by the Board of Directors for the Annual Meeting of Shareholders on May 21, 2019

The undersigned appoints Ebony L. Yeboah-Amankwah and Daniel M. Dunlap as proxies with the power to appoint their substitutes; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 21, 2019, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio at 8:00 a.m., Eastern time, or at any adjournment or postponement thereof; and authorizes them to vote, at their discretion, on other business that properly may come before the meeting.

If applicable, as a participant and “named fiduciary” in the FirstEnergy Corp. Savings Plan, this form also serves as voting instructions to State Street Bank and Trust Company, as Trustee for shares held in the Plan.  The Trustee will vote all shares as instructed by Plan participants, and the shares for which the Trustee does not receive timely voting instructions will be voted by the Trustee in the same proportion as the shares held under the Plan for which the Trustee receives voting instructions.

Date:

Signature

Signature

Sign above as name(s) appear on this proxy card/voting instruction form.  If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

Please date, sign and mail promptly if you are not voting by telephone or Internet.

ADMISSION CARD

If you plan to attend the Annual Meeting, you must register in advance by following the instructions included in the “Questions and Answers about the Annual Meeting” section of the proxy statement.  Also, if you plan to attend the Annual Meeting, please follow the related instructions when voting by telephone or Internet, or if voting by mail, check the box at the bottom of this proxy card/voting instruction form and return it in the envelope provided.

Please bring this card if you choose to attend the Annual Meeting.

FirstEnergy Corp.

Annual Meeting of Shareholders

Tuesday, May 21, 2019, at 8:00 a.m. Eastern time

John S. Knight Center

77 E. Mill Street, Akron, OH

For personal use of the named shareholder(s) – not transferable.

If you registered to attend the Annual Meeting, please present this card at the reception desk upon arrival and please bring a valid form of government-issued photo identification for admission to the Annual Meeting.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, please ensure your shares are represented at the meeting by promptly voting by telephone or Internet or by returning your proxy card/voting instruction form in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 21, 2019.  FirstEnergy Corp.’s proxy statement and 2018 Annual Report are available at www.ReadMaterial.com/FE.

   Please sign and date the proxy card/voting instruction form below and fold and detach at the perforation before mailing.

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct.  If you do not specify your choices, your shares will be voted FOR all the nominees listed in Item 1, FOR Items 2-6 and AGAINST Item 7.

Your Board of Directors recommends a vote FOR all the nominees listed in Item 1 and FOR Items 2-6.

1.	Election of Directors:	☐ FOR all nominees listed below (except as indicated to the contrary below)		☐ WITHHOLD AUTHORITY to vote for all nominees listed below

	Nominees:	(01) Michael J. Anderson	(02) Steven J. Demetriou	(03) Julia L. Johnson		(04) Charles E. Jones
		(05) Donald T. Misheff	(06) Thomas N. Mitchell	(07) James F. O’Neil III		(08) Christopher D. Pappas
		(09) Sandra Pianalto	(10) Luis A. Reyes	(11) Leslie M. Turner
To withhold authority to vote for individual nominee(s), write the name(s) or number(s) on the line below:

2.	Ratify the Appointment of the Independent Registered Public Accounting Firm			☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Approve, on an Advisory Basis, Named Executive Officer Compensation			☐	FOR	☐	AGAINST	☐	ABSTAIN
4.

Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Replace Existing Supermajority Voting Requirements with a Majority Voting Power Threshold

				☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Implement Majority Voting for Uncontested Director Elections			☐	FOR	☐	AGAINST	☐	ABSTAIN
6.	Approve a Management Proposal to Amend the Company’s Amended Code of Regulations to Implement Proxy Access			☐	FOR	☐	AGAINST	☐	ABSTAIN
Your Board of Directors recommends a vote AGAINST Item 7.
7.	Shareholder Proposal Requesting Implementation of Simple Majority Voting			☐	FOR	☐	AGAINST	☐	ABSTAIN
☐

Check this box if you consent to accessing, in the future, the annual report, proxy statement and any other related material via the Internet (no paper copies will be mailed unless applicable regulations require delivery of printed proxy materials).

☐	If you plan to attend the Annual Meeting in-person on May 21, 2019, in Akron, Ohio, check this box to register in advance.

SIGN ON THE REVERSE SIDE.

ADMISSION CARD If you plan to attend the Annual Meeting, you must register in advance by following the instructions included in the “Questions and Answers about the Annual Meeting” section of the proxy statement. Also, if you plan to attend the Annual Meeting, please follow the related instructions when voting by telephone or Internet, or if voting by mail, check the box at the bottom of this proxy card/voting instruction form and return it in the envelope provided. Please bring this card if you choose to attend the Annual Meeting. FirstEnergy Corp. Annual Meeting of Shareholders Tuesday, May 21, 2019, at 8:00 a.m. Eastern time John S. Knight Center 77 E. Mill Street, Akron, OH For personal use of the named shareholder(s) – not transferable. If you registered to attend the Annual Meeting, please present this card at the reception desk upon arrival and please bring a valid form of government-issued photo identification for admission to the Annual Meeting. your vote is important Regardless of whether you plan to attend the Annual Meeting of Shareholders, please ensure your shares are represented at the meeting by promptly voting by telephone or Internet or by returning your proxy card/voting instruction form in the enclosed envelope. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 21, 2019. FirstEnergy Corp.’s proxy statement and 2018 Annual Report are available at www.ReadMaterial.com/FE. ê Please sign and date the proxy card/voting instruction form below and fold and detach at the perforation before mailing. ê When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Item 1, FOR Items 2-6 and AGAINST Item 7. Your Board of Directors recommends a vote FOR all the nominees listed in Item 1 and FOR Items 2-6. 1.Election of Directors:☐FOR all nominees listed below☐WITHHOLD AUTHORITY (except as indicated to the contrary below)to vote for all nominees listed below Nominees:(01) Michael J. Anderson(02) Steven J. Demetriou(03) Julia L. Johnson(04) Charles E. Jones (05) Donald T. Misheff(06) Thomas N. Mitchell(07) James F. O’Neil III(08) Christopher D. Pappas (09) Sandra Pianalto(10) Luis A. Reyes(11) Leslie M. Turner To withhold authority to vote for individual nominee(s), write the name(s) or number(s) on the line below: 2.Ratify the Appointment of the Independent Registered Public Accounting Firm ☐FOR☐AGAINST☐ABSTAIN 3.Approve, on an Advisory Basis, Named Executive Officer Compensation ☐FOR☐AGAINST☐ABSTAIN 4.Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Replace Existing Supermajority Voting Requirements with a Majority Voting Power Threshold ☐FOR☐AGAINST☐ABSTAIN 5.Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Implement Majority Voting for Uncontested Director Elections ☐FOR☐AGAINST☐ABSTAIN 6.Approve a Management Proposal to Amend the Company’s Amended Code of Regulations to Implement Proxy Access ☐FOR☐AGAINST☐ABSTAIN Your Board of Directors recommends a vote AGAINST Item 7. 7.Shareholder Proposal Requesting Implementation of Simple Majority Voting ☐FOR☐AGAINST☐ABSTAIN qCheck this box if you consent to accessing, in the future, the annual report, proxy statement and any other related material via the Internet (no paper copies will be mailed unless applicable regulations require delivery of printed proxy materials). qIf you plan to attend the Annual Meeting in-person on May 21, 2019, in Akron, Ohio, check this box to register in advance. sign on the reverse side.